As filed with the Securities and Exchange Commission on August 26, 2024.

Registration No. 333-274857

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

–––––––––––––––––––––

AMENDMENT NO. 9
TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_____________________

Trident Digital Tech Holdings Ltd
(Exact Name of Registrant as Specified in Its Charter)

–––––––––––––––––––––

Not Applicable
(Translation of Registrant’s Name into English)

_____________________

Cayman Islands	7389	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

Suntec Tower 3,
8 Temasek Boulevard Road, #24-03
Singapore, 038988
+65 6513 6868
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

_____________________

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(800) 221-0102

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

_____________________

Copies to:

Stephanie Tang, Esq. Hogan Lovells 11th Floor, One Pacific Place 88 Queensway Road Hong Kong +852 2219 0888	Ross David Carmel, Esq. Barry P. Biggar, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas 31st Floor New York, NY 10036 +1 212 930 9700

–––––––––––––––––––––

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

____________

†        The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement on Form F-1 (File No. 333-274857) contains disclosure that will be circulated as two separate final prospectuses, as set forth below.

•        Public offering prospectus. A prospectus (the “Public Offering Prospectus”) to be used for the public offering of 1,800,000 American depositary shares representing 14,400,000 Class B ordinary shares of the Registrant (the “Public Offering ADSs”) through the underwriter named on the cover page of the Public Offering Prospectus.

•        Resale prospectus. A prospectus (the “Resale Prospectus”) to be used for the offer and potential resale by the selling shareholder identified in this registration statement (the “Selling Shareholder”) of 3,125,000 American depositary shares representing 25,000,000 Class B ordinary shares of the Registrant (the “Shareholder ADSs”). The Selling Shareholder owns Class B ordinary shares of the Registrant prior to this offering, which will be converted into Shareholder ADSs effective immediately prior to the effective time of this registration statement.

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

•        it contains different outside and inside front covers and back cover pages; among other things, the identification of the underwriter and related compensation for the Public Offering ADSs will only be included in the Public Offering Prospectus and the Shareholder ADSs will be listed on the outside and inside front covers of the Resale Prospectus without identification of the underwriter and related compensation information;

•        it contains different “Offering” sections in the Prospectus Summary section relating to the offering of the Public Offering ADSs and the Shareholder ADSs, as applicable; such Offering section included in the Public Offering Prospectus will summarize the offering of the Public Offering ADSs and such Offering section included in the Resale Prospectus will summarize the offering of the Shareholder ADSs;

•        it contains different “Use of Proceeds” sections, with the Use of Proceeds section included in the Resale Prospectus only indicating that the Registrant will not receive any proceeds from the sale of the Shareholder ADSs by the Selling Shareholder that occur pursuant to this registration statement;

•        it does not contain the Capitalization and Dilution sections included in the Public Offering Prospectus;

•        a “Selling Shareholder” section is only included in the Resale Prospectus;

•        the “Underwriting” section from the Public Offering Prospectus is not included in the Resale Prospectus and the “Plan of Distribution” section is included only in the Resale Prospectus; and

•        the “Legal Matters” section in the Resale Prospectus on page Alt-5 deletes the reference to counsel for the underwriter.

The Registrant has included in this registration statement a set of alternate pages after the back-cover page of the Public Offering Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the Registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the Selling Shareholder.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (Subject to Completion)
Dated August 26, 2024.

1,800,000 American Depositary Shares

Trident Digital Tech Holdings Ltd

_____________________

Representing	14,400,000	Class B Ordinary Shares

_____________________

This is the initial public offering of American depositary shares, or ADSs, of Trident Digital Tech Holdings Ltd. We are offering on a firm commitment basis 1,800,000 ADSs representing 14,400,000 Class B ordinary shares (the “Public Offering ADSs”). Infinite Partner International Limited (the “Selling Shareholder”) is also offering 3,125,000 ADSs representing 25,000,000 Class B ordinary shares (the “Shareholder ADSs”) to be sold in the offering pursuant to a prospectus (the “Resale Prospectus”) which forms a part of the registration statement of which this prospectus also forms a part.

Prior to this offering of the Public Offering ADSs, there has been no public market for our ADSs or our Class B ordinary shares. We anticipate that the initial public offering price per ADS in this offering will be between US$5.00 and US$7.00. We have submitted an application to list the ADSs on the Nasdaq Capital Market under the symbol “TDTH.” We cannot guarantee that we will be successful in listing our ADSs on the Nasdaq Capital Market; however, we will not complete this offering unless we are so listed.

No sales of the Shareholder ADSs shall occur until after the closing of the offering of the Public Offering ADSs. Once, and if, our ADSs are listed on the Nasdaq Capital Market and there is an established market for these resale shares, the Shareholder ADSs may be sold at prevailing market prices, prices related to prevailing market prices or at privately negotiated prices. We will not receive any of the proceeds from the sale of the Shareholder ADSs by the Selling Shareholder.

Following the completion of this offering of the Public Offering ADSs and the offering of the Shareholder ADSs by the Selling Shareholder pursuant to the Resale Prospectus, our issued and outstanding share capital will consist of 50,000,000 Class A ordinary shares and 466,364,286 Class B ordinary shares, assuming no exercise of the underwriter’s over-allotment option. Mr. Soon Huat Lim will beneficially own all of our issued Class A ordinary shares and will be able to exercise 92.4% of the total voting power of our issued and outstanding share capital immediately following the completion of this offering, assuming no exercise of the underwriter’s over-allotment option. As a result, Mr. Soon Huat Lim will have the ability to control or significantly influence the outcome of matters requiring approval by shareholders. Holders of Class A ordinary shares and Class B ordinary shares have the same rights except for voting and conversion rights. Each Class A ordinary share is entitled to sixty votes and is convertible into one Class B ordinary share, and each Class B ordinary share is entitled to one vote. Class A ordinary shares may be converted into the same number of Class B ordinary shares by the holders thereof at any time, while Class B ordinary shares are not convertible into Class A ordinary shares under any circumstances. Upon any sale, transfer, assignment or disposition of any Class A ordinary shares by a holder thereof to any person who is not an affiliate of Mr. Soon Huat Lim, such Class A ordinary shares will be automatically and immediately converted into the same number of Class B ordinary share. See “Description of Share Capital.” Immediately following the completion of this offering of the Public Offering ADSs and the offering of the Shareholder ADSs by the Selling Shareholder pursuant to the Resale Prospectus, we will be a “controlled company” within the meaning of the Nasdaq Stock Market Rules. See “Principal Shareholders” and “Risk Factor — Risks Related to the ADSs and this Offering — We will be a “controlled company” under the Nasdaq Stock Market Rules upon the completion of this offering and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.”

We are an “emerging growth company” under applicable U.S. federal securities laws and are eligible for reduced public company reporting requirements.

–––––––––––––––––––––

Investing in our ADSs involves risks. See “Risk Factors” beginning on page 11.

PRICE US$            PER ADS

–––––––––––––––––––––

	Per ADS	Total(2)
Initial public offering price of the Public Offering ADSs	US$	US$
Underwriting discounts and commissions(1)	US$	US$
Proceeds, before expenses, to us	US$	US$

____________

(1)      See “Underwriting” for additional disclosure regarding underwriting compensation payable by us.

(2)      Assumes that the underwriter does not exercise any portion of the over-allotment option.

We expect our total cash expenses for this offering of the Public Offering ADSs (including cash expenses payable to our underwriter for its out-of-pocket expenses) to be approximately US$            , exclusive of the above discounts and commissions. In addition, we will pay additional items of value in connection with this offering of the Public Offering ADSs that are viewed by the Financial Industry Regulatory Authority, or FINRA, as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See “Underwriting.”

Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the Public Offering ADSs against payment in U.S. dollars to purchasers on or about            , 2024.

WallachBeth Capital, LLC

Prospectus dated            , 2024

[Page intentionally left blank for graphics]

You should rely only on the information contained in this prospectus or in any related free writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or in any related free writing prospectus. We are offering to sell, and seeking offers to buy, the ADSs only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the ADSs.

Neither we nor the underwriter has taken any action to permit a public offering of the ADSs outside the United States or to permit the possession or distribution of this prospectus or any filed free writing prospectus outside the United States. Persons outside the United States who come into possession of this prospectus or any filed free writing prospectus must inform them about and observe any restrictions relating to the offering of the ADSs and the distribution of this prospectus or any filed free writing prospectus outside the United States.

Until             , 2024 (the 25th day after the date of this prospectus), all dealers that buy, sell or trade ADSs, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

i

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements appearing elsewhere in this prospectus, especially our consolidated financial statements and the related notes and sections titled “Risk Factors,” “Business,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” This prospectus contains information from an industry report commissioned by us and prepared by Frost & Sullivan, an independent research firm, to provide information regarding our industry and our market position in Singapore, Southeast Asia and globally. We refer to this report as the Frost & Sullivan Report.

Overview

We are a leading digital transformation enabler in the small and medium enterprise, or the SME segment of the e-commerce enablement and digital optimizing services market in Singapore. We offer business and technology solutions which are designed to optimize our clients’ experiences with their customers by driving digital adoption and self-service.

We started our journey in 2014 as a full-service information technology company headquartered in Singapore. Since then, we recognized and captured the opportunities arising from the global fast-growing digital adoption trend in various industries and rapidly developed as a leading digital transformation enabler in the SME segment of e-commerce enablement and digital optimizing services market in Singapore. According to the Frost & Sullivan Report, among the Singapore-based companies who have been approved to participate in the SMEs Go Digital program led by Infocomm Media Development Authority, a statutory board under the Singapore Ministry of Communications and Information of the Republic of Singapore, we ranked fourth, contributing to 1.5% of the SME segment of the e-commerce enablement and digital optimizing services market in Singapore in 2022.

The SMEs Go Digital program is to provide SMEs in Singapore with a variety of digital solutions and services, such as e-commerce platforms, digital marketing tools, and data analytics software. The program also offers government grants to eligible SMEs to subsidize the costs, driving digital adoptions.

Our clients and prospective clients are faced with transformative business opportunities due to advances in software and computing technology. These organizations are dealing with the challenge of having to reinvent their core products, services, processes and systems rapidly and position themselves as “digitally enabled.” The journey to the digital future requires not just an understanding of new technologies and new ways of working, but a deep appreciation of existing technology landscapes, business processes and practices. We have been a navigator for our clients as they ideate, plan and execute on their journey to a digital future through our solutions and services, comprising:

•        Business consulting:    We support clients to define and deliver technology-enabled transformations of their business. Equipped with the complete value chain approach, our suite of offerings ranges from brand proposition, multi-channel commerce and digital marketing to improve customer experience and increase customer acquisition, to insights and real-time predictive analysis for efficient decision-making and optimizing processes.

•        IT customization:    We offer solutions and services to plan, design, operate, optimize and transform business processes. We support clients to get the best value from technology by developing an IT strategy, optimizing applications and infrastructure, implementing IT operating models, and governing their technical architecture for reliability and security.

We provide customized solutions and services that address the specific needs of clients in our strategic vertical markets. Our primary vertical industries include e-commerce, food and beverage, fintech, healthcare and service, wholesale and retail that are fast-growing and have increasing level of digitalization potentials. Our configurable technology integrates seamlessly into our clients’ systems, empowering our clients to manage, improve their businesses and to win. As of December 31, 2023, we served over 200 clients across our core verticals such as food and beverage, wholesale and retail.

Digital technology continues to impact our world through its transformative capability and pervasive impact. Our management believes we have a successful track record of applying our proprietary technologies to respond to changing business needs and evolving client demands. Leveraging such experiences, we launched a Web 3.0 e-commerce platform whereby customers and merchants can transact in a transparent and secure way, or Tridentity, in December 2023. We believe Tridentity addresses a massive market opportunity today and provides us with an attractive runway for growth. According to the Frost & Sullivan Report, the market size of global Web 3.0-enabled e-commerce is expected to reach US$189.3 billion and US$1,587.4 billion in 2023 and 2027, respectively, representing a CAGR of 70.2% from 2023 to 2027.

Our success in helping our clients brand, position, optimize and grow their businesses has allowed us to achieve significant growth. For the years ended December 31, 2023 and 2022, we generated revenue of approximately US$1.48 million and US$1.26 million, respectively. Revenue from IT customization and business consulting accounted for 77.9% and 21.7% of our total revenue for the year ended December 31, 2023 respectively; accounted for 50.2% and 49.8% of our total revenue for the year ended December 31, 2022 respectively. We incurred net losses of approximately US$4.77 million and US$1.13 million for the years ended December 31, 2023 and 2022, respectively.

Our Strengths

We believe the following strengths have contributed to our continued success:

•        leading digital transformation enabler in the SME segment of the e-commerce enablement and digital optimizing services market in Singapore;

•        proprietary technology architecture;

•        unique perspective and efficient operational capabilities; and

•        our seasoned and visionary management team with international perspective.

Our Strategies

We intend to further grow our business by pursuing the following strategies:

•        capitalize on a generational shift to Web 3.0;

•        expand and grow our client base;

•        broaden our geographical reach; and

•        selectively pursue strategic acquisitions.

Summary of Risk Factors

Investing in our ADSs involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our ADSs. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors.”

Risks Related to Our Business and Industry

•        Our rapid growth may not be sustainable or indicative of our future growth. Our business could be harmed if we fail to manage our infrastructure to support future growth.

•        Substantially all of our revenues are generated by sales to clients in our targeted verticals, and factors, including Singapore and global market and economic conditions, that adversely affect the applicable industry could also adversely affect us.

•        If we are not able to introduce new features or services successfully and to make enhancements to our solutions and services, our business and results of operations could be adversely affected.

•        We may face intense competition, which could limit our ability to maintain or expand market share within our industry, and if we do not maintain or expand our market share, our business, financial condition, and operating results will be harmed.

•        We expect fluctuations in our operating results, making it difficult to project future results, and if we fail to meet the expectations of securities analysts or investors with respect to our operating results, the market price of our ADSs could decline.

•        Our business, financial condition, and results of operations are subject to risks associated with rising interest rates, which could negatively impact our ability to maintain the current financing and obtain additional financing.

•        We might not implement our growth strategies successfully which would limit our growth and cause the market price of our ADS to decline.

•        Interruptions or performance problems associated with our infrastructure may adversely affect our business, results of operations and financial condition.

•        We depend on the reliable performance of Internet infrastructure, bandwidth providers, data center providers, cloud providers, mobile infrastructure, and other third parties.

•        Our business generates and processes a large amount of consumer data, and the improper use, collection or disclosure of such data could subject us to significant reputational, financial, legal and operational consequences.

•        Failure to protect our intellectual property or proprietary rights could substantially harm our business and results of operations.

•        We are subject to cybersecurity risks with respect to operational systems, security systems, infrastructure, and customer data processed by us or third-party vendors or suppliers and any material failure, weakness, interruption, cyber event, incident or breach of security could prevent us from effectively operating our business.

•        We rely on the performance of senior management team and highly skilled personnel; if we are unable to retain or motivate key personnel or hire, retain and motivate qualified personnel, our business would be harmed.

•        The estimates of market opportunity and forecasts of market growth included in this prospectus may prove to be inaccurate, and even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rates, if at all.

•        We may be subject to legal proceedings in the ordinary course of our business. If the outcomes of these proceedings are adverse to us, it could have a material adverse effect on our business, results of operations, and financial condition.

Risks Related to the Jurisdictions Where We Operate

•        Any adverse changes in the political, economic, legal, regulatory taxation or social conditions in the jurisdictions that we operate in or intend to expand our business may have a material adverse effect on our operations, financial performance and future growth.

•        We are exposed to risks in respect of acts of war, terrorist attacks, epidemics, political unrest, natural disasters, adverse weather and other uncontrollable events.

Risks Related to our ADSs and This Offering

•        An active trading market for our ordinary shares or our ADSs may not develop and the trading price for our ADSs may fluctuate significantly.

•        We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

•        Our dual-class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class B ordinary shares and ADSs may view as beneficial.

•        We will be a “controlled company” under the Nasdaq Stock Market Rules upon the completion of this offering and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

•        As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Stock Market Rules.

•        There may be substantial sales of our ADSs by the Selling Shareholder after the effective date of the registration statement of which this prospectus forms a part, which could have a material adverse effect on the price of our ADSs after this offering (see the disclosure beginning on page 35 of this Public Offering Prospectus).

Corporate History and Structure

We commenced our operations in 2014 through Quality Zone Technologies Pte. Ltd., a company incorporated in Singapore, to offer services and solutions to operate, optimize and transform business processes. In May 2022, we established Trident Digital Tech Pte. Ltd., a company incorporated in Singapore, to expand our business in Web 3.0 e-commerce.

In June and July 2023, to facilitate our financing and listing opportunities outside Singapore, we established Trident Digital Tech Holdings Ltd, our holding company incorporated under the laws of the Cayman Islands. Shortly following its incorporation, Trident Digital Tech Holdings Ltd acquired 100% interest in Quality Zone Technologies Pte. Ltd. and then Quality Zone Technologies Pte. Ltd. acquired 100% interest in Trident Digital Tech Pte. Ltd. as part of our reorganization.

Upon the completion of the reorganization, Quality Zone Technologies Pte. Ltd. became a wholly-owned subsidiary of Trident Digital Tech Holdings Ltd and Trident Digital Tech Pte. Ltd. became a wholly-owned subsidiary of Quality Zone Technologies Pte. Ltd.

The diagram below illustrates our corporate structure as of the date of this prospectus:

Trident Digital Tech Holdings Ltd
(Cayman Islands)
100%
Quality Zone Technologies Pte. Ltd.
(Singapore)
100%
Trident Digital Tech Pte. Ltd.
(Singapore)
Equity Interest

Implication of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. Pursuant to the JOBS Act, we have elected to take advantage of the benefits of this extended transition period for complying with new or revised accounting standards. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of this offering of the Public Offering ADSs; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our ADSs that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being a Controlled Company

Upon the completion of this offering of the Public Offering ADSs and the offering of the Shareholder ADSs by the Selling Shareholder pursuant to the Resale Prospectus, Mr. Soon Huat Lim, our founder, chairman of board of directors and chief executive officer will beneficially own 48.7% of our total issued and outstanding ordinary shares, representing 92.4% of the total voting power, assuming no exercise of the underwriter’s over-allotment option. As a result, Mr. Soon Huat Lim will have the ability to control or significantly influence the outcome of matters requiring approval by shareholders. As a result, we will be a “controlled company” as defined under the Nasdaq Stock Market Rules because Mr. Lim will hold more than 50% of the voting power for the election of directors. As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. If we rely on these exemptions, including an exemption from the requirement that a majority of our board of directors must be independent directors, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. See “Risk Factors — Risks Relating to Our ADSs and This Offering — We will be a “controlled company” under the Nasdaq Stock Market Rules upon the completion of this offering and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.” Even if we cease to be a controlled company, we may still rely on exemptions available to foreign private issuers, including being able to adopt home country practices in relation to corporate governance matters and an exemption from the requirement that a majority of our board of directors must be independent directors. See the section of this prospectus captioned “— Implications of Being a Foreign Private Issuer.”

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers. Moreover, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Stock Market Rules corporate governance listing standards. See “Risk Factors — Risks Related to Our ADSs and This Offering — As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Stock Market Rules.”

Corporate Information

Our principal executive office is located at Suntec Tower 3, 8 Temasek Boulevard Road, #24-03, Singapore, 038988. Our telephone number at this address is +65 6513 6868. Our registered office in the Cayman Islands is located at the Office of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Investors should contact us for any inquiries through the address and telephone number of our principal executive offices. Our website is https://tridentity.me. The information contained on our website is not a part of this prospectus.

Conventions That Apply To This Prospectus

Except where the context otherwise requires and for purposes of this prospectus only:

•        “ADRs” refers to the American depositary receipts that evidence our ADSs;

•        “ADSs” refers to our American depositary shares, each of which represents eight Class B ordinary shares;

•        “CAGR” refers to compound annual growth rate;

•        “Class A ordinary shares” refers to our Class A ordinary shares, par value US$0.00001 per share;

•        “Class B ordinary shares” refers to our Class B ordinary shares, par value US$0.00001 per share;

•        “GDP” refers to gross domestic product;

•        “IMDA” refers to Infocomm Media Development Authority, a statutory board under the Singapore Ministry of Communications and Information of the Republic of Singapore;

•        “ordinary shares” refers to our Class A and Class B ordinary shares, par value US$0.00001 per share;

•        “QZT” refers to Quality Zone Technologies Pte. Ltd., a company incorporated in Singapore, and a direct wholly-owned subsidiary of our Company;

•        “Relevant Resale Shares” means the 1,925,000 ADSs of the 3,125,000 ADSs representing 25,000,000 Class B ordinary shares of the Company held by Infinite Partner International Limited, or the Selling Shareholder, and being subject to a lock-up agreement between the Selling Shareholder and the underwriter for the offering of the Public Offering ADSs, that are being registered pursuant to the Resale Prospectus;

•        “S$” or “SGD” refers to the Singapore dollar, the legal currency of Singapore;

•        “SEC” refers to the United States Securities and Exchange Commission;

•        “Singapore” refers to the Republic of Singapore;

•        “SME” refers to small and medium enterprises;

•        “Southeast Asia” refers to the Brunei Darussalam, the Kingdom of Cambodia, the Republic of Indonesia, the Lao People’s Democratic Republic, the Federation of Malaysia, the Republic of the Union of Myanmar, the Republic of the Philippines, the Republic of Singapore, the Kingdom of Thailand, the Democratic Republic of Timor-Leste and the Socialist Republic of Vietnam;

•        “Trident Singapore” refers to Trident Digital Tech Pte. Ltd., a company incorporated in Singapore, and an indirect wholly-owned subsidiary of our Company;

•        “US$”, “$,” “dollars,” or “U.S. dollars” refers to the legal currency of the United States;

•        “U.S. GAAP” refers to generally accepted accounting principles in the United States; and

•        “we,” “us,” “our company,” the “Company,” “Trident Cayman” and “our” refer to Trident Digital Tech Holdings Ltd, a Cayman Islands company and its subsidiaries.

Substantially all of our revenues and expenditures are denominated in SGD, whereas our reporting currency is the U.S. dollar. This prospectus contains translations of SGD into U.S. dollars solely for the convenience of the reader. Unless otherwise stated, all translations of SGD into U.S. dollars in this prospectus were made at the rate of SGD1.3193 to US$1.00, the noon buying rate on December 29, 2023, as set forth in the H.10 statistical release of the U.S. Federal Reserve Board. We make no representation that the SGD or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or SGD, as the case may be, at any particular rate or at all.

THE OFFERING

Offering price	We expect that the initial public offering price will be between US$5.00 and US$7.00 per ADS.
ADSs offered by us	1,800,000 ADSs.
Over-allotment option	We have granted to the underwriters an option, which is exercisable within 45 days from the date of this prospectus, to purchase up to 270,000 additional ADSs.
ADSs outstanding immediately after this offering

1,800,000 ADSs, excluding an aggregate of 3,125,000 Shareholder ADSs to be sold by the Selling Shareholder pursuant to the Resale Prospectus, and assuming that the underwriter does not exercise its over-allotment option.

Ordinary shares outstanding immediately after this offering	50,000,000 Class A ordinary shares and 466,364,286 Class B ordinary shares, assuming that the underwriter does not exercise its over-allotment option.
The ADSs

Each ADS represents eight Class B ordinary shares, par value US$0.00001 per share. The ADSs generally are uncertificated.

The depositary will hold the Class B ordinary shares underlying your ADSs and you will have rights as provided in the deposit agreement.

If we declare dividends on our Class B ordinary shares, the depositary will pay you the cash dividends and other distributions it receives on our Class B ordinary shares, after deducting its fees and expenses in accordance with the terms set forth in the deposit agreement.

You may surrender your ADSs to the depositary in exchange for our Class B ordinary shares. The depositary will charge you fees for any exchange. We may amend or terminate the deposit agreement without your consent. If you continue to hold your ADSs, you agree to be bound by the deposit agreement as amended.

To better understand the terms of the ADSs, you should carefully read the “Description of American Depositary Shares” section of this prospectus. You should also read the deposit agreement, which is filed as an exhibit to the registration statement that includes this prospectus.

Use of proceeds

We estimate that we will receive net proceeds of approximately US$8.13 million from this offering of the Public Offering ADSs, after deducting the underwriting discounts, commissions, non-accountable expense allowance and estimated offering expenses payable by us and assuming an initial public offering price of US$6.00 per ADS, being the mid-point of the estimated range of the initial public offering price shown on the front cover of this prospectus.

We plan to use the net proceeds we receive from this offering of the Public Offering ADSs to invest in research and development, the Singapore market, and for general corporate purposes. We will not receive any proceeds from the sale of the Shareholder ADSs by the Selling Shareholder pursuant to the Resale Prospectus. See “Use of Proceeds” for additional information.

Lock-up

Each of us and any successors of us will agree, for a period of three months from the closing of the offering, not to sell, transfer or otherwise dispose of any capital securities (or underlying securities) of the Company without the express written consent of the underwriter, which consent may be given or withheld in the underwriter’s sole discretion.

Our directors, officers and holders of more than 5% of the Company’s outstanding ordinary shares as of the effective date of the registration statement are expected to enter into lock-up agreements with the underwriter not to sell, transfer, or dispose of any Class B ordinary shares for a period of up to six months after this offering of the Public Offering ADSs is completed.

The Selling Shareholder is expected to enter into a lock-up agreement with the underwriter not to sell, transfer, or dispose of any Relevant Resale Shares for a period of up to six months after this offering of the Public Offering ADSs is completed. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Risk factors	See “Risk Factors” and other information included in this prospectus for a discussion of the risks you should carefully consider before investing in the ADSs.
Listing	We have applied to have the ADSs listed on the Nasdaq Capital Market under the symbol “TDTH.”
Payment and settlement	The Public Offering ADSs are expected to be delivered against payment on , 2024. They will be registered in the name of a nominee of The Depository Trust Company, or DTC.
Depositary	Citibank, N.A.

The number of ordinary shares that will be issued and outstanding immediately after this offering:

•        is based on 501,964,286 issued and outstanding ordinary shares as of the date of this prospectus;

•        includes 14,400,000 Class B ordinary shares in the form of ADSs that we will issue and sell in this offering, assuming no exercise of the underwriter’s over-allotment option; and

•        excludes ordinary shares issuable upon exercise of our outstanding options, ordinary shares reserved for future issuances under our 2023 Equity Incentive Plan, and ordinary shares that are treated as treasury stock for accounting purposes and are subject to forfeiture if vesting conditions are not met.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following summary consolidated statements of operations data and summary consolidated cash flow data for the years ended December 31, 2023 and 2022 and summary consolidated balance sheet data as of December 31, 2023 and 2022 have been derived from our audited consolidated financial statements included elsewhere in this prospectus.

Our consolidated financial statements are prepared and presented in accordance with accounting principles generally accepted in the United States of America, or U.S. GAAP. Our historical results are not necessarily indicative of results expected for future periods. You should read this Summary Consolidated Financial Data section together with our consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

The following table presents our summary consolidated statements of operations data for the periods indicated.

	For the years ended December 31,
	2023	2022
Net revenue	$1,483,109	$1,262,899
Cost of revenue	(1,216,916)	(1,000,689)
Gross profit	266,193	262,210
Operating expenses:
Selling expenses	(555,280)	(241,344)
General and administrative expenses	(3,888,501)	(989,774)
Research and development expenses	(586,419)	(287,578)
Total operating expenses	(5,030,200)	(1,518,696)
Other (expenses)/income, net:
Financial expenses, net	(46,619)	(4,786)
Other income	36,539	136,576
Total other (expenses)/income, net	(10,080)	131,790
Loss before income tax expense	(4,774,087)	(1,124,696)
Income tax expenses	—	(4,793)
Net loss	(4,774,087)	(1,129,489)
Other comprehensive income/(loss):
Foreign currency translation adjustment	222,279	(37,482)
Total comprehensive loss	(4,551,808)	(1,166,971)
Weighted average number of Ordinary Shares – basic and diluted*	454,940,744	410,205,000
Basic and diluted loss per ordinary share	(0.01)	(0.00)

The following table presents our summary consolidated balance sheet data as of the dates indicated.

	As of December 31,
	2023	2022
Cash	$1,808,603	$945,265
Accounts receivable	2,198	47,547
Contract cost assets	341,808	268,509
Amounts due from related parties	337,920	—
Deferred offering costs	1,046,187	—
Prepaid expenses and other current assets	451,217	141,851
Total current assets	3,987,933	1,403,172
Total assets	$5,829,943	$3,003,972
Total current liabilities	2,012,025	2,639,900
Total liabilities	3,397,293	4,328,759
Total shareholders’ equity/(deficit)	2,432,650	(1,324,787)
Total liabilities and equity	$5,829,943	$3,003,972

The following table presents our selected consolidated statements of cash flow data for the periods indicated.

	For the years ended December 31,
	2023	2022
Net cash used in operating activities	$(4,942,098)	$(609,946)
Net cash used in investing activities	(139,757)	(73,885)
Net cash provided by financing activities	5,902,303	1,378,257
Effect of exchange rate changes	42,890	(22,754)
Net change in cash	863,338	671,672
Cash, at beginning of year	945,265	273,593
Cash, at end of year	$1,808,603	$945,265

RISK FACTORS

An investment in our ADSs involves significant risks. You should carefully consider all of the information in this prospectus, including the risks and uncertainties described below, before making an investment in our ADSs. Any of the following risks could have a material adverse effect on our business, financial condition, and results of operations. In any such case, the market price of our ADSs could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

Our rapid growth may not be sustainable or indicative of our future growth.

Our recent rapid growth may not be sustainable or indicative of our future growth. Even though the number of clients who use our solutions has grown rapidly in recent years, there can be no assurance that we will be able to attract new clients or retain existing clients. In future periods, our revenues could grow more slowly than in recent periods or decline for a number of reasons, including any reduction in demand for our solutions and services, increase in competition, limited ability to, or our decision not to, increase pricing, or our failure to capitalize on growth opportunities. We have encountered in the past, and will encounter in the future, risks and uncertainties frequently experienced by growing companies in new and rapidly changing markets. If our assumptions regarding these risks and uncertainties, which we use to plan and operate our business, are incorrect or change, or if we do not address these risks successfully, our operating and financial results could differ materially from our expectations, our growth rates may slow and our business would suffer.

Our business could be harmed if we fail to manage our infrastructure to support future growth.

The rapid growth we have experienced in our business places significant demands on our operational infrastructure. The scalability and flexibility of our solutions and services depend on the functionality of our technology and network infrastructure and its ability to handle increased traffic and demand for bandwidth. The growth in the number of clients and their customers using our solutions and services has increased the amount of data that we process. Any problems with the transmission of increased data could result in harm to our brand or reputation. Moreover, as our business grows, we will need to devote additional resources to improving our operational infrastructure and continuing to enhance its scalability in order to maintain the performance of our solutions and services, including client support, risk and compliance operations, and other solutions services. Any failure of or delay in these efforts could result in service interruptions, impaired system performance, and reduced client satisfaction. If sustained or repeated, these performance issues could reduce the attractiveness of our solutions and services to our clients and could result in lost client opportunities and higher attrition rates, any of which could hurt our revenue growth, client loyalty and our reputation. Even if our efforts to scale our business are successful, they will be expensive and complex, and require the dedication of significant management time and attention. We could also face inefficiencies or service disruptions as a result of our efforts to scale our internal infrastructure. We cannot be sure that the expansion and improvements to our internal infrastructure will be effectively implemented on a timely basis, if at all, and such failures could adversely affect our business, operating results, and financial condition.

Substantially all of our revenues are generated by sales to clients in our targeted verticals, and factors, including Singapore and global market and economic conditions, that adversely affect the applicable industry could also adversely affect us.

Currently, substantially all of our sales are to clients in the e-commerce, food and beverage, fintech, healthcare and service, wholesale and retail industries. Demand for our solutions could be affected by factors that are unique to and adversely affect our targeted verticals. For example, changes in applicable laws and regulations could significantly impact the software functionality demanded by our clients and require us to expend significant resources to ensure our solutions continue to meet their evolving needs. In addition, other industry-specific factors, such as industry consolidation or the introduction of competing technology, could lead to a significant reduction in the number of clients that use our solutions within a particular vertical or the services demanded by these clients.

Further, general worldwide economic conditions remain unstable, making it difficult for our clients and us to forecast and plan future business activities accurately. Adverse changes in global economic and political conditions could result in significant decreases in demand for our solutions, including the delay or cancellation of current or anticipated projects, and reduction in IT spending by our clients and potential clients, or could present difficulties in collecting accounts receivables from our clients due to their deteriorating financial condition. Our existing clients may be acquired by or merged into other entities that use our competitors’ solutions and services, or they may decide to terminate their relationships with us for other reasons. As a result, our ability to generate revenues from our clients could be adversely affected by specific factors that affect these industries.

If we are not able to introduce new features or services successfully and to make enhancements to our solutions and services, our business and results of operations could be adversely affected.

Our ability to attract new clients and increase revenue from existing clients depends in part on our ability to enhance and improve our solutions and to introduce new features and services. For example, we introduced Tridentity, our Web 3.0-enabled e-commerce platform whereby customers and merchants can transact in a transparent and secure way, in December 2023. To grow our business and remain competitive, we must continue to enhance our solutions and develop features that reflect the constantly evolving nature of technology and our clients’ needs. The success of our solutions, enhancements or developments depends on several factors: our anticipation of market changes, demands, and software features, including timely solution introduction and conclusion, sufficient client demand, cost effectiveness in our solution and service development efforts and the proliferation of new technologies that are able to deliver competitive offerings at lower prices, more efficiently, more conveniently or more securely.

In addition, because our solutions are designed to operate with a variety of systems, applications, data, and devices, we will need to continuously modify and enhance our solutions to keep pace with changes and updates in such systems. We may not be successful in developing these modifications and enhancements. Furthermore, the addition of features to our solutions will increase our research and development expenses. Any new features that we develop may not be introduced in a timely or cost-effective manner or may not achieve the market acceptance necessary to generate sufficient revenue to justify the related expenses. It is difficult to predict client adoption of new features. Such uncertainty limits our ability to forecast our future results of operations and subjects us to several challenges, including our ability to plan for and model future growth. If we cannot address such uncertainties and successfully develop new features, enhance our solutions, or otherwise overcome technological challenges and competing technologies, our business and results of operations could be adversely affected.

Our solutions, services or pricing models may not accurately reflect the optimal pricing necessary to attract new clients and retain existing clients as the market matures.

As the market for our solutions and services matures, or as competitors introduce new solutions and services that compete with ours, we may be unable to attract new clients at the same price or based on the same pricing models as we have used historically. We price our solutions and services based on an enterprise size basis with enterprise-wide access to our solutions and services or based on the number of individual users, and therefore, pricing decisions may also impact the mix of adoption among our solutions and services and negatively impact our overall revenues. Further, pricing pressures and increased competition generally could result in reduced sales, reduced margins, losses, or the failure of our solutions and services to achieve or maintain more widespread market acceptance, any of which could harm our business, results of operations, and financial condition. In the future, we may be required to reduce our prices or develop new pricing models, which could adversely affect our revenues, gross margin, profitability, financial position, and cash flow.

If we fail to adapt and respond effectively to rapidly changing technology, evolving industry standards and regulations, and changing business needs, requirements, or preferences, our solutions and services may become less competitive, and our growth rate could decline.

The market for our solutions is relatively new and subject to ongoing technological change, evolving industry standards, shifting laws and regulations, and changing client and customer needs, requirements, and preferences. The success of our business will depend, in part, on our ability to adapt and respond effectively to these changes on a timely basis, including launching new solutions. The success of any new solutions, or any enhancements or modifications to existing solutions, depends on several factors, including the timely completion, introduction, and market acceptance of such solutions, enhancements and modifications. If we are unable to enhance our solutions or develop new solutions that keep pace with technological and regulatory change and achieve market acceptance, or if new technologies emerge that are able to deliver competitive solutions at lower prices, more efficiently, more conveniently or more securely than our solutions, our business, operating results and financial condition would be adversely affected. Furthermore, modifications to our existing solutions or technology will increase our research and development expenses. Any of the foregoing could reduce the demand for our services, result in client dissatisfaction and adversely affect our business.

If we fail to offer high-quality client support, if we experience complaints regarding our client support or if our support is more expensive than anticipated, our business and reputation could suffer.

Clients rely on our client support services to resolve issues and realize the full benefits provided by our solutions and services. High-quality support is also important to maintain and drive further adoption by our existing clients and their customers. Certain of our solutions provide client support to clients primarily over email, with some additional support provided over chat and through our solutions. If we do not help our clients and their customers quickly resolve issues and provide effective ongoing support, or if our support personnel or methods of providing support are insufficient to meet the needs of our clients and their customers, our ability to retain clients, increase adoption by our existing clients and acquire new clients could suffer, and our reputation with existing or potential clients could be harmed. In addition, client complaints or negative publicity about our client service could diminish confidence in and use of our solutions or services. Effective client service requires significant expenses, which, if not managed properly, could negatively impact our profitability. If we are not able to meet the client support needs of our clients and their customers during the hours that we currently provide support, we may need to increase our support coverage and provide additional support by other means and methods, which may reduce our profitability.

Real or perceived errors, failures or bugs in our solutions could adversely affect our business, results of operations, financial condition, and growth prospects.

Our solutions are complex, and therefore, undetected errors, failures or bugs have occurred in the past and may occur in the future. Our solutions are often used in IT environments with different operating systems, system management software, applications, devices, databases, servers, storage, middleware, custom and third-party applications and equipment and networking configurations, which has in the past caused, and may in the future cause, errors or failures in the IT environment into which our solutions are deployed. This diversity increases the likelihood of errors or failures in those IT environments. Despite testing by us, real or perceived errors, failures or bugs may not be found until our clients use our solutions. Real or perceived errors, failures or bugs in our solutions could result in negative publicity, loss of or delay in market acceptance of our solutions and harm our brand, weakening of our competitive position, claims by clients for losses sustained by them or failure to meet the stated service level commitments in our client agreements. In such an event, we may be required, or may choose, for client relations or other reasons, to expend significant additional resources in order to help correct the problem. Any errors, failures or bugs in our solutions could impair our ability to attract new clients, retain existing clients or expand their use of our solutions, which would adversely affect our business, results of operations and financial condition.

We may face intense competition, which could limit our ability to maintain or expand market share within our industry, and if we do not maintain or expand our market share, our business, financial condition, and operating results will be harmed.

We may face intense competition, which could limit our ability to maintain or expand market share within our industry, and if we do not maintain or expand our market share our business, financial condition, and operating results will be harmed. The market for digital solutions and Web 3.0-enabled e-commerce is highly fragmented. As costs fall and technology improves, increased market saturation may change the competitive landscape in favor of competitors with greater scale than we currently possess.

Some of our competitors have greater name recognition, longer operating histories and significantly greater resources than we do. As a result, our competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards, or client requirements. In addition, current and potential competitors have established, and may in the future establish, cooperative relationships with vendors of complementary solutions, technologies or services to increase the availability of their solutions and services to the marketplace. Accordingly, new competitors or alliances may emerge that have greater market share, larger client bases, more widely adopted proprietary technologies, greater marketing expertise, greater financial resources and larger sales forces than we have, which could put us at a competitive disadvantage.

Further, in light of these advantages, even if our solutions and services are more effective than the offerings of our competitors, current or potential clients might accept our competitors’ offerings in lieu of purchasing our solutions and services.

We also compete on the basis of price. We may be subject to pricing pressures as a result of, among other things, competition within the industry, consolidation of our clients, government action, and financial stress experienced by our clients. If our pricing experiences significant downward pressure or clients acquire or develop competing solutions and services, our business will be less profitable and our results of operations will be adversely affected.

We cannot be certain that we will be able to retain our current clients or expand our client base in this competitive environment. If we do not retain current clients or expand our client base, or if we have to renegotiate existing contracts, our business, financial condition, and results of operations will be harmed. If one or more of our competitors or potential competitors were to merge or partner with another of our competitors, the change in the competitive landscape could also adversely affect our ability to compete effectively and could harm our business, financial condition, and results of operations.

We have incurred net losses on an annual basis since we were founded, anticipate increasing our operating expenses in the future, and may not achieve or sustain profitability.

We have incurred net loss of approximately US$4.77 million and US$1.13 million in 2023 and 2022, respectively. We must generate and sustain higher revenue levels in future periods to become profitable, and, even if we do, we may not be able to maintain or increase our profitability. We expect to continue to incur losses for the foreseeable future as we expend substantial financial and other resources on, among other things:

•        sales and marketing, including expanding our direct sales team and online marketing programs;

•        investments in the development of new solutions and new features for, and enhancements of, our existing services;

•        expansion of our operations and infrastructure organically and through acquisitions and strategic partnerships; and

•        general administration, including legal, risk management, accounting, and other expenses related to being a public company.

These expenditures may not result in additional revenues or the growth of our business. Accordingly, we may not be able to generate sufficient revenues to offset our expected cost increases and achieve and sustain profitability. If we fail to achieve and sustain profitability, the market price of our ADSs could decline.

Our operating expenses may increase substantially in the foreseeable future as we continue to expend financial resources to grow our business, including to build new solutions and add features and functionality to existing solutions; expand our salesforce and marketing to win new clients; expand into new verticals; pursue strategic acquisitions or strategic investments; improve our technology infrastructure, including systems architecture, scalability, availability, performance and network security; comply with laws and regulations; purchase directors’ and officers’ liability insurance for public companies; and invest in general administration, including increased legal and accounting expenses associated with being a public company. The increased costs associated with these and other investments we may make in our business may fail to generate the expected benefits. If we are unable to increase our revenue at a rate sufficient to offset the expected increase in our costs, our business, operating results, and financial condition will be harmed, and we may not be able to achieve or, if achieved, maintain profitability over the long term.

Public company operations may prove to be more expensive than we currently anticipate, and we may not succeed in increasing our revenue sufficiently to offset these higher expenses. As a result, we may need to raise additional capital through equity and debt financings in order to fund our operations. If we are unable to effectively manage these risks and difficulties as we encounter them, our business, financial condition, and results of operations may suffer and your investment may be further diluted.

We expect fluctuations in our operating results, making it difficult to project future results, and if we fail to meet the expectations of securities analysts or investors with respect to our operating results, the market price of our ADSs could decline.

Our rapid growth makes it difficult for us to forecast our future operating results. Our operating results have fluctuated in the past and are expected to fluctuate in the future due to a variety of factors, many of which are outside of our control. As a result, our past results may not be indicative of our future performance.

In addition to the other risks described herein, factors that may affect our operating results include the following:

•        fluctuations in demand for our digital solutions and e-commerce offerings;

•        our ability to attract new clients and retain and increase adoption by our existing clients;

•        changes in client preference for cloud-based services as a result of security breaches in the industry or privacy concerns, or other security or reliability concerns regarding our solutions;

•        changes in client budgets and in the timing of their budget and billing cycles and purchasing decisions;

•        changes in the implementation timeline of our solutions with new clients;

•        potential and existing clients choosing our competitors’ solutions or developing their own solutions in-house;

•        the development or introduction of new solutions that are easier to use or more advanced than our current solutions;

•        the adoption or retention of more entrenched or rival services in the markets where we compete or plan to compete;

•        our ability to control costs, including our operating expenses;

•        the amount and timing of payment for operating expenses, particularly research and development and sales and marketing expenses;

•        the amount and timing of non-cash expenses, including share-based compensation, goodwill impairments and other non-cash charges;

•        the amount and timing of costs associated with recruiting, training and integrating new employees, and retaining and motivating existing employees;

•        the effects of acquisitions and their integration;

•        general economic conditions (including inflation), as well as economic conditions specifically affecting industries in which our clients operate;

•        the impact of new accounting pronouncements;

•        changes in the competitive dynamics of our markets;

•        security breaches of, technical difficulties with, or interruptions to, the delivery and use of our solutions from our technology vendors, and/or our own developed technology; and

•        awareness of our brand and our reputation in our target markets.

Any of these and other factors, or the cumulative effect of some of these factors, may cause our operating results to vary significantly. In addition, we expect to incur significant additional expenses due to the increased costs of operating as a public company. If the assumptions used to plan our business are incorrect, our revenue may fail to meet our expectations and we may fail to meet profitability expectations. Further, if our operating results fall below the expectations of investors and securities analysts who follow our ADSs, the market price of our ADSs could decline substantially, and we could face costly lawsuits, including securities class action lawsuits.

We have in the past, and may in the future, incur indebtedness that could adversely affect our financial flexibility and expose us to risks that could materially adversely affect our liquidity and financial condition.

As of December 31, 2023, we had approximately US$0.25 million of outstanding principal amount of the term loans under our existing credit facility at interest rates which are subject to market fluctuation. These term loans gradually mature in 2024 to 2027. Our indebtedness and related obligations could have important future consequences to us, such as:

•        limiting our ability to borrow additional amounts to fund capital expenditures, acquisitions, debt service requirements, execution of our growth strategy and other purposes;

•        limiting our ability to make investments, including acquisitions, loans and advances, and to sell, transfer or otherwise dispose of assets;

•        requiring us to dedicate a substantial portion of our cash flow from operations to pay principal and interest on our borrowings, which would reduce availability of our cash flow to fund working capital, capital expenditures, acquisitions, execution of our growth strategy and other general corporate purposes;

•        placing us at a competitive disadvantage compared with our competitors that have less debt; and

•        exposing us to risks inherent in interest rate fluctuations if our future borrowings are at variable rates of interest, which could result in higher interest expense in the event of increases in interest rates.

In addition, we may not be able to generate sufficient cash flow from our operations to repay our future indebtedness when it becomes due and to meet our other cash needs. If we are not able to pay our borrowings under future indebtedness as they become due, we will be required to pursue one or more alternative strategies, such as selling assets, refinancing or restructuring our indebtedness or selling additional debt or equity securities. We may not be able to refinance our future debt or sell additional debt or equity securities or our assets on favorable terms, if at all, and if we must sell our assets, it may negatively affect our business, financial condition and results of operations. In addition, we may be subject to prepayment penalties depending on when we repay our future indebtedness, which amounts could be material.

Our business, financial condition, and results of operations are subject to risks associated with rising interest rates, which could negatively impact our ability to maintain the current financing and obtain additional financing.

We are exposed to interest rate risk while we have bank loans. Although interest rates for our loans are about fixed for the terms of the loans, the interest rates are subject to change upon renewal. Additionally, we may need to raise additional financing to support our operations, which could include equity or debt financing, in the immediate and near term. Rising interest rates would negatively impact our ability to obtain such financing on commercially reasonable terms or at all. Recently, due to the fixed interest rates in our terms of loans, our borrowing costs have not increased. However, we cannot predict the ultimate impact on our business of any prolonged or continued interest rate increases. To the extent we are required to obtain financing at higher borrowing costs to support our operations, we may be unable to offset such costs through price increases, other cost control measures, or other means. Any attempts to offset cost increases with price increases may result in reduced sales, increased customer dissatisfaction, or otherwise harm our reputation.

We might not implement our growth strategies successfully which would limit our growth and cause the market price of our ADS to decline.

Our future profitability will depend, in part, on our ability to implement successfully our growth strategies. We expect to invest substantial amounts to:

•        expand our Tridentity offerings;

•        build new solutions and add features and functionality to existing solutions;

•        grow our salesforce and marketing to win new clients;

•        expand relationships with our existing clients;

•        expand into new verticals and markets;

•        pursue strategic acquisitions or strategic investments;

•        improve our technology infrastructure, including systems architecture, scalability, availability, performance and network security; and

•        comply with regulatory requirements and risk management.

Our investment in these programs will affect adversely our short-term profitability. This would impact revenues adversely and cause our business to suffer.

If we are unsuccessful in entering new market segments or further penetrating our existing market segments, our revenue or revenue growth could be materially adversely affected.

Our future results depend, in part, on our ability to successfully penetrate new markets, as well as to expand further into our existing markets. In order to grow our business, we may expand to other project-focused markets in which we may have less experience. Expanding into new markets requires both considerable investment and coordination of technical, support, sales, marketing and financial resources.

Our current or future solutions and services may not appeal to potential clients in new or existing markets. If we are unable to execute upon this element of our business strategy and expand into new markets or maintain and increase our market share in our existing markets, our revenue or revenue growth may be materially adversely affected.

While we continually add functionality to our existing solutions and services and add additional solutions through acquisitions to address the specific needs of both existing clients and new clients, we may be unsuccessful in developing appropriate or complete solutions, pursuing effective services and solution development and marketing strategies, or integrating acquired services and solutions with our existing portfolio.

We may in the future acquire or invest in companies, which may divert our management’s attention and result in additional dilution to our shareholders. We may be unable to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions.

Our success will depend, in part, on our ability to grow our business in response to changing technologies, client demands and competitive pressures. In some circumstances, we may choose to do so through the acquisition of businesses and technologies rather than through internal development. The identification of suitable acquisition candidates can be difficult, time-consuming and costly, and we may not be able to successfully complete identified acquisitions. The risks we face in connection with acquisitions include:

•        an acquisition may negatively affect our results of operations because it may require us to incur charges or assume substantial debt or other liabilities, may cause adverse tax consequences or unfavorable accounting treatment, may expose us to claims and disputes by shareholders and third parties, including intellectual property claims and disputes, or may not generate sufficient financial return to offset additional costs and expenses related to the acquisition;

•        we may encounter difficulties or unforeseen expenditures in integrating the business, technologies, solutions, personnel or operations of any company that we acquire, particularly if key personnel of the acquired company decide not to work for us;

•        we may not be able to realize anticipated synergies;

•        an acquisition may disrupt our ongoing business, divert resources, increase our expenses, and distract our management;

•        we may encounter challenges integrating the employees of the acquired company into our company culture;

•        we may encounter difficulties in, or may be unable to, successfully sell any acquired business;

•        our use of cash to pay for acquisitions would limit other potential uses for our cash;

•        if we incur debt to fund any acquisitions, such debt may subject us to material restrictions on our ability to conduct our business financial maintenance covenants; and

•        if we issue a significant amount of equity securities in connection with future acquisitions, existing shareholders may be diluted and earnings per share may decrease.

The occurrence of any of these risks could have an adverse effect on our business, results of operations and financial condition.

In particular, we may fail to assimilate or integrate the businesses, technologies, services, personnel or operations of the acquired companies, retain key personnel necessary to favorably execute the combined companies’ business plan, or retain existing clients or sell acquired services to new clients. Additionally, the assumptions we use to evaluate acquisition opportunities may not prove to be accurate, and intended benefits may not be realized. Our due diligence investigations may fail to identify all of the problems, liabilities or other challenges associated with an acquired business which could result in increased risk of unanticipated or unknown issues or liabilities, including with respect to competition and other regulatory matters, and our mitigation strategies for such risks that are identified may not be effective. As a result, we may not achieve some or any of the benefits, including anticipated synergies or accretion to earnings, that we expect to achieve in connection with our acquisitions, or we may not accurately anticipate the fixed and other costs associated with such acquisitions, or the business may not achieve the performance we anticipated, which may materially adversely affect our business, prospects, financial condition, results of operations, cash flows, as well as the market price of our ADSs. Further, if we fail to achieve the expected synergies from our acquisitions and alliances, particularly if business performance declines or expected growth is not realized, we may experience impairment charges with respect to goodwill, intangible or other long-lived assets. Any future impairment of our goodwill or intangible or other long-lived assets could have an adverse effect on our financial condition and results of operations.

Interruptions or performance problems associated with our infrastructure may adversely affect our business, results of operations and financial condition.

Our continued growth depends in part on the ability of our existing clients and new clients to access our solutions at any time and within an acceptable amount of time. We have in the past, and may in the future, experience service disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes or failures, human or software errors, malicious acts, terrorism or capacity constraints. Capacity constraints could be due to a number of potential causes including technical failures, natural disasters, fraud or security attacks. Our disaster recovery planning cannot account for all eventualities. In some instances, we may not be able to identify and/or remedy the cause or causes of these performance problems within an acceptable period of time. It may become increasingly difficult to maintain and improve our performance as our solutions and client implementations become more complex. If our solutions or services are unavailable or if our clients are unable to access features of our solutions and services within a reasonable amount of time or at all, or if other performance problems occur, our business, results of operations and financial conditions may be adversely affected.

We depend on the reliable performance of Internet infrastructure, bandwidth providers, data center providers, cloud providers, mobile infrastructure, and other third parties.

Our brand, reputation, and ability to attract customers to our platform depend on the reliable performance of Internet infrastructure, bandwidth providers, data center providers, cloud providers, mobile infrastructure, and other third parties. As our range of services and the number of platform users expand, our need for additional network capacity and computing power will also grow. Operating our underlying technology systems is expensive and complex, and we could experience operational failures from time to time. If we experience interruptions or failures in these systems, whether due to system failures, computer viruses, physical or electronic break-ins, attacks on domain name servers or other third parties on which we rely, or any other reason, the security and availability of our solutions and services could be affected. Any such event could cause us to incur additional costs, result in delays in our solutions and services, cause detrimental harm to our brand and reputation, and/or create a loss in confidence of our clients who use our solutions or services or the third party service providers whom we work with, resulting in a material adverse effect on our business, prospects, financial condition and results of operations.

Our business generates and processes a large amount of consumer data, and the improper use, collection or disclosure of such data could subject us to significant reputational, financial, legal and operational consequences.

We regularly collect, store and use client information and personal data in the course of our business and marketing activities. The collection and use of personal data is governed by the various data privacy and protections laws and regulations in the jurisdictions we operate, and we are required to comply with applicable laws, rules and regulations relating to the collection, use, storage, transfer, disclosure and security of personal data. We face risks inherent in handling and protecting a large amount of data that our business generates and processes from the significant number of transactions our platform facilitates, such as protecting the data hosted on our system against attacks on our system or fraudulent behavior or improper use by our employees. Although we employ comprehensive security measures to prevent, detect, address, and mitigate these risks (including access controls, data encryption, vulnerability assessments, and maintenance of backup and protective systems), these threats may still materialize. If any of our security measures are compromised, information of our clients or other data belonging to our clients maybe misappropriated or publicly disseminated, which may result in enforcement action being taken against us by the relevant data protection regulatory bodies, such as fines, revocation of licenses, suspension of relevant operations or other legal or administrative penalties. Furthermore, any failure or perceived failure by us or our business partners to comply with all applicable data privacy and protection laws and regulations may result in negative publicity, which may, in turn, damage our reputation, cause clients to lose trust and confidence in us, and stop using our solutions or services altogether. We may also incur significant costs to remedy such security breaches, such as repairing any system damage and compensation to clients and business partners. If any of these risks were to materialize, it could have a material adverse effect on our business and results of operations.

Additionally, privacy regulations continue to evolve and, occasionally, may be inconsistent from one jurisdiction to another. Compliance with applicable privacy regulations may increase our operating costs. If we fail to comply with any of the applicable laws and regulations, depending on the type and severity of any such violation, we may be subject to, amongst others, warnings from relevant authorities, imposition of fines and/or criminal liability, being ordered to close down our business operations and/or suspension of relevant licenses and permits. As a result, our reputation may be harmed and our business, prospects, financial condition and results of operations could be materially and adversely affected.

Failure to protect our intellectual property or proprietary rights could substantially harm our business and results of operations.

Our success and ability to compete depends in part on our intellectual property. As of December 31, 2023, we have one registered trademark in Singapore. See “Business — Intellectual Property.” Any use of trademarks by third parties which are similar or identical to ours may also result in imitation of our platform, which may adversely affect our business, prospects, financial condition and results of operation.

We seek to protect our proprietary technology and intellectual property primarily through a combination of intellectual property laws as well as confidentiality procedures and contractual restrictions. Our employees are subject to confidentiality obligations under the terms of their respective employment contracts. However, there can be no assurance that these measures are effective, or that infringement of our intellectual property rights by other parties does not exist now or will not occur in the future. In addition, our intellectual property rights may not be adequately protected because other parties may still misappropriate, copy or reverse engineer our technology despite our internal governance processes or the existence of laws or contracts prohibiting it, and policing unauthorized use of our intellectual property may be difficult, expensive and time consuming, and we may be unable to determine the extent of any unauthorized use.

To protect our intellectual property rights and maintain our competitiveness, we may file lawsuits against parties who we believe are infringing upon our intellectual property rights. Such proceedings may be costly and may divert management attention and other resources away from our business. In certain situations, we may have to bring lawsuits in various jurisdictions, in which case we are subject to additional risks as to the result of the proceedings and the amount of damages that we can recover. Any of our intellectual property rights may also be challenged by others or invalidated through administrative processes or litigations. We can provide no assurance that we will prevail in such litigations, and, even if we do prevail, we may not obtain a meaningful relief. Any inability to adequately protect our proprietary rights may have a material negative impact on our ability to compete, to generate revenue and to grow our business. Under such circumstances, our business, prospects, financial condition and results of operations would be materially and adversely affected.

We rely on certain technology and software licensed from third parties.

As part of our business, we employ certain technology and software licensed from third parties, such as Amazon Web Services and Tencent. We typically do not enter into long-term agreements for the licensing of such software and tools, and the license agreements are typically on subscription and short-term bases. Accordingly, there is no assurance that such third parties will continue to extend such licenses to us after the expiry of the current license period, and if such licenses are renewed, whether such renewals will be on terms favorable to us. Although we believe that there are commercially reasonable alternatives to the third-party software we currently license, this may not always be the case, or it may be difficult or costly to replace. Any failure to maintain the existing licenses or to obtain new licenses on favorable terms or at all may cause a disruption to our platform and service offerings.

In addition, we may be susceptible to undetected errors or defects in the third-party software or technology, which would in turn impair the usage of our technology, disrupt our platform operations and delay or impede our service offerings to clients. This may cause merchants and clients to lose confidence in our platform and also cause damage to our reputation, which would in turn adversely affect our business, prospects, financial condition and results of operations.

Some of our services and technologies may use “open source” software, which may restrict how we use or distribute our services or require that we release the source code of certain solutions subject to those licenses.

Some of our solutions and services may incorporate software licensed under so-called “open source” licenses. In addition to risks related to license requirements, usage of open source software can lead to greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties or controls on origin of the software. Additionally, some open source licenses require that source code subject to the license be made available to the public and that any modifications to or derivative works of open source software continue to be licensed under open source licenses. These open source licenses typically mandate that proprietary software, when combined in specific ways with open source software, become subject to the open source license. If we combine our proprietary solutions in such ways with certain open source software, we could be required to release the source code of our proprietary solutions.

We take steps to ensure that our proprietary solutions are not combined with, and do not incorporate, open source software in ways that would require our proprietary solutions to be subject to many of the restrictions in an open source license. However, the manner in which these licenses may be interpreted and enforced is subject to some uncertainty. Additionally, we rely on software programmers to design our proprietary technologies, and although we take steps to prevent our programmers from including objectionable open source software in the technologies and software code that they design, write and modify, we do not exercise complete control over the development efforts of our programmers and we cannot be certain that our programmers have not incorporated such open source software into our proprietary solutions and technologies or that they will not do so in the future. In the event that portions of our proprietary technology are determined to be subject to an open source license, we could be required to publicly release the affected portions of our source code, re-engineer all or a portion of our technologies, or otherwise be limited in the licensing of our technologies, each of which could reduce or eliminate the value of our services and technologies and materially and adversely affect our business, results of operations and prospects.

We are subject to cybersecurity risks with respect to operational systems, security systems, infrastructure, and customer data processed by us or third-party vendors or suppliers and any material failure, weakness, interruption, cyber event, incident or breach of security could prevent us from effectively operating our business.

We are at risk for interruptions, outages and breaches of operational systems, including business, financial, accounting, product development, data processing or production processes, owned by us or our third-party vendors or suppliers; facility security systems, owned by us or our third-party vendors or suppliers; or customer data that we process or our third-party vendors or suppliers process on our behalf. Such cyber incidents could materially disrupt operational systems; result in loss of intellectual property, trade secrets or other proprietary or competitively sensitive information; compromise certain information of customers, employees, suppliers, or others; jeopardize the security of our facilities; or affect the performance of our solutions and services. A cyber incident could be caused by disasters, insiders (through inadvertence or with malicious intent) or malicious third parties (including nation-states or nation-state supported actors) using sophisticated, targeted methods to circumvent firewalls, encryption and other security defenses, including hacking, fraud, trickery or other forms of deception. The techniques used by cyber attackers change frequently and may be difficult to detect for long periods of time. Although we maintain information technology measures designed to protect us against intellectual property theft, data breaches and other cyber incidents, such measures will require updates and improvements, and we cannot guarantee that such measures will be adequate to detect, prevent or mitigate cyber incidents. The implementation, maintenance, segregation and improvement of these systems requires significant management time, support and cost. Moreover, there are inherent risks associated with developing, improving, expanding and updating current systems, including the disruption of our data management, procurement, production execution, finance, supply chain and sales and service processes. These risks may affect our ability to manage our data and inventory, procure parts or supplies or produce, sell, deliver and service our solutions, adequately protect our intellectual property or achieve and maintain compliance with, or realize available benefits under, applicable laws, regulations and contracts. We cannot be sure that the systems upon which we rely, including those of our third-party vendors or suppliers, will be effectively implemented, maintained or expanded as planned. If we do not successfully implement, maintain or expand these systems as planned, our operations may be disrupted, our ability to accurately and timely report our financial results could be impaired, and deficiencies may arise in our internal control over financial reporting, which may impact our ability to certify our financial results. Moreover, our proprietary information or intellectual property could be compromised or misappropriated and our reputation may be adversely affected. If these systems do not operate as we expect them to, we may be required to expend significant resources to make corrections or find alternative sources for performing these functions.

A significant cyber incident could impact production capability, harm our reputation, cause us to breach our contracts with other parties or subject us to regulatory actions or litigation, any of which could materially affect our business, prospects, financial condition and operating results.

We rely on the performance of senior management team and highly skilled personnel; if we are unable to retain or motivate key personnel or hire, retain and motivate qualified personnel, our business would be harmed.

We believe our success has depended, and continues to depend, on the efforts and talents of our senior management team, particularly our chief executive officer, Mr. Soon Huat Lim, and our chief technology officer, Mr. Poh Kiong Tan, highly skilled team members, including our software engineers, professional consultants and sales personnel. We do not maintain key man insurance on any of our executive officers or key employees. From time to time, there may be changes in our senior management team resulting from the termination or departure of our executive officers and key employees. Many members of our senior management team could terminate their employment with us by providing a notice period of three months or making a compensation equivalent of their salaries during the required notice period in lieu of notice. The loss of any of our senior management could adversely affect our ability to build on the efforts they have undertaken and to execute our business plan, and we may not be able to find adequate replacements. We cannot ensure that we will be able to retain the services of any members of our senior management.

We compete with a number of technology companies to attract and retain software developers with specialized experience in designing, developing, and managing our solutions and services, including our cloud-based software, as well as for skilled developers, engineers and information technology and operations professionals who can successfully implement and deliver our solutions and services. Additionally, we believe that our future growth will depend on the development of our go-to-market strategy and the continued recruiting, retention, and training of our sales teams, including their ability to obtain new clients and to manage our existing client base. Our ability to expand geographically depends, in large part, on our ability to attract, retain and integrate managers to lead the local business and employees with the appropriate skills. Similarly, our profitability depends on our ability to effectively utilize personnel with the right mix of skills and experience to perform services for our clients, including our ability to transition employees to new assignments on a timely basis. Many of the companies with which we compete for experienced personnel have greater resources than we have. We may incur significant costs to attract, train and retain such personnel, and we may lose new employees to our competitors or other technology companies before we realize the benefit of our investment after recruiting and training them. Also, to the extent that we hire personnel from competitors, we may be subject to allegations that such personnel have been improperly solicited or have divulged proprietary or other confidential information. If we are unable to attract, integrate and retain qualified personnel, or if there are delays in hiring required personnel, our business would be adversely affected.

The estimates of market opportunity and forecasts of market growth included in this prospectus may prove to be inaccurate, and even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rates, if at all.

The estimates of market opportunity and forecasts of market growth included in this prospectus may prove to be inaccurate. Market opportunity estimates and growth forecasts included in this prospectus, including those we have generated ourselves, are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate, including the risks described herein. While these numbers are based on what we believe to be reasonable calculations for the applicable periods of measurement, there are inherent challenges in measuring such information. Even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rates, if at all. The variables that go into the calculation of our market opportunity are subject to change over time, and there is no guarantee that any particular number or percentage of addressable users or companies covered by our market opportunity estimates will purchase our solutions and services at all or generate any particular level of revenue for us. Any expansion in our market depends on a number of factors, including the cost, performance, and perceived value associated with our solutions and services and those of our competitors. Even if the market in which we compete meets the size estimates and growth forecasted in this prospectus, our business could fail to grow at similar rates, if at all. Our growth is subject to many factors, including our success in implementing our business strategy, which is subject to many risks and uncertainties. Accordingly, the forecasts of market growth included in this prospectus should not be taken as indicative of our future growth.

We may be subject to legal proceedings in the ordinary course of our business. If the outcomes of these proceedings are adverse to us, it could have a material adverse effect on our business, results of operations, and financial condition.

We may be subject to legal proceedings from time to time in the ordinary course of our business, which could have a material adverse effect on our business, results of operations, and financial condition. Claims arising out of actual or alleged violations of law could be asserted against us by our clients, our competitors, governmental entities in civil or criminal investigations and proceedings, or other entities. These claims could be asserted under a variety of laws, including but not limited to product liability laws, intellectual property laws, labor and employment laws, securities laws, tort laws, contract laws, property laws, and employee benefit laws. There is no guarantee that we will be successful in defending ourselves in legal and administrative actions or in asserting our rights under various laws. Even if we are successful in our attempt to defend ourselves in legal and administrative actions or to assert our rights under various laws, enforcing our rights against the various parties involved may be expensive, time-consuming, and ultimately futile. These actions could expose us to negative publicity and to substantial monetary damages and legal defense costs, injunctive relief, and criminal, civil, and administrative fines and penalties.

The market price of our ADSs may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

We have limited insurance coverage, which could expose us to significant costs and business disruption.

We have limited liability insurance coverage for our solutions, services and business operations. A successful liability claim against us, regardless of whether due to injuries suffered by our clients could materially and adversely affect our financial condition, results of operations, and reputation. In addition, we do not have any business disruption insurance. Any business disruption event could result in substantial cost to us and diversion of our resources.

Risks Related to the Jurisdictions Where We Operate

Any adverse changes in the political, economic, legal, regulatory taxation or social conditions in the jurisdictions that we operate in or intend to expand our business may have a material adverse effect on our operations, financial performance and future growth.

Our business, prospects, financial condition and results of operations are dependent on and may be adversely affected by political, economic, social and legal developments that are beyond our control in each of the jurisdictions that we operate in or in which we intend to expand our business and operations. Such political and economic uncertainties may include risks of war, terrorism, nationalism, expropriation or nullification of contracts, changes in interest rates, economic growth, national fiscal and monetary policies, inflation, deflation, methods of taxation and tax policy. Negative developments in the socio-political climate of these regions may also adversely affect our business, prospects, financial condition and results of operations. These developments may include, but are not limited to, changes in political leadership, nationalization, price and capital controls, sudden restrictive changes to government policies, introduction of new taxes on goods and services and introduction of new laws, as well as demonstrations, riots, coups and war. These may result in the nullification of contracts and/or prohibit us from continuing our business operations.

The jurisdictions that we operate in or in which we intend to expand our business and operations may be in a state of rapid political, economic and social changes, and may also be subject to unforeseeable circumstances such as natural disasters and other uncontrollable events, which will entail risks to our business and operations if we are to expand in the region in the future. There can also be no assurance that we will be able to adapt to the local conditions, regulations and business practices and customs of the regions in which we operate in the future. Any changes implemented by the government of these regions resulting in, amongst others, currency and interest rate fluctuations, capital restrictions and changes in duties and taxes detrimental to our business could materially and adversely affect our business, prospects, financial condition and results of operations.

We are exposed to risks in respect of acts of war, terrorist attacks, epidemics, political unrest, natural disasters, adverse weather and other uncontrollable events.

Our business activities are principally carried out in Singapore, and we intend to expand our operations across new markets in Southeast Asia. Our geographic presence in Southeast Asia may make us vulnerable in the event of increased tension or hostilities in certain countries, including the countries in which our clients operate. In addition, unforeseeable circumstances and other factors such as power outages, labor disputes, severe weather conditions, epidemics and natural or other catastrophes may disrupt our operations, and terrorist attacks or other acts of violence may further materially and adversely affect the global financial markets and business and consumer confidence. Any such events may cause damage or disruption to our business, markets, clients and suppliers, any of which could materially and adversely affect our business, prospects, financial condition and results of operations.

We are subject to evolving laws, regulations, standards and policies, and any actual or perceived failure to comply could harm our reputation and brand, subject us to significant fines and liability, or otherwise adversely affect our business.

The laws, regulations, standards and policies in the jurisdictions in which we operate or may in the future operate are continuously evolving. The costs of compliance, including remediation of any discovered issues and any changes to our operations regulated by new or amended laws, may be significant, and any failures to comply could result in additional expenses, delays or fines. As we expand our business into the new markets, we are in the process of reviewing the applicable laws and regulations in each jurisdiction, including required approvals, licenses and permits. Such laws, regulations, standards and policies continue to rapidly change, which increases the likelihood of a patchwork of complex or conflicting regulations, or which could increase our compliance costs or otherwise affect our business.

Risks Related to our ADSs and This Offering

An active trading market for our ordinary shares or our ADSs may not develop and the trading price for our ADSs may fluctuate significantly.

We intend to list our ADSs on the Nasdaq Capital Market. Prior to the completion of this offering, there has been no public market for our ADSs or our ordinary shares, and we cannot assure you that a liquid public market for our ADSs will develop. If an active public market for our ADSs does not develop following the completion of this offering, the market price and liquidity of our ADSs may be materially and adversely affected. The initial public offering price for our ADSs is determined by negotiation between us and the underwriter based upon several factors, and the trading price of our ADSs after this offering could decline below the initial public offering price. As a result, investors in our securities may experience a significant decrease in the value of their ADSs.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 for so long as we remain an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies, and as a result of this election our financial statements may not be comparable to those of companies that comply with public company effective dates, including other emerging growth companies that have not made this election.

Our dual-class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class B ordinary shares and ADSs may view as beneficial.

We expect to have a dual-class share structure after the completion of this offering such that our ordinary shares will consist of Class A ordinary shares and Class B ordinary shares. In respect of matters requiring the votes of shareholders, holders of Class B ordinary shares will be entitled to one vote per share, while holders of Class A ordinary shares will be entitled to 60 votes per share based on our proposed dual-class share structure. We will sell Class B ordinary shares represented by our ADSs in this offering. Each Class A ordinary share is convertible into one Class B ordinary share at any time by the holder thereof, while Class B ordinary shares are not convertible into Class A ordinary shares under any circumstances.

Upon the completion of this offering, our founder, chairman of board of directors and chief executive officer, Mr. Soon Huat Lim, will together beneficially own all of our issued Class A ordinary shares. These Class A ordinary shares will constitute approximately 9.7% of our total issued and outstanding share capital immediately after the completion of this offering and 86.5% of the aggregate voting power of our total issued and outstanding share capital due to the disparate voting powers associated with our dual-class share structure. As a result of the dual-class share structure and the concentration of ownership, holders of our Class A ordinary shares will have considerable influence over matters such as decisions regarding mergers, consolidations and the sale of all or substantially all of our assets, election of directors and other significant corporate actions. They may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could have the effect of depriving our other shareholders of the opportunity to receive a premium for their shares as part of a sale of our company and may reduce the market price of our ADSs. This concentrated control will limit your ability to influence corporate matters and could discourage others from pursuing any potential merger, takeover or other change of control transactions that holders of Class B ordinary shares and ADSs may view as beneficial.

Our dual-class voting structure may render the ADSs representing our Class B ordinary shares ineligible for inclusion in certain stock market indices, and thus adversely affect the trading price and liquidity of the ADSs.

We cannot predict whether our dual-class share structure with different voting rights will result in a lower or more volatile market price of the ADSs, adverse publicity, or other adverse consequences. Certain index providers have announced restrictions on including companies with multi-class share structures in certain of their indices. For example, S&P Dow Jones and FTSE Russell have changed their eligibility criteria for inclusion of shares of public companies on certain indices, including the S&P 500, to exclude companies with multiple classes of shares and companies whose public shareholders hold no more than 5% of total voting power from being added to such indices. As a result, our dual-class voting structure may prevent the inclusion of the ADSs representing our Class B ordinary shares in such indices, which could adversely affect the trading price and liquidity of the ADSs representing our Class B ordinary shares. In addition, several shareholder advisory firms have announced their opposition to the use of multiple class structure and our dual-class structure may cause shareholder advisory firms to publish negative commentary about our corporate governance, in which case the market price and liquidity of the ADSs could be adversely affected.

If securities or industry analysts cease to publish research or reports about our business, or if they adversely change their recommendations regarding the ADSs, the market price for the ADSs and trading volume could decline.

The trading market for the ADSs will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts who cover us downgrade the ADSs, the market price for the ADSs would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for the ADSs to decline.

We currently do not expect to pay dividends in the foreseeable future after this offering and you must rely on price appreciation of our ADSs for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our ADSs as a source for any future dividend income.

Our board of directors has complete discretion as to whether to declare dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Our post-offering amended and restated articles of association provide that dividends may be declared and paid out of the profits of our company, realized or unrealized, or from any reserve set aside from profits which the directors determine is no longer needed. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Act. Under the Companies Act, no distribution or dividend may be paid out of the share premium account unless, immediately following the date on which the distribution or dividend is proposed to be paid, the company shall be able to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flows, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our ADSs will likely depend entirely upon any future price appreciation of our ADSs. There is no guarantee that our ADSs will appreciate in value after this offering or even maintain the price at which you purchased the ADSs. You may not realize a return on your investment in our ADSs and you may even lose your entire investment in our ADSs.

Because our initial public offering price is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

If you purchase ADSs in this offering, you will pay more for your ADSs than the amount paid by our existing shareholders for their ordinary shares on a per ADS basis. As a result, you will experience immediate and substantial dilution, representing the difference between the initial public offering price per ADS, and our net tangible book value per ADS, after giving effect to the net proceeds to us from this offering of the Public Offering ADSs.

In addition, you may experience further dilution in connection with the issuance of ordinary shares upon the exercise or vesting, as the case may be, of our share incentive awards. See “Dilution” for a more complete description of how the value of your investment in our ADSs will be diluted upon completion of this offering.

We have not determined a specific use for a portion of the net proceeds from this offering of the Public Offering ADSs and we may use these proceeds in ways with which you may not agree.

We have not determined a specific use for a portion of the net proceeds of this offering of the Public Offering ADSs, and our management will have considerable discretion in deciding how to apply these proceeds. You will not have the opportunity to assess whether the proceeds are being used appropriately before you make your investment decision. You must rely on the judgment of our management regarding the application of the net proceeds of this offering of the Public Offering ADSs. We cannot assure you that the net proceeds will be used in a manner that would improve our results of operations or increase the ADS price, nor that these net proceeds will be placed only in investments that generate income or appreciate in value.

Substantial future sales or perceived potential sales of our ADSs in the public market could cause the price of our ADSs to decline.

Sales of our ADSs in the public market after this offering, or the perception that these sales could occur, could cause the market price of our ADSs to decline. All ADSs sold in this offering will be freely transferable without restriction or additional registration under the Securities Act. The remaining ordinary shares outstanding after this offering will be available for sale, upon the expiration of the 180-day lock-up period beginning from the date of this prospectus, subject to volume and other restrictions as applicable under Rules 144 and 701 under the Securities Act. Any or all of these shares may be released prior to the expiration of the lock-up period at the discretion of the representatives of the underwriters of this offering. To the extent shares are released before the expiration of the lock-up period and sold into the market, the market price of our ADSs could decline.

Our post-offering memorandum and articles of association contain anti-takeover provisions that could have a material adverse effect on the rights of holders of our ordinary shares and the ADSs.

We will adopt an amended and restated memorandum and articles of association that will become effective immediately prior to the completion of this offering. Our post-offering memorandum and articles of association contain provisions to limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions. These provisions could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction. Our board of directors has the authority, without further action by our shareholders, to issue preferred shares in one or more series and to fix their designations, powers, preferences, privileges and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with our ordinary shares, including ordinary shares represented by ADSs. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If our board of directors decides to issue preferred shares, the price of the ADSs may fall and the voting and other rights of the holders of our ordinary shares and the ADSs may be materially and adversely affected.

Our post-offering memorandum and articles of association and the deposit agreement provide that the United States District Court for the Southern District of New York (or, if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute, the state courts in New York County, New York) is the exclusive judicial forum within the U.S. for the resolution of any complaint asserting a cause of action arising out of or relating in any way to the federal securities laws of the United States, including without limitation claims under the Exchange Act or the Securities Act, and any suit, action or proceeding arising out of or relating in any way to the ADSs or the deposit agreement, which could limit the ability of holders of our ordinary shares, the ADSs or other securities to obtain a favorable judicial forum for disputes with us, our directors and officers, the depositary, and potentially others.

Our post-offering memorandum and articles of association provide that the United States District Court for the Southern District of New York (or, if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute, the state courts in New York County, New York) is the exclusive forum within the United States for the resolution of any complaint asserting a cause of action arising out of or relating in any way to the federal securities laws of the United States, regardless of whether such legal suit, action, or proceeding also involves parties other than our company. The deposit agreement provides that the United States District Court for the Southern District of New York (or, if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute, the state courts in New York County, New York) shall have exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between the holders and beneficial owners of ADSs on the one hand and us or the depositary on the other hand that may arise out of or relate in any way to the deposit agreement including without limitation claims under the Exchange Act or Securities Act. The enforceability of similar federal court choice of forum provisions in other companies’ organizational documents has been challenged in legal proceedings in the United States, and it is possible that a court could find this type of provision to be inapplicable or unenforceable. If a court were to find the federal choice of forum provision contained in our post-offering memorandum and articles of association or the deposit agreement to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions. If upheld, the forum selection clause in our post-offering memorandum and articles of association, as well as the forum selection provision in the deposit agreement, may limit a security-holder’s ability to bring a claim against us, our directors and officers, the depositary, and potentially others in his or her preferred judicial forum, and this limitation may discourage such lawsuits. Holders of our shares or the ADSs will not be deemed to have waived our compliance with the federal securities laws and the regulations promulgated thereunder pursuant to the exclusive forum provision in the post-offering memorandum and articles of association and deposit agreement. In any case, with respect to Securities Act claims, Holders of our shares or the ADSs cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

The voting rights of holders of ADSs are limited by the terms of the deposit agreement, and you may not be able to exercise your right to direct the voting of the underlying ordinary shares represented by your ADSs.

Holders of ADSs do not have the same rights as our registered shareholders. As a holder of ADSs, you will not have any direct right to attend general meetings of our shareholders or to cast any votes at such meetings. You will only be able to exercise the voting rights attached to the ordinary shares underlying your ADSs indirectly by giving voting instructions to the depositary in accordance with the provisions of the deposit agreement. Where any matter is to be put to a vote at a general meeting, then upon receipt of your voting instructions, the depositary will try, as far as is practicable, to vote the underlying ordinary shares represented by your ADSs as follows:

•        In the event of voting by show of hands, the depositary bank will vote (or cause the custodian to vote) all ordinary shares held on deposit at that time in accordance with the voting instructions received from a majority of holders of ADSs who provide timely voting instructions.

•        In the event of voting by poll, the depository bank will vote (or cause the custodian to vote) the ordinary shares held on deposit in accordance with the voting instructions received from the holders of ADSs.

You will not be able to directly exercise your right to vote with respect to the underlying ordinary shares unless you withdraw the shares represented by the ADSs and become the registered holder of such shares prior to the record date for the general meeting.

When a general meeting is convened, you may not receive sufficient advance notice of the meeting to withdraw the ordinary shares represented by your ADSs and become the registered holder of such shares to allow you to attend the general meeting and to vote directly with respect to any specific matter or resolution to be considered and voted upon at the general meeting. In addition, under our post-offering memorandum and articles of association that will become effective immediately prior to completion of this offering, for the purposes of determining those shareholders who are entitled to attend and vote at any general meeting, our directors may close our register of members and/or fix in advance a record date for such meeting, and such closure of our register of members or the setting of such a record date may prevent you from withdrawing the underlying ordinary shares represented by your ADSs and from becoming the registered holder of such shares prior to the record date, so that you would not be able to attend the general meeting or to vote directly. Where any matter is to be put to a vote at a general meeting, upon our instruction the depositary will notify you of the upcoming vote and will arrange to deliver our voting materials to you. We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the underlying ordinary shares represented by your ADSs.

In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for their manner of carrying out your voting instructions. This means that you may not be able to exercise your right to direct how the underlying ordinary shares represented by your ADSs are voted and you may have no legal remedy if the underlying ordinary shares represented by your ADSs are not voted as you requested. In addition, in your capacity as an ADS holder, you will not be able to call a shareholders’ meeting.

Under the deposit agreement, if voting is by poll and the depositary does not timely receive voting instructions from you, you are deemed to have instructed the depositary to give a discretionary proxy to a person designated by us to vote the Class B ordinary shares represented by the ADSs you hold; provided, however, that no such discretionary proxy shall be given with respect to any matter to be voted upon as to which we inform the depositary that (i) we do not wish such proxy to be given, (ii) substantial opposition exists, or (iii) the rights of holders of ordinary shares may be adversely affected.

The effect of this discretionary proxy is that you cannot prevent the underlying ordinary shares represented by the ADSs from being voted, except under the circumstances described above. This may make it more difficult for ADS holders to influence the management of the company. Holders of ordinary shares are not subject to this discretionary proxy.

An ADS holder’s right to pursue claims against the depositary is limited by the terms of the deposit agreement.

Under the deposit agreement, any legal suit, action or proceeding against or involving us or the depositary, arising out of or relating in any way to the deposit agreement or the transactions contemplated thereby or by virtue of owning the ADSs may only be instituted in the United States District Court for the Southern District of New York (or, if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute, in the state courts in New York County, New York), and a holder of our ADSs, will have irrevocably waived any objection which such holder may have to the laying of venue of any such proceeding, and irrevocably submitted to the exclusive jurisdiction of such courts in any such action or proceeding. Accepting or consenting to this forum selection provision does not represent you are waiving compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Furthermore, investors cannot waive compliance with the U.S. federal securities laws and rules and regulations promulgated thereunder.

We are entitled to amend the deposit agreement and to change the rights of ADS holders under the terms of such agreement, or to terminate the deposit agreement, without the prior consent of the ADS holders.

We are entitled to amend the deposit agreement and to change the rights of the ADS holders under the terms of such agreement, without the prior consent of the ADS holders. We and the depositary may agree to amend the deposit agreement in any way we decide is necessary or advantageous to us. Amendments may reflect, among other things, operational changes in the ADS program, legal developments affecting ADSs or changes in the terms of our business relationship with the depositary. In the event that the terms of an amendment impose or increase fees or charges (other than taxes and other governmental charges, registration fees, cable (including SWIFT) or facsimile transmission costs, delivery costs or other such expenses) or that would otherwise prejudice any substantial existing right of the ADS holders, such amendment will not become effective as to outstanding ADSs until the expiration of 30 days after notice of that amendment has been disseminated to the ADS holders, but no prior consent of the ADS holders is required under the deposit agreement. Furthermore, we may decide to terminate the ADS facility at any time for any reason. For example, terminations may occur when the ADSs are delisted from the stock exchange in the United States on which the ADSs are listed and we do not list the ADSs on another stock exchange in the United States, nor is there a symbol available for over-the-counter trading of the ADSs in the United States. If the ADS facility will terminate, ADS holders will receive at least 90 days’ prior notice, but no prior consent is required from them. Under the circumstances that we decide to make an amendment to the deposit agreement that is disadvantageous to ADS holders or terminate the deposit agreement, the ADS holders may choose to sell their ADSs or surrender their ADSs and become direct holders of the underlying ordinary shares, but will have no right to any compensation whatsoever.

You may be subject to limitations on transfer of your ADSs.

Your ADSs are transferable on the books of the depositary. However, the depositary may close its books at any time or from time to time when it deems expedient in connection with the performance of its duties. The depositary may close its books from time to time for a number of reasons, including in connection with corporate events such as a rights offering, during which time the depositary needs to maintain an exact number of ADS holders on its books for a specified period. The depositary may also close its books in emergencies, and on weekends and public holidays. The depositary may refuse to deliver, transfer or register transfers of our ADSs generally when our share register or the books of the depositary are closed, or at any time if we or the depositary thinks it is advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason.

You may experience dilution of your holdings due to inability to participate in rights offerings.

We may, from time to time, distribute rights to our shareholders, including rights to acquire securities. Under the deposit agreement, the depositary will not distribute rights to holders of ADSs unless the distribution and sale of rights and the securities to which these rights relate are either exempt from registration under the Securities Act with respect to all holders of ADSs, or are registered under the provisions of the Securities Act. The depositary may, but is not required to, attempt to sell these undistributed rights to third parties, and may allow the rights to lapse. We may be unable to establish an exemption from registration under the Securities Act, and we are under no obligation to file a registration statement with respect to these rights or underlying securities or to endeavor to have a registration statement declared effective. Accordingly, holders of ADSs may be unable to participate in our rights offerings and may experience dilution of their holdings as a result.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our memorandum and articles of association, the Companies Act, and the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Under Cayman Islands law, the address of a Cayman company’s registered office in the Cayman Islands, and the name of its registered office provider, are matters of public record. A list of the names of the current directors and alternate directors (if applicable) are made available by the Registrar of Companies in the Cayman Islands for inspection by any person on payment of a fee. The register of mortgages is open to inspection by creditors and members. Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the company’s memorandum and articles of association, and any special resolutions subsequently passed by the shareholders of the company). Our directors have discretion under our post-offering amended and restated articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of our board of directors or our controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act of the Cayman Islands and the laws applicable to companies incorporated in the United States and their shareholders, see the section of this prospectus captioned “Description of Share Capital — Differences in Corporate Law.”

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands company and all of our assets are located outside of the United States. Substantially all of our current operations are conducted in Singapore. In addition, a majority of our current directors and officers are nationals and residents of countries other than the United States. Substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of Singapore may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands and Singapore, see “Enforceability of Civil Liabilities.”

ADS holders may not be entitled to a jury trial with respect to claims arising under the deposit agreement, which could result in less favorable outcomes to the plaintiff(s) in any such action.

The deposit agreement governing the ADSs representing our Class B ordinary shares provides that the federal or state courts in the City of New York have exclusive jurisdiction to hear and determine claims arising under the deposit agreement and in that regard, to the fullest extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. The waiver continues to apply to claims that arise during the period when a holder holds the ADSs, whether the ADS holder purchased the ADSs in this offering or secondary transactions, even if the ADS holder subsequently withdraws the underlying Class A ordinary shares.

If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the U.S. Supreme Court. However, we believe that a pre-dispute contractual waiver of jury trial is generally enforceable, including under the laws of the State of New York, which govern the deposit agreement, by the United States District Court for the Southern District of New York or a state court in New York County, New York. In determining whether to enforce a pre-dispute contractual waiver of jury trial, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the deposit agreement and the ADSs. It is advisable that you consult legal counsel regarding the jury waiver provision before entering into the deposit agreement.

If you or any other holders or beneficial owners of ADSs bring a claim against us or the depositary in connection with matters arising under the deposit agreement or the ADSs, including claims under federal securities laws, you or such other holder or beneficial owner may not be entitled to a jury trial with respect to such claims, which may have the effect of limiting and discouraging lawsuits against us and the depositary. If a lawsuit is brought against either or both of us and the depositary under the deposit agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have, including results that could be less favorable to the plaintiffs in any such action.

Nevertheless, if this jury trial waiver provision is not enforced, to the extent a court action proceeds, it would proceed under the terms of the deposit agreement with a jury trial. No condition, stipulation or provision of the deposit agreement or ADSs shall relieve us or the depositary from our respective obligations to comply with the Securities Act and the Exchange Act.

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Stock Market Rules.

As a Cayman Islands company listed on the Nasdaq Capital Market, we are subject to the Nasdaq Stock Market Rules, which requires listed companies to have, among other things, a majority of their board members to be independent and independent director oversight of executive compensation and nomination of directors. However, Nasdaq Stock Market Rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the Nasdaq Stock Market Rules.

We are permitted to elect to rely on home country practice to be exempted from the corporate governance requirements. If we choose to follow home country practice in the future, our shareholders may be afforded less protection than they would otherwise enjoy if we complied fully with the Nasdaq Stock Market Rules.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

•        the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

•        the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

•        the selective disclosure rules by issuers of material nonpublic information under Regulation FD; and

•        certain audit committee independence requirements in Rule 10A-3 of the Exchange Act.

We will, however, be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of the Nasdaq Stock Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information which would be made available to you were you investing in a U.S. domestic issuer.

In addition, a foreign private issuer whose securities are listed on the Nasdaq Capital Market, is permitted to follow certain home country corporate governance practices in lieu of the requirements of the Nasdaq Stock Market Rules. If we rely on exemptions available to foreign private issuers, our shareholders may be afforded less protection than they otherwise would under the Nasdaq Stock Market Rules to U.S. domestic issuers.

We will be a “controlled company” under the Nasdaq Stock Market Rules upon the completion of this offering and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

We will be a “controlled company” as defined under the Nasdaq Stock Market Rules upon the completion of this offering. Upon the completion of this offering, Mr. Soon Huat Lim, our founder, chairman of board of directors and chief executive officer will beneficially own 48.7% of our total issued and outstanding ordinary shares, representing 92.4% of the total voting power, assuming no exercise of the underwriter’s over-allotment option. As a result, Mr. Soon Huat Lim will have the ability to control or significantly influence the outcome of matters requiring approval by shareholders. For so long as we remain a controlled company under that definition, we are permitted to elect to rely, and may choose to rely, on certain exemptions from corporate governance rules, including an exemption from the rule that a majority of our board of directors must be independent directors. As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Even if we cease to be a controlled company, we may still rely on exemptions available to foreign private issuers, including being able to adopt home country practices in relation to corporate governance matters and an exemption from the rule that a majority of our board of directors must be independent directors. See the sections of this prospectus captioned “— Implications of Being a Foreign Private Issuer”, “—As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Stock Market Rules.” and “—We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.”

There can be no assurance that we will not be classified as a passive foreign investment company for U.S. federal income tax purposes, which could result in adverse U.S. federal income tax consequences to U.S. Holders of our ADSs or ordinary shares.

A non-U.S. corporation, such as our company, will generally be classified as a “passive foreign investment company,” or “PFIC,” for U.S. federal income tax purposes, for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. For this purpose, cash and assets readily convertible into cash are categorized as passive assets and the company’s goodwill and other unbooked intangibles are generally taken into account when determining the value of its assets.

Based upon our current and projected income and assets, including the proceeds from this offering of the Public Offering ADSs, and projections as to the value of our assets immediately following this offering, we do not expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we will be or become a PFIC is a factual determination made annually that will depend, in part, upon the composition of our income and assets and the value of our assets. Fluctuations in the market price of the ADSs may cause us to be or become a PFIC for the current or future taxable years because the value of our assets for purposes of the asset test, including the value of our goodwill and unbooked intangibles, may be determined by reference to the market price of the ADSs from time to time (which may be volatile). If our market capitalization is less than anticipated or subsequently declines, we may be or become a PFIC for the current taxable year or future taxable years. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. Under circumstances where our revenue from activities that produce passive income significantly increases relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming a PFIC may substantially increase.

If we are classified as a PFIC for any taxable year during which a U.S. Holder (as defined in “Taxation — United States Federal Income Tax Considerations”) holds our ADSs or ordinary shares, the PFIC tax rules discussed under “Taxation — United States Federal Income Tax Considerations — Passive Foreign Investment Company Rules” will generally apply to such U.S. Holder for such taxable year and, unless the U.S. Holder makes a “mark-to-market” election, will apply in future years even if we cease to be a PFIC. See the discussion under “Taxation — United States Federal Income Tax Considerations — Passive Foreign Investment Company Rules” concerning the U.S. federal income tax considerations of an investment in our ADSs or ordinary shares if we are or become classified as a PFIC and the possibility of making such election.

We will incur increased costs as a result of being a public company.

Upon the completion of this offering, we will become a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and Nasdaq Capital Market, impose various requirements on the corporate governance practices of public companies. We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly.

As a result of becoming a public company, we will need to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance with acceptable policy limits and coverage, should we decide to purchase such insurance. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

In the past, shareholders of a public company often brought securities class action suits against companies following periods of instability in the market price of those companies’ securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

In addition, after we are no longer an “emerging growth company,” we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other rules and regulations of the SEC.

We have identified material weaknesses in our internal control over financial reporting. If our remediation of the material weaknesses is not effective, or we fail to develop and maintain effective internal controls over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable laws and regulations could be impaired.

We are subject to the reporting requirements of the Exchange Act of 1934, or Exchange Act, the Sarbanes-Oxley Act of and the rules and regulations of the Nasdaq Capital Market. Our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting, as we are not required to provide a report of management’s assessment on our internal control over financial reporting due to a transition period established by the rules of the SEC for newly public companies. However, in the course of auditing our consolidated financial statements for the financial statements included elsewhere in this prospectus, we identified two material weaknesses in our internal control over financial reporting.

As defined in standards established by the Public Company Accounting Oversight Board (“PCAOB”), a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses identified relate to i) lack of sufficient and competent accounting staff and resources with appropriate knowledge of U.S. GAAP and SEC reporting and compliance requirements; ; ii) lack of robust and formal period-end financial reporting policies and procedures in place to address complex U.S. GAAP technical accounting and the SEC reporting requirements; and iii) lack of sufficient controls designed and implemented in IT environment and IT general control activities, mainly associated with areas of access logical security, system change management, IT operations and cyber security monitoring activities.

In response to the material weaknesses identified prior to this offering, we are in the process of implementing a number of measures to address the material weaknesses identified, including but not limited to:

•        develop and implement a comprehensive set of processes and internal controls to timely and appropriately;

•        identify transactions that may be subject to complex U.S. GAAP accounting treatment;

•        analyze the transactions in accordance with the relevant U.S. GAAP;

•        review the accounting technical analysis;

•        hire additional accounting staff members with U.S. GAAP and SEC reporting experiences to implement the abovementioned financial reporting procedures and internal controls to ensure the consolidated financial statements and related disclosures under U.S. GAAP and SEC reporting requirements are prepared appropriately on a timely basis; and

•        establish an ongoing training program to provide sufficient and appropriate trainings for accounting and financial reporting personnel, including trainings related to U.S. GAAP and SEC reporting requirements.

•        strengthening the supervision and controls on the IT functions, including the enhancement of IT security policies and procedures setup, logical security, data backup and cyber security training.

We believe the measures described above should remediate the material weaknesses identified and strengthen our internal control over financial reporting. The remediation initiatives outlined above are estimated to take place over the next 12 to 18 months, and we can offer no assurance that these initiatives will ultimately have the intended effects. We do not believe that the remediation of these material weaknesses will result in significant incremental cost. However, we cannot assure you that we will not identify additional material weaknesses or significant deficiencies in the future. Another significant financial reporting failure or material weakness in internal control over financial reporting could result in substantial cost to remediate and could cause a loss of investor confidence and decline in the market price of our ADSs. In addition, if we are unable to meet the requirements of Section 404 of the Sarbanes-Oxley Act, our ADSs may not be able to remain listed on the Nasdaq Capital Market.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F beginning with our annual report beginning with our second annual report on Form 20-F. In addition, once we cease to be an “emerging growth company” as such term is defined under the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, as we are a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404 of the Sarbanes- Oxley Act of 2002, we may identify other weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting. If we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations and lead to a decline in the trading price of our shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions. We may also be required to restate our financial statements from prior periods.

Our reported financial results may be adversely affected by changes in accounting principles generally accepted in the United States.

U.S. GAAP is subject to interpretation by the Financial Accounting Standards Board, the SEC, and various bodies formed to promulgate and interpret appropriate accounting principles. The accounting for our business is complicated, particularly in the area of revenue recognition, and is subject to change based on the evolution of our business model, interpretations of relevant accounting principles, enforcement of existing or new regulations, and changes in SEC or other agency policies, rules, regulations, and interpretations of accounting regulations. Changes to our business model and accounting methods, principles, or interpretations could result in changes to our consolidated financial statements, including changes in revenue and expenses in any period, or in certain categories of revenue and expenses moving to different periods, may result in materially different financial results, and may require that we change how we process, analyze, and report financial information and our financial reporting controls.

If our estimates or judgments relating to our critical accounting policies prove to be incorrect, our results of operations could be adversely affected.

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of our consolidated financial statements, and the reported amounts of expenses during the reporting periods. We base our estimates on historical experience, known trends and other market-specific or other relevant factors that we believe to be reasonable under the circumstances. The results of these estimates form the basis for making judgments about the carrying values of assets, liabilities, and equity, and the amount of revenue and expenses. Significant estimates and judgments involve: the allowance for receivable, the recoverability of long-lived assets and accounting for deferred income taxes and valuation allowance for deferred tax assets. Our results of operations may be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, which could cause our results of operations to fall below the expectations of securities analysts and investors, resulting in a decline in the market price of our ADSs.

The price of our ADSs could be subject to rapid and substantial volatility.

There have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent initial public offerings, especially among those with relatively smaller public floats. As a relatively small-capitalization company with a relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume, and less liquidity than large-capitalization companies. In particular, our ADSs may be subject to rapid and substantial price volatility, low volumes of trades, and large spreads in bid and ask prices. Such volatility, including any stock run-ups, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our ADSs.

In addition, if the trading volumes of our ADSs are low, persons buying or selling in relatively small quantities may easily influence the price of our ADSs. This low volume of trades could also cause the price of our ADSs to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our ADSs may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our ADSs. As a result of this volatility, investors may experience losses on their investment in our ADSs. A decline in the market price of our ADSs also could adversely affect our ability to issue additional ADSs or other of our securities and our ability to obtain additional financing in the future. There can be no assurance that an active market in our ADSs will develop or be sustained. If an active market does not develop, holders of our ADSs may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

There may be substantial sales of our ADSs by the Selling Shareholder after the effective date of this registration statement of which this prospectus forms a part, which could have a material adverse effect on the price of our ADSs after this offering of Public Offering ADSs.

The registration statement of which this prospectus forms a part also registers on behalf of the Selling Shareholder an aggregate of 3,125,000 ADSs representing 25,000,000 Class B ordinary shares. The Selling Shareholder, however, will not be required to sell any or all of its respective Shareholder ADSs or, conversely, the Selling Shareholder may choose to sell its respective Shareholder ADSs at its own initiative. Sales of a substantial number of ADSs representing our Class B ordinary shares by the Selling Shareholder after the effective date of the registration statement of which this prospectus forms a part could cause the market price of our ADSs to drop (possibly below the initial public offering price of the Public Offering ADSs in this offering of Public Offering ADSs) and could impair our ability to raise capital in the future by selling additional Company securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

This prospectus contains forward-looking statements that involve risks and uncertainties. All statements other than statements of current or historical facts are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements about:

•        our goals and strategies;

•        our future business development, financial condition and results of operations;

•        the outlook of the digital solutions and e-commerce market in Singapore, Southeast Asia and globally;

•        expected changes in our revenue, costs or expenditures;

•        competition in our industry;

•        our proposed use of proceeds;

•        government policies and regulations relating to our industry; and

•        general economic and business conditions in Singapore, Southeast Asia and globally.

You should read this prospectus and the documents that we refer to in this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus contains certain data and information that we obtained from industry publications and reports generated by third-party providers of market intelligence. We have not independently verified the accuracy or completeness of the data and information contained in these publications and reports. Statistical data in these publications also include projections based on a number of assumptions. Failure of these markets to grow at the projected rate may have a material and adverse effect on our business and the market price of the ADSs. If any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions.

You should not rely upon forward-looking statements as predictions of future events. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We estimate that the aggregate net proceeds to us from this offering of approximately US$8.13 million of the Public Offering ADSs, after deducting underwriting discounts, non-accountable expense allowance and estimated expenses payable by us in connection with this offering, and assuming an initial offering price of US$6.00 per ADS, being the midpoint of the estimated range of the initial public offering price shown on the cover page of this prospectus. Assuming the number of ADSs offered by us as set forth on the cover page of this prospectus remains the same, and after deduction of underwriting discounts and estimated expenses payable by us in connection with this offering, a US$1.00 increase (decrease) in the assumed initial public offering price of US$6.00 per ADS would increase (decrease) the net proceeds of this offering of the Public Offering ADSs by approximately US$1.80 million.

We will not receive any proceeds from the sale of the Shareholder ADSs by the Selling Shareholder pursuant to the Resale Prospectus.

The primary purposes of this offering are to increase our capitalization and financial flexibility, create a public market for our shares, and retain talented employees by providing them with equity incentives and enable access to the public equity markets for us and our shareholders. We plan to use the net proceeds of this offering of the Public Offering ADSs for the following purposes:

•        approximately 35% of the net proceeds for research and development, including development of infrastructure for our Web 3.0 e-commerce platform and further investment in our solutions;

•        approximately 25% of the net proceeds for investment in the Singapore market; and

•        approximately 40% of the net proceeds for general corporate purposes, which may include potential strategic investments and acquisitions in Southeast Asia and globally, although our management has not yet determined the types of businesses that we will target at this time.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have discretion in the application of net proceeds to us from this offering, and investors will be relying on the judgment of our management regarding the use of these net proceeds. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. See “Risk Factors — Risks Relating to Our ADSs and This Offering — We have not determined a specific use for a portion of the net proceeds from this offering of the Public Offering ADSs and we may use these proceeds in ways with which you may not agree.”

The forward-looking statements made in this prospectus relate only to events or information as of the date on which these statements are made in this prospectus. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

DIVIDEND POLICY

We have never declared or paid cash dividends on our ordinary shares. We do not have any present plan to pay any cash dividends on our ordinary shares in the foreseeable future after this offering. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and grow our business.

We are a holding company incorporated in the Cayman Islands. We may rely on dividends from our Singapore subsidiary for our cash requirements, including any payment of dividends to our shareholders. There are no foreign exchange restrictions under Singapore law which would affect the payment or remittance of dividends by our Singapore subsidiary to us.

Our board of directors has complete discretion on whether to distribute dividends, subject to applicable laws. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Under the Cayman Islands law, a Cayman Islands company may pay a dividend either out of profit or share premium account, provided that in no circumstances may a dividend be paid if the dividend payment would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency, and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, and other factors that the board of directors may deem relevant.

If we pay any dividends on our ordinary shares, we will pay those dividends that are payable in respect of the ordinary shares underlying our ADSs to the depositary, as the registered holder of such ordinary shares, and the depositary then will pay such amounts to our ADS holders in proportion to the ordinary shares underlying the ADSs held by such ADS holders, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. See “Description of American Depositary Shares.” Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2023:

•        on an actual basis;

•        on a pro forma as adjusted basis to reflect (i) the issuance and sale of 14,400,000 Class B ordinary shares in the form of ADSs by us in this offering with no exercise of over-allotment option, at an assumed initial public offering price of US$6.00 per ADS, the midpoint of the estimated range of the initial public offering price shown on the front cover this prospectus, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us; and (ii) the issuance and sale of 16,560,000 Class B ordinary shares in the form of ADSs by us in this offering if with full exercise of the over-allotment option, at the initial public offering price of US$6.00 per ADS, the midpoint of the estimated range of the initial public offering price shown on the front cover this prospectus, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The adjustments reflected below are subject to change and are based upon available information and certain assumptions that we believe are reasonable. Total shareholders’ equity and total capitalization following the completion of this offering are subject to adjustment based on the actual initial public offering price and other terms of this offering determined at pricing. You should read this table together with our consolidated financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of December 31, 2023
	Actual	Pro Forma As Adjusted(1)	Pro Forma As Adjusted (Full Exercise of Over-Allotment Option)(2)
	US$	US$	US$
Short-term debt:
Amounts due to related party	4,820	4,820	4,820
Current portion of long-term borrowings	68,987	68,987	68,987
Long-term debt:
Long-term loans	176,589	176,589	176,589
Shareholders’ equity
Ordinary Shares (par value $0.00001 per share; 1,000,000,000 Class A ordinary shares authorized, 50,000,000 and 50,000,000 Class A ordinary shares issued and outstanding as of December 31, 2023 and 2022, respectively; 4,000,000,000 Class B ordinary shares authorized, 451,964,286 and 360,205,000 Class B ordinary shares issued and outstanding as of December 31, 2023 and 2022, respectively.)*	5,020	5,164	5,186
Additional paid-in capital	8,426,684	16,558,359	18,048,737
Accumulated deficit	(6,183,545)	(6,183,545)	(6,183,545)
Accumulated other comprehensive income	184,491	184,491	184,491
Total shareholders’ equity	2,432,650	10,564,469	12,054,869
TOTAL LIABILITIES AND EQUITY	5,829,943	13,961,762	15,452,162

____________

(1)      Reflects the issuance and sale of 14,400,000 Class B ordinary shares in the form of ADSs by us in this offering, at an assumed initial public offering price of US$6.00 per ADS, the midpoint of the estimated range of the initial public offering price shown on the front cover this prospectus, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing.

(2)      Reflects the issuance and sale of 16,560,000 Class B ordinary shares in the form of ADSs by us in this offering with full exercise of the over-allotment option at the initial public offering price of US$6.00 per ADS, the midpoint of the estimated range of the initial public offering price shown on the front cover this prospectus, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. The pro forma as adjusted (Full Exercise of Over-Allotment Option) information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing.

DILUTION

If you invest in the ADSs, your interest will be diluted to the extent of the difference between the initial public offering price per ADS and our net tangible book value per ADS after this offering. Dilution results from the fact that the initial public offering price per ordinary share is substantially in excess of the book value per ordinary share attributable to the existing shareholders for our presently outstanding ordinary shares.

Our actual net tangible book value as of December 31, 2023 was approximately US$1.39 million in equity, or US$0.003 per ordinary share in equity and US$0.02 per ADS in equity, respectively as of such date. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting net tangible book value per ordinary share, after giving effect to the additional proceeds we will receive from this offering, from the assumed initial public offering price of US$6.00 per ordinary share, which is the midpoint of the estimated initial public offering price range set forth on the front cover of this prospectus adjusted to reflect the ADS-to-ordinary share ratio, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

Without taking into account any other changes in actual as adjusted net tangible book value after December 31, 2023, other than to give effect to our sale of the ADSs offered in this offering at the assumed initial public offering price of US$6.00 per ADS, which is the midpoint of the estimated initial public offering price range shown on the front cover of this prospectus, after deduction of the underwriting discounts and commissions and estimated offering expenses payable by us, the pro forma as adjusted net tangible book value as of December 31, 2023 would have been US$9.52 million, or US$0.02 per ordinary share and US$0.16 per ADS. This represents an immediate increase in actual as adjusted net tangible book value of US$0.017 per ordinary share and US$0.14 per ADS to the existing shareholders and an immediate dilution in actual as adjusted net tangible book value of US$0.73 per ordinary share and US$5.84 per ADS to investors purchasing ADSs in this offering. The following table illustrates such dilution:

	Per ordinary share	Per ADS
Assumed initial public offering price	US$ 0.75	US$ 6.00
Actual net tangible book value as of December 31, 2023	US$ 0.003	US$ 0.02
Pro forma as adjusted net tangible book value after giving effect to this offering	US$ 0.02	US$ 0.16
Amount of dilution in actual as adjusted net tangible book value to new investors in this offering	US$ 0.73	US$ 5.84

A US$1.00 increase (decrease) in the assumed initial public offering price of US$6.00 per ADS would increase (decrease) the pro forma as adjusted net tangible book value after giving effect to this offering by US$1.66 million, the pro forma as adjusted net tangible book value per ordinary share and per ADS after giving effect to this offering by US$0.002 per ordinary share and US$0.01 per ADS, and the dilution in the pro forma as adjusted net tangible book value per ordinary share and per ADS to new investors in this offering by US$0.73 per ordinary share and US$5.83 per ADS, assuming no change to the number of ADSs offered by us as set forth on the front cover of this prospectus, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

The following table summarizes, on a pro forma as adjusted basis as of December 31, 2023, the differences between existing shareholders and the new investors with respect to the number of ordinary shares (in the form of ADSs or ordinary shares) purchased from us, the total consideration paid and the average price per ordinary share and per ADS paid before deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

	Ordinary Shares Purchased		Total Consideration		Average Price Per Ordinary Share	Average Price Per ADS
	Number	Percent	Amount	Percent
Existing shareholders	501,964,286	97.2%	US$ 8,603,742	44.3%	US$ 0.02	US$ 0.14
New investors	14,400,000	2.8%	US$ 10,800,000	55.7%	US$ 0.75	US$ 6.00
Total	516,364,286	100.0%	US$ 19,403,742	100.0%

The pro forma as adjusted information discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of the ADSs and other terms of this offering determined at pricing.

ENFORCEABILITY OF CIVIL LIABILITIES

Cayman Islands

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

•        political and economic stability;

•        an effective judicial system;

•        a favorable tax system;

•        the absence of exchange control or currency restrictions; and

•        the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include but are not limited to:

•        the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

•        Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our memorandum and articles of association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Our operations are mainly conducted in Singapore, and substantially all of our assets are located in Singapore. A majority of our directors and executive officers are nationals or residents of jurisdictions other than the United States and most of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these individuals, or to bring an action against us or these individuals in the United States, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

We have been informed by Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, that the United States and the Cayman Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of U.S. courts in civil and commercial matters and that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers, predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers, predicated upon the securities laws of the United States or any state in the United States. We have also been advised by Maples and Calder (Hong Kong) LLP that the courts of the Cayman Islands will, at common law, recognize and enforce a foreign monetary judgment of a foreign court of competent jurisdiction without any re-examination of the merits of the underlying dispute based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the liquidated sum for which such judgment has been given, provided such judgment (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (iii) is final, (iv) is not in respect of taxes, a fine or a penalty, and (v) was not obtained by fraud, and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy).

However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the United States courts under the civil liability provisions of the securities laws if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature.

Because the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands.

A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Singapore

There is no treaty between the U.S. and Singapore providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters and a final judgment for the payment of money rendered by any federal or state court in the U.S. based on civil liability, whether or not predicated solely upon the federal securities laws, would, therefore, not be automatically enforceable in Singapore. There is uncertainty as to whether the courts of Singapore would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Singapore against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

In making a determination as to enforceability of a judgment of the courts of the United States, the Singapore courts would have regard to whether the judgment was final and conclusive and on the merits of the case, given by a court of law of competent jurisdiction, and was expressed to be for a fixed sum of money.

In general, a foreign judgment that is final and conclusive as between the parties, given by a competent court of law having jurisdiction over the parties subject to such judgment, and for a fixed and ascertainable sum of money, may be enforceable as a debt in the Singapore courts under common law unless procured by fraud, or the proceedings in which such judgment was obtained were not conducted in accordance with principles of natural justice, or the enforcement thereof would be contrary to the public policy of Singapore, or if the judgment would conflict with earlier judgment(s) from Singapore or earlier foreign judgment(s) recognized in Singapore, or if the judgment would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws.

Civil liability provisions of the federal and state securities law of the United States permit the award of punitive damages against us, our directors and officers. Singapore courts would not recognize or enforce foreign judgments against us, our directors and officers to the extent that doing so would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws. It is uncertain as to whether a judgment of the courts of the United States under civil liability provisions of the federal securities law of the United States would be regarded by the Singapore courts as being a judgement given pursuant to foreign penal, revenue or other public laws. Such a determination has yet to be conclusively made by a Singapore court in a reported decision.

CORPORATE HISTORY AND STRUCTURE

Corporate History

We commenced our operations in 2014 through QZT, a company incorporated under the laws of Singapore. Our primary business was to offer services and solutions to operate, optimize and transform business processes. In May 2022, we incorporated Trident Singapore to expand our business in Web 3.0 e-commerce.

In June and July 2023, to facilitate our financing and listing opportunities outside Singapore, we established Trident Digital Tech Holdings Ltd, or Trident Cayman, our holding company incorporated under the laws of the Cayman Islands. Shortly following its incorporation, Trident Cayman acquired 100% interest in QZT and then QZT acquired 100% interest in Trident Singapore as part of our reorganization. Upon the completion of the reorganization, QZT became a wholly-owned subsidiary of Trident Cayman and Trident Singapore became a wholly-owned subsidiary of QZT.

Corporate Structure

The diagram below illustrates our corporate structure as of the date of this prospectus:

SELECTED CONSOLIDATED FINANCIAL DATA

The following summary consolidated statements of operations data and summary consolidated cash flow data for the years ended December 31, 2023 and 2022 and summary consolidated balance sheet data as of December 31, 2023 and 2022 have been derived from our audited consolidated financial statements included elsewhere in this prospectus.

Our consolidated financial statements are prepared and presented in accordance with accounting principles generally accepted in the United States of America, or U.S. GAAP. Our historical results are not necessarily indicative of results expected for future periods. You should read this Summary Consolidated Financial Data section together with our consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

The following table presents our summary consolidated statements of operations data for the periods indicated.

	For the years ended December 31,
	2023	2022
Net revenue	$1,483,109	$1,262,899
Cost of revenue	(1,216,916)	(1,000,689)
Gross profit	266,193	262,210
Operating expenses:
Selling expenses	(555,280)	(241,344)
General and administrative expenses	(3,888,501)	(989,774)
Research and development expenses	(586,419)	(287,578)
Total operating expenses	(5,030,200)	(1,518,696)

Other (expenses)/income, net:
Financial expenses, net	(46,619)	(4,786)
Other income	36,539	136,576
Total other (expenses)/income, net	(10,080)	131,790
Loss before income tax expense	(4,774,087)	(1,124,696)
Income tax expenses	—	(4,793)
Net loss	(4,774,087)	(1,129,489)

Other comprehensive income/(loss):
Foreign currency translation adjustment	222,279	(37,482)
Total comprehensive loss	(4,551,808)	(1,166,971)
Weighted average number of Ordinary Shares – basic and diluted*	454,940,744	410,205,000
Basic and diluted loss per ordinary share	(0.01)	(0.00)

The following table presents our summary consolidated balance sheet data as of the dates indicated.

	As of December 31,
	2023	2022
Cash	$1,808,603	$945,265
Accounts receivable	2,198	47,547
Contract cost assets	341,808	268,509
Amounts due from related parties	337,920	—
Deferred offering costs	1,046,187	—
Prepaid expenses and other current assets	451,217	141,851
Total current assets	3,987,933	1,403,172
Total assets	$5,829,943	$3,003,972
Total current liabilities	2,012,025	2,639,900
Total liabilities	3,397,293	4,328,759
Total shareholders’ equity/(deficit)	2,432,650	(1,324,787)
Total liabilities and equity	$5,829,943	$3,003,972

The following table presents our selected consolidated statements of cash flow data for the periods indicated.

	For the years ended December 31,
	2023	2022
Net cash used in operating activities	$(4,942,098)	$(609,946)
Net cash used in investing activities	(139,757)	(73,885)
Net cash provided by financing activities	5,902,303	1,378,257
Effect of exchange rate changes	42,890	(22,754)
Net change in cash	863,338	671,672
Cash, at beginning of year	945,265	273,593
Cash, at end of year	$1,808,603	$945,265

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

You should read the following discussion of our financial condition and results of operations in conjunction with the consolidated financial statements and the notes to those statements included elsewhere in this prospectus. The discussion in this prospectus contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. The cautionary statements made in this prospectus should be read as applying to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed here. Factors that could cause or contribute to these differences include those discussed in “Risk Factors,” as well as those discussed elsewhere. See “Risk Factors” and “Special Note Regarding Forward-Looking Statements.”

Business Overview

We are a leading digital transformation enabler in the SME segment of the e-commerce enablement and digital optimizing services market in Singapore. We have been a navigator for our clients as they ideate, plan and execute on their journey to a digital future through our solutions and services, comprising:

•        Business consulting:    We support clients to define and deliver technology-enabled transformations of their business. Equipped with the complete value chain approach, our suite of offerings ranges from brand proposition, multi-channel commerce and digital marketing to improve customer experience and increase customer acquisition, to insights and real-time predictive analysis for efficient decision-making and optimizing processes.

•        IT customization:    We offer solutions and services to plan, design, operate, optimize and transform business processes. We support clients to get the best value from technology by developing an IT strategy, optimizing applications and infrastructure, implementing IT operating models, and governing their technical architecture for reliability and security.

We provide customized offerings that address the specific needs of clients in our strategic vertical markets. As of December 31, 2023, we served over 200 clients across our core verticals such as food and beverage, wholesale and retail.

Digital technology continues to impact our world through its transformative capability and pervasive impact. Our management believes we have a successful track record of applying our proprietary technologies to respond to changing business needs and evolving client demands. Leveraging such experiences, we have launched a Web 3.0 e-commerce platform whereby customers and merchants can transact in a transparent and secure way, or Tridentity, in December 2023. We believe Tridentity addresses a massive market opportunity today and provides us with an attractive runway for growth. According to the Frost & Sullivan Report, the market size of global Web 3.0-enabled e-commerce is expected to reach US$189.3 billion and US$1,587.4 billion in 2023 and 2027, respectively, representing a CAGR of 70.2% from 2023 to 2027. Our success in helping our clients brand, position, optimize and grow their businesses has allowed us to achieve significant growth. For the years ended December 31, 2023 and 2022, we generated revenue of approximately US$1.48 million and US$1.26 million, respectively. Revenue from IT customization and business consulting accounted for 77.9% and 21.7% of our total revenue for the year ended December 31, 2023 respectively, and accounted for 50.2% and 49.8% of our total revenue for the year ended December 31, 2022 respectively. We incurred a net loss of approximately US$4.77 million and US$1.13 million for the year ended December 31, 2023 and 2022, respectively.

Key Factors Affecting Our Results of Operations

We believe the growth and future success of our business depends on many factors. While these factors present significant opportunities for our business, they also pose important challenges we must successfully address in order to sustain our growth.

Expanding our solutions and services

We have launched Tridentity in December 2023. We may continue to expend resources in the development of offerings through Tridentity. Our ability to successfully develop and monetize new services and features may depend on a number of factors, including the availability of capital to invest in innovation, the effectiveness of our marketing efforts, competition, pricing, and our clients’ satisfaction and spending.

Acquiring new clients

Sustaining continued revenue growth relies on the adoption of our solutions by new clients. We will continue to invest in our solutions and introduce new services and features to drive adoption and increase penetration in our core verticals such as food and beverage, wholesale and retail. We plan to continue winning new clients by investing in our salesforce, improving the awareness of our brands and solutions, and building new partnerships and integrations.

Expanding into new verticals and new markets

We intend to expand into new verticals and sub-verticals with a particular focus on those with low digital adoption and growing usage of software solutions. We believe there is a significant need for our solutions and services on a global basis and, accordingly, opportunity for us to grow our business through further international expansion. We think these verticals and markets provide an attractive opportunity to introduce our solutions and services and drive adoption.

Continued investment in innovation and growth

We have made substantial investments in research and development and sales and marketing to achieve a leadership position in our market and grow our revenues and client base. We intend to continue to invest in research and development to build new capabilities and maintain the core technology underpinning our solutions and services. In addition, we expect to increase investment in sales and marketing to broaden our reach with new clients and abroad and deepen our penetration with existing clients. We are in the process of increasing our general and administrative spending to support our growing operations and prepare for operating as a public company. With our revenue growth objectives, we expect to continue to make such investments for the foreseeable future.

Key Components of Our Results of Operations

Revenues

We derive revenues principally from providing business consulting services and IT customization services.

Business consulting.    We provide a wide range of business consulting services to customers of various industries, from business strategy advisory, design of business workflows and processes, brand and reputation, to digital marketing in achieving organization objectives such as enhancing cost efficiency, productivity and customer experience.

IT customization.    We offer IT customization services, including tailor-made IT solutions or packaged software solutions to meet clients’ objectives. Our services cover end-to-end solutions, including IT consultancy, design of the system architecture, planning and design of the solution, implementation, quality assurance, as well as maintenance support services. IT customization mainly consists of (i) IT consulting and customization services, including development of customized software solutions, implementation and training, server hosting, and one-year maintenance service; and (ii) management software solutions for clients via an annual subscription-based model, which subscription generally includes support services.

Others.    We also generate revenue from selling event tickets on behalf of merchants in our own platform. We identify one performance obligation in this business, which is to transfer control of an event ticket to a ticker buyer once an order has been confirmed.

Cost of Revenues

Cost of revenues represents costs and expenses incurred in order to generate revenue. Our cost of revenues primarily consists of (i) fees paid to service suppliers, such as outsourcing service cost, (ii) direct labor costs, (iii) commission costs, which is incremental costs to obtain new sales contract, and (iv) miscellaneous costs.

Operating expenses

Operating expenses include general and administrative expenses, selling expenses and research and development expenses. General and administrative expenses mainly consist of (i) salary and social welfare expenses to the management team, (ii) professional service fees, (iii) rental cost for offices, and (iv) depreciation expenses. Our selling expenses mainly consist of (i) salary and social welfare expenses to the marketing team, and (ii) advertising costs and market promotion expenses. Our research and development expenses mainly consist of (i) system development expenses for Tridentity, our Web 3.0 e-commerce platform; (ii) salary and social welfare expenses to the development team and (iii) outsource service fees.

Other income, net

Other income, net mainly consists of (i) government subsidies, (ii) non-refundable service fee from terminated consulting projects, (iii) referral commission, and (iv) interest expenses.

Results of Operations

Year ended December 31, 2023 Compared to Year ended December 31, 2022

The following table sets forth a summary of our consolidated statements of income for the years ended December 31, 2023 and 2022, respectively.

	For the years ended December 31,		Change in amount	% of change
	2023	2022
Revenues	$1,483,109	$1,262,899	$220,210	17.44%
Cost of revenues	(1,216,916)	(1,000,689)	(216,227)	21.61%
Gross profit	266,193	262,210	3,983	1.52%
Selling expenses	(555,280)	(241,344)	(313,936)	130.08%
General and administrative expenses	(3,888,501)	(989,774)	(2,898,727)	292.87%
Research and development expenses	(586,419)	(287,578)	(298,841)	103.92%
Total operating expenses	(5,030,200)	(1,518,696)	(3,511,504)	231.22%
Loss from operations	(4,764,007)	(1,256,486)	(3,507,521)	279.15%
Total other (expenses)/income, net	(10,080)	131,790	(141,870)	-107.65%
Loss before income tax expense	(4,774,087)	(1,124,696)	(3,649,391)	N/A
Income tax expense	—	(4,793)	4,793	-100.00%
Net loss	$(4,774,087)	$(1,129,489)	$(3,644,598)	322.68%

Revenues

The breakdown of revenues by revenue streams for the years ended December 31, 2023 and 2022 is summarized below:

	For the years ended December 31,		Variances
	2023	2022	Amount	%
	USD	USD	USD
Business consulting	321,716	629,434	(307,718)	-48.89%
IT customization	1,155,229	633,465	521,764	82.37%
(i) IT consulting	571,592	522,013	49,579	9.50%
(ii) Management software	583,637	111,452	472,185	423.67%
Others	6,164	—	6,164	N/A
Total revenues	1,483,109	1,262,899	220,210	17.44%

Our revenues significantly increased from US$1,262,899 in 2022 to US$1,483,109 in 2023, representing a year-on-year increase of 17.44%. The increase was primarily due to our success in helping our clients to optimize and grow their business, resulting in positive feedback and our brand and services developing and expanding in the market and industry, which has brought us more clients and projects in 2023.

Business consulting.    Net revenues from business consulting services decreased from US$629,434 in 2022 to US$321,716 in 2023, primarily attributed to (i) reduction of business consulting projects were completed, delivered and accepted by customers in 2023; and partially offset by (ii) the appreciation of SGD against USD in our reporting currency translation from 1.3404 in 2022 to 1.3193 in 2023. We continued to offer more comprehensive brand consulting services to assist our customers in building international brands in 2023, and the average contract price of completed projects increased from US$44,960 in 2022 to US$53,619 in 2023.

IT customization.    Net revenues from IT customization increased from US$633,465 for the year ended December 31, 2022 to US$1,155,229 for the year ended December 31, 2023, primarily due to (i) our newly engaged business line in providing management software solutions in second quarter of 2022, the business has thrived and generated greater revenue in 2023; (ii) the appreciation of SGD against USD in our reporting currency translation; (iii) the increased of average contract price of IT customization projects from US$57,588 in 2022 to US$63,510 in 2023; and partially offset by (iv) reduction of IT customization projects that were completed, delivered and accepted by customers for the year ended December 31, 2023.

Others.    Our Web 3.0 e-commerce platform, or Tridentity, launched in December 2023. We generated revenue of US$6,164 from providing technical support for selling tickets on behalf of merchants through this platform.

Cost of Revenues

The breakdown of cost of revenues for the years ended December 31, 2023 and 2022 is summarized below:

	For the years ended December 31,		Variances
	2023	2022	Amount	%
	USD	USD	USD
Service fees	931,945	710,793	221,152	31.11%
Direct labor costs	263,352	239,296	24,056	10.05%
Commission cost	2,532	10,082	(7,550)	-74.89%
Miscellaneous cost	19,087	40,518	(21,431)	-52.89%
Total cost of revenues	1,216,916	1,000,689	216,227	21.61%

Our cost of revenues increased from US$1,000,689 in 2022 to US$1,216,916 in 2023, representing a year-on-year increase of 21.61%.

Service fees.    Service fees increased from US$710,793 in 2022 to US$931,945 in 2023, primarily due to the increase of service fees paid to suppliers or outsourcers, as a result of the fulfillment of increased project demands in 2023.

Direct labor costs.    Direct labor costs increased from US$239,296 in 2022 to US$263,352 in 2023, primarily related to increase in both headcount and bonuses to our staff in 2023.

Commission costs.    Commission costs decreased from US$10,082 in 2022 to US$2,532 in 2023, primarily attributed to the decreased commission costs needed to obtain new sales contracts related to our newly engaged business line in providing management software solutions in 2023.

Miscellaneous costs.    Miscellaneous cost decreased from US$40,518 in 2022 to US$19,087 in 2023, primarily due to the decrease of our outsourcing contractor fee for general project’s support, which was gradually transferred to in-house team during 2023.

Operating expenses

Our operating expenses increased from US$1,518,696 in 2022 to US$5,030,200 in 2023, representing a year-on-year increase of 231.22%. In anticipation of becoming a listed company, we expect our operating expenses will continue to increase as we hire more research and development personnel, commercial personnel and compliance personnel, and we will also incur additional marketing expenses in connection with the expansion of our business operations.

Selling expenses

Our selling and marketing expenses increased from US$241,344 in 2022 to US$555,280 in 2023, primarily due to (i) the increase in staff costs of US$279,988 as a result of the business development persons hired in the new subsidiary in 2023; (ii) the increase in marketing and advertising expenses of US$29,661 for the exploration of business opportunities and preparation to initiate our Web 3.0 e-commerce platform in 2023.

General and administrative expenses

Our general and administrative expenses increased from US$989,774 in 2022 to US$3,888,501 in 2023. The increase was primarily attributable to (i) the increase in staff costs from US$501,943 in 2022 to US$1,589,714 as a result of an increase in the number of employees hired to meet our business needs as well as increase in average based salaries and bonuses; (ii) the increase in professional service fees from US$134,523 in 2022 to US$1,368,587 in 2023 related to IPO professional services and the initiation of the Web 3.0 e-commerce platform; (iii) the increase in rent and utilities expenses of US$268,957 due to additions of operating leases; and (iv) the increase of other overhead expenses as a result of our expansion of business and the preparation of IPO in 2023.

Research and development expenses

Our research and development expenses increased from US$287,578 in 2022 to US$586,419 in 2023, primarily due to the increase in system development expenses and technical support expenses for the Web 3.0 e-commerce platform, salary expenses to the development team and outsource service fees.

Other (expenses)/income, net

Other (expenses)/income, net mainly consists of (i) government subsidies, (ii) non-refundable service fees from terminated consulting projects, (iii) referral commission, and (iv) interest expenses. Our other income, net decreased from US$131,790 in 2022 to other expenses, net of US$10,080 in 2023, primarily due to the decrease of government subsidies and non-refundable service fees from terminated consulting projects.

Net loss

As a result of the foregoing, we incurred a net loss of US$1,129,489 in 2022 and US$4,774,087 in 2023, respectively. The increase in net loss was primarily due to our early-stage input on initiating Web 3.0 e-commerce platform as well as professional services fees incurred in anticipation of becoming a listed company, which led to a significant increase of our operating expenses in 2023.

Taxation

Cayman Islands

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation, and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties, which may be applicable on instruments executed in, or brought within the jurisdiction of, the Cayman Islands. In addition, the Cayman Islands does not impose withholding tax on dividend payments.

Singapore

Our subsidiaries incorporated in Singapore are subject to the prevailing Singapore Corporate Tax of 17%. With effect from the year of assessment 2020, other than certain new start-up companies, 75% of up to the first S$10,000, and 50% of up to the next S$190,000 of a company’s chargeable income (otherwise subject to normal taxation) is exempt from corporate tax. The remaining chargeable income that exceeds S$200,000 will be fully taxable at the prevailing corporate tax rate.

Liquidity and Capital Resources

Our primary sources of liquidity have been cash flows from our operating activities, capital contributions from shareholders and loans from banks. As of December 31, 2023 and 2022, we had cash of US$1,808,603 and US$945,265, and total positive working capital of US$1,975,908 and negative working capital US$1,236,728, respectively.

We incurred net loss of $4,774,087 and $1,129,489 for the years ended December 31, 2023 and 2022, respectively. Net cash used in operating activities were $4,942,098 and $609,946 for the years ended December 31, 2023 and 2022, respectively. Accumulated deficits were $6,183,545 and $1,323,341 as of December 31, 2023 and 2022, respectively.

Our liquidity is based on its ability to generate cash from operating activities, obtain capital financing from equity interest investors and borrow funds from financial institutions. Our future capital requirements depend on many factors including our growth rate, the continuing market acceptance of our offerings, the timing and extent of spending to support our efforts to develop our platform, the expansion of sales and marketing activities, and the expansion and penetration of our business into different geographies and markets. To enhance our liquidity position or increase our cash reserve for future investments or operations through additional financing activities, we may in the future seek equity financing or obtain credit facilities. The issue of additional equity securities, including convertible debt securities, would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. There can be no assurances, however, that the current operating plan will be achieved or that additional funding will be available on terms acceptable to us, or at all. If we are unable to obtain sufficient funding, it could be required to delay its development efforts and limit activities, which could adversely affect its business and the consolidated financial statements.

Note 3 to the consolidated financial statements discloses all of the matters of which we are aware that are relevant to our ability to continue as a going concern for a reasonable period of time (defined as the time within one year after the date that the financial statements are issued, or available to be issued, where applicable), including significant conditions and events, and management’s plans to mitigate the adverse effects of such conditions and events. There is no approved plan for liquidation and liquidation is not being forced by any other party. As such, we believe that the going concern basis of accounting is appropriate.

Summary of Cash Flows

The following table summarizes our cash flows for the periods indicated:

	For the years ended December 31,
	2023	2022
Net cash used in operating activities	$(4,942,098)	$(609,946)
Net cash used in investing activities	(139,757)	(73,885)
Net cash provided by financing activities	5,902,303	1,378,257
Effect of exchange rate changes	42,890	(22,754)
Net change in cash	863,338	671,672
Cash, at beginning of year	945,265	273,593
Cash, at end of year	$1,808,603	$945,265

Operating Activities

Net cash used in operating activities in 2023 was US$4,942,098, primarily attributable to (i) our net loss of US$4,774,087, as adjusted by the reconciliation of net loss to net cash used in operating activities, which primarily comprised depreciation of right-of-use assets of US$366,852, and depreciation and amortization of US$47,057; and (ii) changes in operating assets and liabilities, which was primarily the result of (a) a decrease in operating lease liabilities of US$340,756, (a) an increase in prepaid expenses and other current assets of US$309,366 as a result of increased prepayments to suppliers, (c) an increase in amounts due from related parties of US$92,295, (d) a decrease in deferred revenue of US$81,877, (e) an increase in contract cost assets of US$73,299, partially offset by (a) an increase in accrued expenses and other current liabilities of US$286,404, and (b) a decrease in accounts receivable of US$38,177.

Net cash used in operating activities in 2022 was US$609,946, primarily attributable to (i) our net loss of US$1,129,489, as adjusted by the reconciliation of net loss to net cash used in operating activities, which primarily comprised depreciation of right-of-use assets of US$101,099, and depreciation and amortization of US$16,867; and (ii) changes in operating assets and liabilities, which was primarily the result of (a) an increase in prepaid expenses and other current assets of US$111,981, (b) an increase in contract cost assets of US$268,509, and (c) a decrease in operating lease liabilities of US$127,196, partially offset by (a) an increase in deferred revenue of US$461,128, (b) an increase in accrued expenses and other current liabilities of US$249,052, and (c) an increase in accounts payable of US$166,358.

Investing Activities

Net cash used in investing activities in 2023 was US$139,757, which was primarily attributable to purchase of property and equipment in the amount of US$139,757, mainly expenditure on computer and office equipment, and leasehold improvement.

Net cash used in investing activities in 2022 was US$73,885, which was primarily attributable to purchase of property and equipment in the amount of US$73,885 for our newly established subsidiary.

Financing Activities

Net cash provided by financing activities in 2023 was US$5,902,303, which primarily comprised (i) contribution from shareholders of US$8,242,988, (ii) loans from related parties of US$1,047,894, partially offset by (i) repayment of loans from related parties of US$1,814,818, (ii) payment of deferred offering costs of US$903,132, (iii) repayments of long-term bank loans of US$391,520 and (iv) payment of financing costs of US$204,638.

Net cash provided by financing activities in 2022 was US$1,378,257, which primarily comprised (i) loans from related parties of US$748,533, (ii) proceeds from long-term bank loans of US$652,789, and (iii) subscription fees advance from a shareholder of US$ 524,560, partially offset by (i) repayment of loans from related parties of US$239,357, and (iii) dividend distribution of US$229,201.

Capital Expenditures

Our capital expenditures are primarily incurred for purposes of purchasing office and electric equipment and investments in office renovation. Our capital expenditures were US$139,757 and US$73,885 for the years ended December 31, 2023 and 2022, respectively. We intend to fund our future capital expenditures with our existing cash balance and proceeds from this offering. We will continue to make well-planned capital expenditures to meet the expected growth of our business.

Contractual Obligations

The total future minimum lease payments under the non-cancellable operating lease with respect to the office and the warehouse as of December 31, 2023 are payable as follows:

For the years ending December 31,	Lease Payments
2024	$497,628
2025	497,628
2026	497,628
2027	290,298
Total lease payments	$1,783,182

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Commitments and Contingencies

From time to time, we may be subject to certain legal proceedings, claims and disputes that arise in the ordinary course of business. Although the outcomes of these legal proceedings cannot be predicted, we do not believe these actions, in the aggregate, will have a material adverse impact on our financial position, results of operations or liquidity.

Seasonality

The nature of our business does not appear to be affected by seasonal variations.

Critical Accounting Policies and Management Estimates

We prepare our consolidated financial statements in accordance with U.S. GAAP, which requires us to make judgments, estimates and assumptions. To the extent that there are material differences between these estimates and actual results, our financial condition or results of operations would be affected. We base our estimates and assumptions on our own historical data and other assumptions that we believe are reasonable after taking account of our circumstances and expectations for the future based on available information. We evaluate these estimates and assumptions on an ongoing basis.

Our expectations regarding the future are based on available information and assumptions that we believe to be reasonable and accurate, which together form our basis for making judgments about matters that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, our actual results could differ from those estimates. Some of our accounting policies require a higher degree of judgment than others in their application.

The critical accounting policies, judgments and estimates that we believe to have the most significant impact on our consolidated financial statements are described below, which should be read in conjunction with our consolidated financial statements and accompanying notes and other disclosures included in this prospectus. When reviewing our financial statements, you should consider.

(1)    our selection of critical accounting policies;

(2)    the judgments and other uncertainties affecting the application of such policies;

(3)    the sensitivity of reported results to changes in conditions and assumptions;

Our critical accounting policies and practices include the following: (i) credit losses; (ii) revenue recognition; and (iii) income taxes. See Note 2 — Summary of Significant Accounting Policies to our consolidated financial statements for the disclosure of these accounting policies. We believe the following accounting estimates involve the most significant judgments used in the preparation of our financial statements.

We consider an accounting estimate to be critical if: (i) the accounting estimate requires us to make assumptions about matters that were highly uncertain at the time the accounting estimate was made, and (ii) changes in the estimate that are reasonably likely to occur from period to period or use of different estimates that we reasonably could have used in the current period, would have a material impact on our financial condition or results of operations. We consider our critical accounting estimates include (i) provision of allowance for credit losses and (ii) valuation allowance of deferred tax assets.

Provision of allowance for credit losses

On January 1, 2023, we adopted Accounting Standards Update (“ASU”) 2016-13 “Financial Instruments — Credit Losses” (Topic 326). Measurement of Credit Losses on Financial Instruments,” by using an aging schedule method in combination with current situation adjustment, which replaces the previous incurred loss impairment model. The expected credit loss impairment model requires the entity to recognize its estimate of expected credit losses for affected financial assets using an allowance for credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The adoption of ASU 2016-13 did not have a material impact on our financial statements.

Our accounts receivable, amounts due from related parties and other receivables which is included prepaid expenses and other current assets line item in the balance sheet are within the scope of ASC Topic 326. We use an aging schedule method in combination with current situation adjustment, to determine the loss rate of receivable balances and evaluate the expected credit losses on an individual basis. When establishing the loss rate, we make the assessment based on various factors, including aging of receivable balances, historical experience, credit-worthiness of debtor, current economic conditions, reasonable and supportable forecasts of future economic, and other factors that may affect our ability to collect form the debtors. We also apply current situation adjustment to provide specific provisions for allowance when facts and circumstances indicate that the receivable is unlikely to be collected.

Expected credit losses are indicated in general and administrative expenses in the consolidated statements of operations and comprehensive loss. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Allowance for doubtful accounts receivable were US$7,299 and nil as of December 31,2023 and 2022, respectively.

Valuation of deferred tax assets

We account for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are recoverable, management estimated that it is more likely than not that the results of future operations will not generate sufficient taxable income to realize the deferred tax assets as of December 31, 2023 and 2022. Thus, management decided to record all of the valuation allowance. Valuation allowance amounted to US$929,574 and US$238,081 as of December 31, 2023 and 2022, respectively. While we consider the facts above, our projections of future income qualified tax-planning strategies may be changed due to the macroeconomic conditions and our business development. The deferred tax assets could be utilized in the future years if we make profits in the future, the valuation allowance shall be reversed.

Recent Accounting Standards

We are an “emerging growth company” (“EGC”) as defined in the JOBS Act. An EGC may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an EGC does not need to comply with any new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such date that a private company is otherwise required to comply with such new or revised accounting standards. Pursuant to the JOBS Act, we have elected to take advantage of the benefits of this extended transition period for complying with new or revised accounting standards. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

In March 2023, the FASB issued new accounting guidance, ASU 2023-01, for leasehold improvements associated with common control leases, which is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted for both interim and annual financial statements that have not yet been made available for issuance. The new guidance introduced two issues: terms and conditions to be considered with leases between related parties under common control and accounting for leasehold improvements. The goals for the new issues are to reduce the cost associated with implementing and applying Topic 842 and to promote diversity in practice by entities within the scope when applying lease accounting requirements. ASU 2023-01 is effective for the Group for annual and interim reporting periods beginning January 1, 2024. We expect that no material effect of the adoption of this ASU.

In October 2023, the FASB issued ASU 2023-06, Disclosure Improvements — codification amendments in response to SEC’s disclosure Update and Simplification initiative which amend the disclosure or presentation requirements of codification subtopic 230-10 Statement of Cash Flows — Overall, 250-10 Accounting Changes and Error Corrections — Overall, 260-10 Earnings Per Share — Overall, 270-10 Interim Reporting — Overall, 440-10 Commitments — Overall, 470-10 Debt — Overall, 505-10 Equity — Overall, 815-10 Derivatives and Hedging — Overall, 860-30 Transfers and Servicing — Secured Borrowing and Collateral, 932-235 Extractive Activities — Oil and Gas — Notes to Financial Statements, 946-20 Financial Services — Investment Companies — Investment Company Activities, and 974-10 Real Estate — Real Estate Investment Trusts — Overall. Many of the amendments allow users to more easily compare entities subject to the SEC’s existing disclosures with those entities that were not previously subject to the SEC’s requirements. Also, the amendments align the requirements in the Codification with the SEC’s regulations. For entities subject to existing SEC disclosure requirements or those that must provide financial statements to the SEC for securities purposes without contractual transfer restrictions, the effective date aligns with the date when the SEC removes the related disclosure from Regulation S-X or Regulation S-K. Early adoption is not allowed. For all other entities, the amendments will be effective two years later from the date of the SEC’s removal. We are in the process of evaluating the effect of the adoption of this ASU.

In December 2023, the FASB issued ASU 2023-09, Improvement to Income Tax Disclosure. This standard requires more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information. This standard also includes certain other amendments to improve the effectiveness of income tax disclosures. ASU 2023-09 is effective for public business entities, for annual periods beginning after December 15, 2024. For entities other than public business entities, the amendments are effective for annual periods beginning after December 15, 2025. We expect the adoption of this ASU will not have a material effect on the consolidated financial statements.

We do not discuss recent standards that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows or disclosures.

Quantitative and Qualitative Disclosures about Market Risks

We are also exposed to liquidity risk which is risk that we are unable to provide sufficient capital resources and liquidity to meet our commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, we will turn to other financial institutions and the shareholders to obtain short-term funding to meet the liquidity shortage.

Inflation risk

Inflationary factors, such as increases in personnel and overhead costs, could impair our operating results. Although we do not believe that inflation has had a material impact on our financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on our ability to maintain current levels of gross margin and operating expenses as a percentage of sales revenue if the revenues do not increase with such increased costs.

Interest rate risk

We are exposed to interest rate risk while we have bank loans. Although interest rates for our loans are about fixed for the terms of the loans, the interest rates are subject to change upon renewal.

Foreign currency translation and transaction

Two of our operating entities’ functional currency are SGD. As a result, we are exposed to foreign exchange risk as our results of operations may be affected by fluctuations in the exchange rate among SGD and USD. If the SGD depreciates against the USD, the value of our SGD revenues, earnings, and assets as expressed in our USD financial statements will decline. We have not entered into any hedging transactions in an effort to reduce our exposure to foreign exchange risk. Currently, these risks are not material to our financial condition or results of operations. As we expand internationally, our exposure to foreign currency translation and transaction risks may become more significant.

INDUSTRY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements appearing elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our ADSs discussed under “Risk Factors,” before deciding whether to invest in our ADSs. The information presented in this section has been derived from an industry report commissioned by us and prepared by Frost & Sullivan, an independent research firm, to provide information regarding our industry and our market position in Singapore, Southeast Asia and globally. We refer to this report as the “Frost & Sullivan Report.”

Overview of Digital Solutions in Singapore

Digital solutions involve the design, supply, integration, operation and maintenance of technology-related tools for the deployment of digital activities. According to the Frost & Sullivan Report, in Singapore, digital solutions have different service coverages, namely (i) e-commerce enablement and digital optimizing; (ii) branding, design and marketing consulting services; (iii) application development and user experience and user interface interfacing; and (iv) IT consulting solution.

Companies engaging in the e-commerce enablement and digital optimizing offer e-commerce platforms, integrated channels, content and order management systems, payment processing, fulfillment integration, digital marketing solutions and services to help businesses build and optimize their digital commerce operations.

Branding, design and marketing consulting services encompass the provision of design, analysis, strategic planning, implementation and marketing services for companies to build, develop and optimize a brand proposition, reputation and positioning in order to promote and sell their services or products.

Web applications are interactive programs that run on a web server, while mobile applications are software programs that are designed to run on specific hardware, such as tablets and smartphones. Web and mobile application development is the process of creating, revamping and developing user experience and user interfacing design on designated platform, as well as conducting user acceptance testing which serve as convenient ways to for merchants and users to conduct transactions and access information.

IT consulting solutions are solutions that revamp and integrate different information technology systems and operational systems within an organization to work more efficiently. This integration can be achieved through various methods such as data sharing, system linking, and process automation. It involves designing, developing, and implementing custom software solutions that can integrate with existing systems or platforms. IT and operational systems solutions help businesses digitize, automate and streamline their core operations and business processes.

Key Drivers of Digital Solutions in Singapore

•        Demand for operational efficiency.    Particularly for market entrants of e-commerce platforms of traditional brick-and-mortar stores, managing e-commerce operations involves coordinating many complex processes, involving the maintenance of online store, handling orders and payments, managing inventory across channels, shipping and fulfillment, providing customer service, as well as customer and operational data analysis etc. Performing all these functions efficiently and at scale requires sophisticated tools and systems to streamline workflows, minimize costs, and maximize productivity. e-commerce enablement and digital optimizing solution providers aim to remedy that by supplying companies with platforms to unify systems, simplify workflows and focus on strategic growth rather than troubleshooting inefficiencies or technical issues. By handling the complex infrastructure, integrations and optimization needs of digital business, solution providers allow companies to redirect resources toward engaging customers and expanding market opportunities.

•        Robust demand for omnichannel customer experience.    With thriving numbers of Internet users in Southeast Asia, increasing from 355.5 million in 2017 to 516.5 million in 2022, representing a CAGR of approximately 7.8%, coupled with the burgeoning market size of e-commerce in Southeast Asia, surging from US$14.0 billion to US$113.6 billion during 2017 to 2022, representing a CAGR of approximately 52.0%, the demand for omnichannel customer experience is developing profoundly. Modern customers expect a seamless shopping experience across all channels — online, mobile, social and in-store.

With a view to meeting these omnichannel expectations, the retail industry in Southeast Asia has been evolving towards an omnichannel model, with numerous physical stores including e-commerce and mobile commerce into their businesses. E-commerce enablement and digital optimizing providers aim to enable omnichannel commerce with features such as native mobile web experiences, integration with major e-marketplaces such as Shopee and Lazada, integration with digital tools, payment gateways to support online and offline payments, and integrations with existing order and warehouse management systems for a unified order fulfillment workflow. As omnichannel strategy is key to customer retention and growth nowadays, the demand for e-commerce enablement and digital optimizing is heavily underpinned.

•        Government effort in promoting digital economy and society.    Singapore government has promulgated the “Smart Nation initiative” to accelerate the process of integrating technology into the economy and aim to make Singapore a fully technology-driven country. For instance, most transactions and interactions between citizens and the government today can be done online, and integrated apps that reduce the time taken to fulfil inter-agency requests have been growing in number. With effort such as the implementation of fifth-generation mobile network (5G) starting from 2020, entailing greater speed and higher reliability of data transmission, lower latency and greater number of connected devices, information transmission and transparency has been continuously elevated. With the government support, the demand to delegate third party digital solutions providers would be continuously propelled.

•        Significant impetus from SMEs.    Government support for SME digitalization and skills upgrading is fueling demand for digital solutions. In Singapore, there were more than 200,000 SMEs in 2022 and they make up 99% of enterprises, contributing nearly half of the national GDP. Accordingly, enabling SME’s digital transformation is key to sustainable economic growth. Government agencies such as IMDA, Enterprise Singapore and e-commerce marketplaces provide strong funding and incentives for SMEs to build e-commerce channels, digitize operations and upgrade IT skills. For instance, the IMDA’s SMEs Go Digital program offers advice and grants to help SMEs adopt technology in areas like e-commerce, digital marketing and business process re-engineering. Digital solutions providers will benefit from the SME segment’s demand at scale and government backing for the technology investment required to serve SME segment needs.

•        Rise of Web 3.0 propelling e-commerce enablement.    Web 3.0 primarily focuses on leveraging artificial intelligence, blockchain, virtual reality, augmented reality and other emerging technologies to enable smart, customized and secure digital experiences. The rise of Web 3.0, marked by greater decentralization and use of artificial intelligence, creates new opportunities for e-commerce enablement and digital optimization solution providers. As companies work to adapt e-commerce, marketing and operations to Web 3.0 capabilities, they require platforms and solutions built on these advanced technologies. E-commerce enablement and digital optimization providers developing solutions incorporating artificial intelligence, virtual reality, augmented reality and blockchain functionalities will be poised to gain as businesses pursue more intelligent, immersive and trusted online customer experiences. By enabling features such as access to artificial intelligence-enhanced personalization, augmented reality-powered virtual showrooms and secure payments and supply chain management, the expertise of e-commerce enablement and digital optimization providers in emerging tech deployment for e-commerce and digital channels positions them to help companies navigate Web 3.0 opportunities and complexities.

•        Demand for advancement in IT infrastructure and analytical tools.    Advancements in IT are disrupting every industry and transforming how businesses operate. To keep up, companies in Singapore are investing heavily in upgrading and transforming their IT infrastructure, and adoption of modern information technology. In particular, increasing impetus for companies to automate processes, digitize operations and offer digital customer experiences necessitates the demand for scalable, robust and agile IT infrastructure to support their technology needs and power their growth. Additionally, these companies are moving to the cloud to gain flexibility, scalability and cost benefits which is driving demand for incorporating cloud infrastructure by engaging solution providers. Besides, these companies are looking to leverage data analytical tools such as data mining, Internet of Things (IoT), cloud computing, and artificial intelligence algorithms to gain insights, improve decision making and optimize operations which puts the spotlight on digital solutions providers with competent data management infrastructure, high performance computing and artificial intelligence capabilities.

Competitive Landscape of Digital Solutions in Singapore

The digital solutions industry in Singapore is highly fragmented due to the industry’s diverse client base, high degree of industry segmentation, and different service coverages, according to the Frost & Sullivan Report. The majority of digital solutions providers operate on the market by providing all-in-one solutions or partial solutions. Major players include e-commerce platform providers such as Shopify, Lazada, Shopee, integrated e-commerce enablers such as our Company, as well as well-known companies with the advantages of social media platforms, such as Google, Facebook, and LinkedIn.

The digital solutions market in Singapore is highly competitive and diverse, and numerous niche players and startups are entering the market with cutting-edge technologies such as virtual reality, augmented reality, artificial intelligence, and blockchain. However, established companies typically have a larger market share and higher profit margins due to their mature business models and higher levels of technology, whereas small players in digital solutions face fierce market competition and limited business opportunities due to service homogenization and lower profit margins. Moreover, as an increasing number of multinational corporations relocate their headquarters to Singapore, a significant international financial center, the demand for localization is likely to create more market space for local digital solution providers.

Competitive Landscape of Digital Solutions in SMEs Go Digital Program in Singapore

According to the Singapore Department of Statistics, 99% of Singapore’s businesses in 2021 were SMEs. To assist Singapore’s SMEs in enhancing their productivity and competitiveness, Singapore government has launched the SMEs Go Digital program as part of its “Smart Nation Initiative” to provide SMEs with a variety of digital solutions and services, such as e-commerce platforms, digital marketing tools, and data analytics software.

The program is led by IMDA. Only those digital solutions providers that have been approved by IMDA can participate in the program and provide services to SMEs. Our Company is one of the pre-approved digital solution vendors.

The program also offers financial assistance to eligible SMEs in order to reduce costs. In addition, consulting and training services, such as seminars and one-on-one consultations with digital experts, are provided to assist SMEs in developing digital capabilities and strategies.

Among the Singapore-based companies who have participated in the SMEs Go Digital program led by the IMDA, the top five players have contributed to 17.2% of the entire market in terms of revenue in 2022. Our Company ranked fourth with a market share of 1.5%, according to the Frost & Sullivan Report.

Source: Frost & Sullivan

Overview of Web 3.0 E-Commerce

Web 3.0 is the next generation of the World Wide Web which aims to establish an Internet that is smarter, more secure, and decentralized.

Application of the blockchain technology, smart contracts, decentralized applications, and decentralized autonomous organizations at various stages of, and in diversified contexts in, Web 3.0 enables the construction of a decentralized web eventually which is not controlled by a central authority. Meanwhile, Web 3.0 aims to accommodate the use of metadata and other structured data to create a smarter Web that can comprehend and process information in a more meaningful manner, thereby providing users with more advanced search capabilities and personalized experiences.

Web 3.0 signifies a significant transition towards a decentralized and user-centric Internet. According to the Frost & Sullivan Report, Web 3.0 users are forecasted to reach 1 billion by 2031. Increasing numbers of Internet consumers are migrating to this more open, transparent, and secure environment.

Introduction of Web 3.0 E-Commerce

Web 3.0 will enable a decentralized commerce model where merchants list their products on a decentralized marketplace and customers can access them directly without any intermediaries.

Source: Frost & Sullivan

Key Drivers of Web 3.0 E-Commerce in Southeast Asia

•        Improved security, transparency and trust.    The key technological advances in Web 3.0, including, among others, blockchain, decentralization and smart contracts have the potential to significantly improve the security of payments and reduce risks for e-commerce businesses. Improved transparency and trust afforded by Web 3.0 platforms are critical in Southeast Asian e-commerce due to issues like fraud, lack of visibility into supply chains, and payment security concerns that limit industry growth. The use of blockchain in Web 3.0, for example, offers an immutable record of transactions and data that gives consumers visibility into the entire history of orders, payments, product information, trustworthy record of supply chain data and product provenance and smart contract execution. This transparency, combined with the reduced ability to alter records or commit fraud on the network, helps build the trust necessary for e-commerce to flourish by verifying transactions, ensuring fulfillment of obligations, and giving visibility into supply chain details. The transparency and traceability features of Web 3.0 address the core issues undermining trust in Southeast Asian e-commerce today, and thus provide a compelling value proposition for the adoption of Web 3.0 e-commerce in the Southeast Asia region.

•        Enhanced personalized digital experience.    Consumers nowadays expect personalized digital experiences and are more likely to shop with brands that provide personally relevant offers and recommendations. As an advancement of Web2.0, application of artificial intelligence in Web 3.0 can tailor content, services, products and interactions to individual interests based on behaviors and preferences. With a highly connected mobile population, consumers are generating huge amounts of data through daily digital activities. Web 3.0 allows for processing this data to gain customer insights using artificial intelligence, machine learning and predictive algorithms. Brands can then customize experiences based on understanding each customer’s journey, profiles, preferences and pain points. Web 3.0 excels in such aspect over Web 2.0 and bring about immense opportunities in analyzing and catering to consumers’ preference.

•        Variety of user experience.    Web 3.0 features advanced technology such as virtual/augmented reality and IoT connectivity. Web 3.0 also leverages edge computing, mesh networks, and integrated devices to create an infrastructure that is fast, reliable, and available anywhere. This allows Web 3.0 services to run anywhere, anytime, offering virtual reality shopping, livestream shopping, and seamless checkout using facial recognition, which in turn attract more customers to e-commerce platforms.

•        A growing consumer base that embraces technology.    With a high Internet penetration rate, a large proportion of the population in Southeast Asia has access to the Internet and can engage with Web 3.0 e-commerce platforms. In addition, surging smartphone penetration, and adoption rate of digital payments have been thriving in Southeast Asia, which create a large market receptive to the value propositions of Web 3.0 e-commerce applications and platforms. This fast-paced technology adoption creates a large market of consumers and businesses ready for innovative e-commerce solutions that Web 3.0 can provide.

•        Government endeavor.    Governments in Southeast Asia have generally taken a progressive stance toward blockchain technology, creating an enabling regulatory environment that encourages innovation and adoption for e-commerce applications. For instance, Thailand has established a regulatory sandbox for fintech startups focused on Web 3.0-enabled e-commerce. Singapore and Malaysia have also expressed support for blockchain innovation and are developing frameworks to govern the technology responsibly. This generally innovation-friendly regulatory environment has helped spur blockchain projects aimed at improving transparency, efficiency and traceability for e-commerce businesses.

•        Cross-border trade.    In 2021, the Southeast Asia countries signed the ASEAN Agreement on Electronic Commerce, which has fostered the emergence of a cohesive, aligned, and inclusive environment that helps facilitate cross-border e-commerce transactions for goods and services. The competitive advantage of Web 3.0 e-commerce such as transparency and traceability of transactions across borders and end-to-end visibility can help overcome challenges like weak trade infrastructure, trade barriers and lack of trust that currently limit intra-regional trade within Southeast Asia. Therefore, Web 3.0 e-commerce has the potential to significantly increase cross-border business-to-business and business-to-consumer transactions within Southeast Asia.

Market Opportunities of Web 3.0 E-Commerce in Southeast Asia and Globally

Web 3.0 e-commerce platforms offer a more advanced and immersive shopping experience compared to Web 2.0 e-commerce platforms. Web 3.0 e-commerce is still in its early stages of development and adoption, presenting tremendous growth opportunities as, among other things, the number of Internet users continues to grow, the e-commerce industry evolves, and the adoption of various technology applications (such as artificial intelligence) in Web 3.0 increases.

•        Nominal GDP in Southeast Asia.    According to The International Monetary Fund, the nominal GDP in Southeast Asia has increased from US$2,842.2 billion to US$3,644.7 billion from 2017 to 2022, representing a CAGR of 5.1%. The expected nominal GDP between 2023 and 2027 is approximately 7.4%, reaching to approximately US$5,232.3 billion by 2027. It is expected that the economy will recover in the next years with the alleviation of the COVID-19 pandemic.

•        Number of Internet users in Southeast Asia.    In 2022, the number of Internet users in Southeast Asia was 516.5 million, representing more than 70% of the region’s population, making Southeast Asia one of the world’s fastest-growing regions in terms of Internet adoption. Due to the increasing affordability and availability of smartphones, rising number of middle class, and increasing investment in improving Internet infrastructure, the Internet adoption in Southeast Asia is on the rise. The number of Internet users in Southeast Asia is forecasted to continuously increase between 2023 and 2027 reaching 591.7 million in 2027.

•        Market size of e-commerce in Southeast Asia.    The e-commerce industry in the region has grown rapidly due to several factors, including economic development, increased Internet penetration, and the COVID-19 pandemic. The pandemic led to the implementation of pandemic prevention and control policies such as social distancing and quarantine measures, which prompted citizens to switch from traditional brick-and-mortar purchases to e-commerce platforms. This trend has resulted in the market size of the e-commerce industry in Southeast Asia growing from US$14.0 billion to US$113.6 billion between 2017 and 2022, representing a CAGR of 52.0%. The success of leading e-commerce platforms in Indonesia, Singapore, Malaysia, Vietnam and Thailand has been a driving force behind the industry’s continuous growth. It is expected that the e-commerce industry in Southeast Asia will continue to grow, with the market size expected to reach approximately US$276.7 billion in 2027, representing a CAGR of 17.3%.

Source: Frost & Sullivan

The market size of Web 3.0-enabled e-commerce in Southeast Asia is expected to grow at a CAGR of 100.3% from 2023 to 2027, reaching US$47.0 billion in 2027.

Source: Frost & Sullivan

•        Market size of global e-commerce.    Rapid urbanization across the globe is one of the key factors driving the growth of the market. Furthermore, increasing Internet penetration and usage of devices, such as smartphones, laptops and tablets to access e-commerce portals, is also providing a boost to the market growth of global e-commerce. The market size of global e-commerce increased from US$2,382.0 billion in 2017 to US$5,717.0 billion in 2022, at a CAGR of 19.1%. E-commerce enables organizations to conduct business without maintaining a physical presence, thereby minimizing the infrastructure, communication and overhead costs. The market is further driven by the increasing preference for online shopping, especially among women, and the growing influence of social networking platforms on shopping habits. The market size of global e-commerce is expected to increase at a CAGR of 8.7% from 2023 to 2027, reaching US$8,819.0 billion in 2027.

Source: Frost & Sullivan

Web 3.0-enabled e-commerce is a new area of innovation in the global e-commerce industry, with many businesses and startups exploring the potential of innovative technology applications in Web 3.0 for improving supply chain management, increasing transparency, and enhancing customer experiences. The market size of global Web 3.0-enabled e-commerce is expected to reach US$ 1,587.4 billion in 2027, representing a CAGR of 70.2% from 2023 to 2027.

Source: Frost & Sullivan

BUSINESS

Our Mission

Our mission is to be the leader in Web 3.0 enablement, bridging business to a trusted and secure e-commerce platform with curated customer experience.

Overview

We are a leading digital transformation enabler in the SME segment of the e-commerce enablement and digital optimizing services market in Singapore. We offer business and technology solutions which are designed to optimize our clients’ experiences with their customers by driving digital adoption and self-service.

We started our journey in 2014 as a full-service information technology company headquartered in Singapore. Since then, we recognized and captured the opportunities arising from the global fast-growing digital adoption trend in various industries and rapidly developed as a leading digital transformation enabler in the SME segment of the e-commerce enablement and digital optimizing services market in Singapore. According to the Frost & Sullivan Report, among the Singapore-based companies who have been approved to participate in the SMEs Go Digital program led by IMDA, we ranked fourth, contributing to 1.5% of the SME segment of the e-commerce enablement and digital optimizing services market in Singapore in 2022.

The SMEs Go Digital program is to provide SMEs in Singapore with a variety of digital solutions and services, such as e-commerce platforms, digital marketing tools, and data analytics software. The program also offers government grants to eligible SMEs to subsidize the costs, driving digital adoptions.

Our clients and prospective clients are faced with transformative business opportunities due to advances in software and computing technology. These organizations are dealing with the challenge of having to reinvent their core products, services, processes and systems rapidly and position themselves as “digitally enabled.” The journey to the digital future requires not just an understanding of new technologies and new ways of working, but a deep appreciation of existing technology landscapes, business processes and practices. We have been a navigator for our clients as they ideate, plan and execute on their journey to a digital future through our solutions and services, comprising:

•        Business consulting:    We support clients to define and deliver technology-enabled transformations of their business. Equipped with the complete value chain approach, our suite of offerings ranges from brand proposition, multi-channel commerce and digital marketing to improve customer experience and increase customer acquisition, to insights and real-time predictive analysis for efficient decision-making and optimizing processes.

•        IT customization:    We offer solutions and services to plan, design, operate, optimize and transform business processes. We support clients to get the best value from technology by developing an IT strategy, optimizing applications and infrastructure, implementing IT operating models, and governing their technical architecture for reliability and security.

We provide customized solutions and services that address the specific needs of clients in our strategic vertical markets. Our primary vertical industries include e-commerce, food and beverage, fintech, healthcare and service, wholesale and retail that are fast-growing and have increasing level of digitalization potentials. Our configurable technology integrates seamlessly into our clients’ systems, empowering our clients to manage, improve their businesses and to win. As of December 31, 2023, we served over 200 clients across our core verticals such as food and beverage, wholesale and retail.

Digital technology continues to impact our world through its transformative capability and pervasive impact. Our management believes we have a successful track record of applying our proprietary technologies to respond to changing business needs and evolving client demands. Leveraging such experiences, we launched a Web 3.0 e-commerce platform whereby customers and merchants can transact in a transparent and secure way, or Tridentity, in December 2023. We believe Tridentity addresses a massive market opportunity today and provides us with an attractive runway for growth. According to the Frost & Sullivan Report, the market size of global Web 3.0-enabled e-commerce is expected to reach US$189.3 billion and US$1,587.4 billion in 2023 and 2027, respectively, representing a CAGR of 70.2% from 2023 to 2027.

Our success in helping our clients’ brand, position, optimize and grow their businesses has allowed us to achieve significant growth. For the years ended December 31, 2023 and 2022, we generated revenue of approximately US$1.48 million and US$1.26 million, respectively. Revenue from IT customization and business consulting accounted for 77.9% and 21.7% of our total revenue for the year ended December 31, 2023 respectively; accounted for 50.2% and 49.8% of our total revenue for the year ended December 31, 2022 respectively. We incurred net losses of approximately US$4.77 million and US$1.13 million for the years ended December 31, 2023 and 2022, respectively.

Our Strengths

We believe the following strengths have contributed to our continued success:

Leading digital transformation enabler in the SME segment of the e-commerce enablement and digital optimizing services market in Singapore

In 2014, our founding team pioneered digital transformation for clients in Singapore. In 2021, we were one of the pre-approved vendors to participate in the SMEs Go Digital program led by IMDA, which is to provide SMEs with a variety of digital solutions and services, such as e-commerce platforms, digital marketing tools, and data analytics software. The program also offers government grants to eligible SMEs to subsidize the costs, driving digital adoptions.

We are one of the leaders in the digital transformation of the SME segment in Singapore. According to the Frost & Sullivan Report, among the Singapore-based companies who are pre-approved vendors to participate in the SMEs Go Digital program led by IMDA, we ranked fourth, contributing to 1.5% of the SME segment of the e-commerce enablement and digital optimizing services market in Singapore in 2022.

Through the accumulation of industry domain knowledge over the years, we have in-depth understanding and expertise in the industry pain points, tailored solutions for each client, and the application of emerging technologies such as: artificial intelligence, cloud computing, Internet of Things, blockchain and big data analytics. All these enabled us to expand deeper into each industry vertical, helping our clients to capture the values of digital transformation.

Proprietary Technology Architecture

Over the last three years providing IT customization services in our core vertical markets, we offer one-stop business and technology solutions that simplify customer engagement by driving digital adoption and self-service capabilities. Our solutions are largely SaaS-based cloud solutions, carefully designed to provide the systems with security, scalability and the ease of integration. Our in-house proprietary design of the technology architecture and our coding framework are key towards operation scalability and sustainability, to maximize growth and profitability.

We believe our architecture enables us to innovate quickly while delivering new features to our clients simultaneously and at lower operating costs compared to legacy providers. Our ability to innovate quickly is critical to maintaining the leadership of our enabling services provided. Our proprietary technology architecture also provides financial benefits to us through operational scalability. Our developing Web 3.0 e-commerce platform is developed using this proprietary technology architecture, which contains all of the functionality that users expect from modern cloud software, as well as scalable architecture, cloud security, elegant and easy-to-use interfaces, common APIs, robust mobile accessibility, and data integration.

Unique Perspective and Efficient Operational Capabilities

With our experiences in providing business consulting services to the various verticals over the years, we have developed a unique perspective into the processes and systems needed to drive the operations and business success of the market participants within these industries. Our approach enables us to deliver industry-tailored solutions, including business management software, customer engagement applications, and billing and payment solutions, to address vertical-specific workflows and customer requirements. We also have an efficient and diversified go-to-market strategy tailored to each vertical we serve.

We believe that these unique perspectives and the efficient operational capabilities can be applied to our developing Web 3.0 e-commerce platform which accelerates merchants and customers’ acquisition and increases their stickiness.

Seasoned and Visionary Management Team with International Perspective

Our team members have tremendous experience in their respective areas of expertise. Our founder, chairman of board of directors and chief executive officer, Mr. Soon Huat Lim, is an innovative entrepreneur and recognized leader with combined expertise in sales, supply chain, retail and services, tourism, entertainment and media, e-commerce, and technology industries. He has over 30 years of management experience with a strong network and resources and the know-how that established our company as a leading digital transformation enabler in the SME segment of the e-commerce enablement and digital optimizing services market in Singapore. Our chief technology officer, Mr. Poh Kiong Tan, has been a Practicing Management Consultant certified by The Singapore Business Advisors and Consultants Council since 2018. His qualifications include multidisciplinary expertise ranging from branding, human resource management to productivity diagnosis and technology adoption, which are instrumental to our success.

Our senior management team members have on average 15 years of management experience and extensive and complementary industry experiences in a wide range of fields, such as finance, market acquisition, risk and compliance, and operations, which enable us to develop innovative tailored solutions that meet the evolving needs of our clients and expand our global footprint.

Our Strategies

We intend to further grow our business by pursuing the following strategies:

Capitalize on a Generational Shift to Web 3.0

Web 3.0 is the next generation of the World Wide Web which aims to establish an Internet that is smarter and more secure. Web 3.0 primarily focuses on leveraging artificial intelligence, blockchain, virtual reality, augmented reality and other emerging technologies to enable smart, customized and secure digital experiences. As companies work to adapt e-commerce, marketing and operations to Web 3.0 capabilities, they require platforms and solutions built on these advanced technologies. E-commerce enablement and digital optimization providers developing solutions incorporating artificial intelligence, virtual reality, augmented reality and blockchain functionalities will be poised to gain as businesses pursue more intelligent, immersive and trusted online customer experiences.

Mission-critical applications are increasingly being delivered more reliably and securely via Web 3.0-enabled platforms, which can more readily enable real-time collaboration and provide access to valuable data from anywhere, anytime, on any device. As more merchants and customers embrace innovative technology applications in Web 3.0, they drive the accelerated adoption of Web 3.0 capabilities across the market participants, including our company which operates Tridentity, a Web 3.0 e-commerce platform whereby customers and merchants can transact in a transparent and secure way, launched in December 2023. According to the Frost & Sullivan Report, the market size of global Web 3.0-enabled e-commerce is expected to reach US$189.3 billion and US$1,587.4 billion in 2023 and 2027, respectively, representing a CAGR of 70.2% from 2023 to 2027. We believe we are well positioned to capture a strong adoption cycle of Web 3.0-enabled solutions by merchants and customers globally.

Expand and Grow our Client Base

We plan to grow our existing clients by adding product features and additional functionality to our solutions and continuing to drive digital adoption of our existing solutions.

Our verticals are large, underpenetrated, and non-cyclical with significant whitespace, low digital adoption, and growing usage of software solutions. We believe there is a significant opportunity to attract new clients with our current offerings in our vertical end-markets and new verticals. We plan to continue winning new clients by investing in our salesforce, improving the awareness of our brands and solutions, and building new partnerships and integrations. We intend to continue winning market share by driving product leadership and adoption of our industry-tailored solutions.

Broaden our Geographical Reach

We believe there is a significant need for our solutions and services on a global basis and, accordingly, an opportunity for us to grow our business through further international expansion. We will broaden our global footprint and intend to establish a presence in additional international markets.

Selectively Pursue Strategic Acquisitions

We plan to pursue strategic acquisitions that we believe will be complementary to our existing verticals and offerings and increase the value proposition we deliver to our clients. For example, we may pursue acquisitions that we believe will help us expand within existing or new industry verticals or enter new markets in Southeast Asia and globally, although our management has not yet determined the types of businesses that we will target at this time.

Our Business Consulting Solutions

Our approach, with an eye on execution, combines creative thinking and industry expertise to enable companies to achieve market-leading performance.

We support clients to define and deliver technology-enabled transformations of their business. Equipped with the complete value chain, our suite of solutions ranges from brand proposition, multi-channel commerce and digital marketing to improve customer experience and increase customer acquisition, to insights and real-time predictive analysis for efficient decision-making and optimizing processes.

Our one-stop branding and marketing consulting services encompass the research data analysis, visual identity elements design, strategic planning and digital marketing services for a company based on the values, positioning, brand differentiating point, and tonality of such company.

We provide market intelligence to our clients by identifying the objectives and audience, formulating customized digital marketing strategies in order to magnify their brand positioning and enhance operational efficiency.

Once a client engages us for branding and marketing consulting services, we strive to understand the client’s special needs that may be helpful to their overall marketing plan. Our brand and marketing strategy improvement process is categorized into four key phases:

Research and data analysis

To help our clients fully connect with consumers through online and offline touch points for targeted marketing, we have established a database of market research data, rating information and past campaign performance that are derived from both internal and third-party sources. Our research specialists are supported by a suite of data analytical capabilities that provide business insights through user-friendly data visualizations. In addition, we have developed internal systems and algorithms for collecting and analyzing industry data, which enable us to identify a particular client’s area(s) of needed improvement in terms of branding to determine how its brand is perceived at relevant stages and where its brand needs to be.

Conducting research of the targeted company and its brand and reputation in the market is the first key step to set the baseline of the company positioning. How a brand is perceived can be from various angles, and it is important that we collect relevant data from the topics we want to study through various data sources. We have a team of specialists in business analytics and analytical tools with in-house developed and trained algorithms. With the insights generated through our data analysis, it will help the management to make better informed decisions.

Visual identity elements design

We help our clients design a collection of visual elements which work together to create consistent and flexible brand assets. Our brand specialists leverage their knowledge and expertise in market trends, consumer habits and artistic aesthetic to come up with a brand design tailored to a client’s preferences for their use based on our understanding of such client’s value and culture.

As brand visual identity is one of those key components in how to let your consumer remember you, it is important that the company invest resources in designing the right brand identity elements which represent the brand. We help our clients in the end-to-end design from brand logo design, finding the brand identity color palettes to establishing typography and iconography guidelines.

Strategic planning

Our information infrastructure helps us develop a customized brand strategic plan in order to give our clients actionable insights to attract and retain new customers. We further design various marketing collateral to promote client’s new brand message and get potential customers on board with client’s long-term goals by sharing its brand’s vision. With data collection and past data records, we rely on these to identify the targeted audiences and provide important market intelligence for our clients, which helps them in planning marketing campaigns, formulating competition strategies, anticipating market movements and reacting to sudden changes in the market.

It is important that we support our clients in planning their corporate strategies which can capture the most value. As we have gained insights from the data analysis, we are able to better identify the target market, target audience and the messaging. By leveraging on technology, targeted campaigns and marketing activities will increase the chances of outreach and sales conversions, while at the same time being cost effective.

Digital marketing

Our digital marketing services are designed to enable enterprises to acquire, grow and retain consumer relationships more efficiently and effectively than alternative solutions available in the market. We also offer various technical upgrades, consulting services, additional integrations and access to ad-hoc data sources, services or channels. In order to enable our clients to obtain a holistic view of their consumers, we primarily provide content production and promotion services to clients with integrated digital marketing services from content planning, technical services and content production assistance to omni-channel online placement.

We first conduct in-depth research on a client’s products from dimensions such as its product orientation, product features and audience portraits, and the production team will then carry out the technical design and assist in content production. Upon the client’s approval of the proposed contents, we then obtain visibility on various social media platforms such as online content-based platforms and popular apps. Based on the client’s specification about the promotion content, the expected frequency of views, our operation team tracks the work progress and ensures the client’s expectation has been met at the end of the promotion cycle. Our technology team monitors the traffic and analyses the results of the promotion and produces a traffic report to the client. The client is able to track the number of clicks and views. With the ongoing monitoring of the advertisement performances, this allows companies and brands to invest resources in targeted audiences that will potentially yield the highest returns and conversion.

Our IT Customization Services

We offer solutions and services to operate, optimize and transform business processes. We enable clients to get the best value from technology by developing an IT strategy, optimizing applications and infrastructure, implementing IT operating models, and governing their technical architecture for reliability and security.

IT Consulting Services

Our IT consulting services include a full range of consulting and technical services relating to the software solutions, from the early design and planning stages of an implementation to end-user training and after-implementation consulting services.

We provide our services across the full system development lifecycle, encompassing definition of business requirements, developing customized software solutions, implementing and modifying software, system analysis, technical specifications, coding, testing, training, maintenance and support.

After a client signs the consulting service contract with us, our team will closely work with the client to develop short-term and long-term goals to optimize its business development strategies within the marketplace, customize the software solutions to meet the client’s business needs and train the client to use the system. Our consulting and customization services include:

•        analysis and evaluation of client’s business requirements, especially with regard to the size and complexity of the projects to be supported, as well as the client’s customized needs;

•        identification of the key problems and challenges of the current business operation and workflow;

•        development of a proposed software solution based on client’s requirements;

•        customization of the system features to fulfill our client’s business by revamping and integrating different information technology systems and operational systems;

•        administration of the project’s lifecycle by certified professionals;

•        fine-tuned adjustment and customization of software solutions to meet the client’s business needs such as project plan or solution proposal, etc.;

•        development of an implementation strategy that assesses operational impacts and improves ease of learning about the new computerized operations; and

•        operational assistance with face-to-face or online professional training and reinforcement.

We build vertically-tailored software solutions for our clients and provide software configuration assistance to meet the business requirements of our clients. Our solutions include affordable, easy-to-use, reliable and seamlessly integrated business management software, customer engagement applications, billing and payment solutions. They are purposely built to address the unique needs of specific verticals.

Management Software Solutions

We offer a range of management software solutions to customers via annual subscriptions, including client relationship management solutions, inventory management solutions.

Our management software solutions streamline the business operations of our clients. They not only enable our clients to devote most of their efforts and attention to business development, but empower our clients to work more efficiently by delivering seamless, connected, personalized experiences for their customers.

Our Web 3.0 E-Commerce Platform

In December 2023, we launched Tridentity, a Web 3.0 e-commerce platform whereby customers and merchants can transact in a transparent and secure way. We believe Tridentity addresses a massive market opportunity today and provides us with an attractive runway for growth. According to the Frost & Sullivan Report, the market size of global Web 3.0-enabled e-commerce is expected to reach US$189.3 billion and US$1,587.4 billion in 2023 and 2027, respectively, representing a CAGR of 70.2% from 2023 to 2027.

Tridentity is designed to enable merchants to execute their commerce strategy, including creating online stores, integrating and managing orders across channels, and creating marketplaces to sell products from third-party vendors. The platform will also natively combine commerce, order management and marketplace functionality, allowing merchants to sell a wider assortment of products across more channels than ever before.

Tridentity is a Web 3.0 social e-commerce platform that reimagines the ways of online retail shopping to enhance customer experience and strengthen customer loyalty by leveraging Web 3.0 technologies. With growing competitors in the e-commerce industry, companies urge to have strategies that can differentiate themselves against others. The existing e-commerce industry is also inventing new ways in engaging the customers for their loyalty such as personalization and making sure the user interfaces are easy to navigate. As the current e-commerce platform continues to seek growth, its technology infrastructure may have certain limitations for it to transit from Web 2.0 into Web 3.0.

In Tridentity, we have designed proprietary loyalty reward programmed models to focus on customer engagements, by rewarding customers with points earning and gift redemption that solely circulate within the platform as part of the platform marketing strategy, in order to improve retention rate by increasing customer-platform stickiness. We will also curate users behavior trends and personalize their shopping experience through big data analytics and our in-house proprietary machine learning models. As Tridentity periodically releases its platform versions in parallel with the consumer readiness in accepting Web 3.0 technology, we plan to bring the element of virtual reality and augmented reality, the power of cloud computing and rendering in creating virtual shopping experience. We believe with the generation shift in the technology, markets and consumers will slowly but eventually adapt and move towards the emerging technology as it matures, and we strive to be the forward movers to capture this opportunity.

On the other hand, existing e-commerce platforms are facing ongoing challenges such as online identity verification, cyber and data security, the visibility and transparency of the complex supply chain. In Tridentity, we are trying to leverage blockchain technology, as it improves transparency and trust between businesses and their customers by creating tamper-proof records, enhancing accountability and system security. Tridentity will leverage Web 3.0 technologies in developing a robust customer authentication process, a system with encrypted digital identities, protecting consumers from misuse or theft, enhancing security over identity authentication. The platform will also be able to provide a more secure purchase and payment, as well as enhancing the supply chain transparency and traceability. With Tridentity, customers will seamlessly buy products from an online store through smart, contract-enabled distributed applications (dApps) over the blockchain, these products will be guaranteed by the blockchain to be unique and secure, increasing trust between the merchant providing the product and its customers.

Tridentity is also designed to enable end-user customers to obtain consistent, relevant and personalized cross-channel shopping through catalog, merchandising, marketing, research and guided navigation, personalization, automated recommendations, and live help support.

We believe Tridentity strategically aligns us with our clients: we grow by enabling them to grow. We believe the ecosystem created by Tridentity will allow traditional retailers to take advantage of this new channel of sales and communication with customers, which improves the omni-channel shopping experience for both merchants and their customers.

Our Clients

We serve a wide variety of clients across our verticals. All of our clients are SMEs. We found that SMEs need technology solutions to communicate with the large portion of their consumers. The needs and requirements of SMEs are different to those of large corporations. Tailor-made software solutions and products are not easily available to SMEs due to the cost hurdle. Our solutions and services are easy-to-deploy, highly configurable, integrated, flexible and secure, which enable SMEs to manage and interact directly with customers.

We have a diversified client base spanning a range of industry verticals, including e-commerce, food and beverage, fintech, healthcare and service, wholesale and retail. As of December 31, 2023, we served over 200 clients across our core verticals such as food and beverage, wholesale and retail, all of whom utilize our services and talent to help them evolve the digital capabilities within their organizations.

We have long-term and trusted strategic relationships with our clients. We look to partner with clients who recognize the importance of technology as a central component of their business strategy. With that shared understanding, we engrain ourselves in their organizations and collaborate with them to translate that strategy into higher business value over the long term.

Our Technology

Our customized software solutions and products are built on a common set of foundational technology principles that distinguish us and provide a multitude of benefits to our clients. We use broadly adopted, standards-based software technologies in order to create, maintain and enhance our project-focused solutions. Our developed solutions are generally both scalable and easily integrated into our clients’ existing information technology infrastructure.

Our solutions are designed from the ground up for speed-to-market, scalability, security, durability, and reliability. The foundational technology that enables these benefits includes:

•        Integration.    Our solutions embrace the power of partnerships through integration. Some of our clients have other technology and systems that serve as the core software systems and deliver or receive data about their clients. Our solutions are designed for rapid deployment and integration with third-party technologies within a company’s enterprise, including application servers, security systems and portals. Our application development also provides web services interfaces and support for service-oriented architectures to facilitate enhanced integration within the enterprise. We have implemented customer and vendor-facing APIs, web service endpoints, and other integrations with many core software system providers and vendors. The architecture of the integrations and the design patterns we employ help us quickly extend our integrations to new providers or vendors.

•        Agility.    Our cloud-based infrastructure and development and software release processes allow us to update our platform for specific groups of customers or our entire customer base at any time. This means we can rapidly innovate and deliver new functionality, without waiting for quarterly or annual release cycles. We believe these systems have the capability and scalability to enable us to meet our anticipated growth for the foreseeable future.

•        Scalability.    By leveraging leading cloud infrastructure providers along with our technology stack, with the infrastructure designed for high performance and high availability, we are able to scale workloads of varying sizes at any time. This allows us to handle customers of all sizes and demands without traditional operational limitations such as network bandwidth, computing cycles, or storage capacity as we can scale our platform on-demand.

•        Reliability.    Platform data is distributed and processed across multiple data centers within a region to provide redundancy. We built our solutions on a distributed computing architecture with reduced single points of failure and we operate across data center boundaries daily. In addition to datacenter level redundancy, this architecture supports multiple live copies of each data set along with snapshot capabilities for faster, point-in-time data recovery instead of traditional backup and restore methodologies.

•        Security.    We leverage industry standard network and perimeter defense technologies, distributed denial-of-service, protection systems (including web application firewalls) and enterprise grade domain name system, services across multiple vendors. We offer high levels of security by segregating each customer’s data from the data of other customers and by limiting access to our platform to only those individuals authorized by our clients. We maintain a formal and comprehensive security program designed to ensure the security and integrity of customer data, protect against security threats or data breaches, and prevent unauthorized access to the data of our clients. Due to the broad footprint of our client base, we regularly test and evaluate our platform with trusted third-party vendors to ensure the security and integrity of our services.

Maintenance and Support

We aim to provide our clients with ongoing support to supplement the continuity of their operations. We will have both customer support and development support team in assisting our clients in times of system errors or bug, or even certain service request that requires development of new features. We will form a service level agreement to govern the maintenance support services, including severity level and commercial terms. It is critical that we form a fast-responding support team to our clients in committing to solve their problems arising from the system. This enhances the confidence and trust clients have in us, strengthening the business relationship for future collaborations.

Sales and Marketing

We employ a diversified and efficient go-to-market strategy that leverages direct sales, referrals and strategic partnerships to accelerate new customer acquisition. Our sales and marketing strategy is focused on increasing revenues from existing clients, generating revenues from new clients and continuing to maintain our brand to appeal to current and prospective clients. We’ve generated inbound interest for our services through requests from clients seeking our services as a pre-approved vendor by IMDA, search engine optimization, word-of-mouth, paid customer referrals, and search engine marketing.

Research and Development

Research and development is one of the key drivers in the line of our business, especially in business consultancy. We always invested resources into talents for them to always stay up-to-date with the latest news in the market, monitoring trends and markets across the key verticals. We have a holistic management team that is always actively searching for innovative ideas, looking out for risks and opportunities that are relevant to our business. In Tridentity, we believe in staying up-to-date with the market, and change as the market shifts. We always endeavor to deliver solutions that unlock the greatest value for our clients. and with the emerging technology shift towards artificial intelligence and Web 3.0, we intend to invest more resources and talents in developing the next best-in-class Web 3.0-enabled e-commerce platform.

Competition

The digital solutions industry in Singapore is highly fragmented, with a large number of market participants due to the diverse client base, a high degree of industry segmentation and different service coverage. We primarily compete with international corporations, as well as local companies. We believe we compete favorably on the following principal competitive factors:

•        Proven track record and reputation in the industry;

•        Service customization;

•        Product innovation, quality, functionality and design;

•        Solid partnerships with upstream and downstream partners;

•        Deep vertical domain experience; and

•        A strong commitment to security and privacy.

We believe we compete favourably across these factors. However, some of our competitors and potential competitors are large and have greater brand name recognition, longer operating histories, larger marketing budgets and established marketing relationships, access to larger client bases and significantly greater resources for the development of their offerings. Moreover, because our market is highly competitive and subject to rapid change, it is possible that new entrants, especially those with substantial resources, more efficient operating models, more rapid technology and content development cycles, or lower marketing costs, could introduce new solutions that disrupt our market and better address the needs of our clients and potential clients.

Facilities

We are headquartered in Singapore where we lease four corporate offices under leases of which all expire in 2027. We also lease one corporate office under lease in Vietnam which expires in 2027. We believe our facilities are adequate and suitable for our current needs, and that should it be needed, suitable additional or alternative space will be available to accommodate our operations.

Intellectual Property

Our intellectual property rights are crucial to our business. We rely on a combination of intellectual property laws, confidentiality procedures and contractual provisions to protect our intellectual property. Prior to commencement of our relationship with our employees and channel partners, we require them to provide written obligations to keep any confidential information disclosed or otherwise made available by us confidential.

We customarily enter into confidentiality agreements with our clients to preserve the confidentiality of the proprietary or confidential information or data provided to us or developed by us. Our clients usually own the intellectual property in the software or systems we develop for them.

Protecting our intellectual property rights is important to our business. We plan to invest in research and development to enhance our domain knowledge and create complex, specialized solutions for our clients. As of December 31, 2023, we have registered one trademark “TRIDENTITY” (trademark number 40202251004W) in Singapore under Classes 09, 35, 38, 42 and 45 under the International Classification of Goods and Services.

We also registered and maintained the domain names “Qzonetech.com” and “Tridentity.me” for our business operations to ensure that we maintain the ability to engage with our clients, employees, and the public.

Employees

As of December 31, 2023, we had a total of 50 full-time employees. We are highly dependent on our management, highly-skilled software engineers, sales and marketing personnel, and other professionals, and it is crucial that we continue to attract and retain valuable employees.

Insurance

We provide work injury compensation insurance for our employees as required by applicable law and in line with general market practice.

Legal Proceedings

We are currently not a party to any other legal or administrative proceedings and are not aware of any other pending or threatened legal or administrative proceedings against us in any material respects. We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business.

REGULATION

This section sets forth a summary of the most significant rules and regulations that affect our business activities or the rights of our shareholders to receive dividends and other distributions from us. Information contained in this section should not be construed as a comprehensive summary nor detailed analysis of laws and regulations applicable to our business and operations. This overview is provided as general information only and not intended to be a substitute for professional advice. You should consult your own advisers regarding the implication of the laws and regulations of Singapore on our business and operations.

Regulations in Singapore

Regulations on Data Protection

The Personal Data Protection Act 2012 of Singapore (the “PDPA”) establishes the Singapore regime for the protection of personal data in Singapore, and governs the collection, use and disclosure of personal data by organizations. In this regard, “personal data” as defined under the PDPA refers to data, whether true or not, about an individual who can be identified (a) from that data or (b) from that data and other information to which the organization has or is likely to have access.

An organization is required to comply with, amongst other things, the following obligations prescribed by the PDPA:

(i)     Purpose limitation obligation — personal data must be collected, used, disclosed and/or processed only for purposes that a reasonable person would consider appropriate in the circumstances, and if applicable, have been notified to the individual concerned;

(ii)    Notification obligation — individuals must be notified of the purposes for the collection, use, disclosure and/or processing of their personal data, prior to such collection, use, disclosure and/or processing;

(iii)   Consent obligation — the consent of individuals must be obtained for any collection, use, disclosure and/or processing of their personal data, unless exception(s) apply. Additionally, an organization must allow the withdrawal of consent which has been given or is deemed to have been given;

(iv)   Access and correction obligations — when requested by an individual and unless exception(s) apply, an organization must: (a) provide that individual with access to his personal data in the possession or under the control of the organization and information about the ways in which his personal data may have been used, disclosed and/or processed during the past year, and/or (b) correct an error or omission in his personal data that is in the possession or under the control of the organization;

(v)    Accuracy obligation — an organization must make reasonable efforts to ensure that personal data collected by or on its behalf is accurate and complete if such data is likely to be used by the organization to make a decision affecting the individual to whom the personal data relates or if such data is likely to be disclosed to another organization;

(vi)   Protection obligation — an organization must implement reasonable security arrangements for the protection of personal data in its possession or under its control from (a) unauthorized access, collection, use, disclosure, copying, modification, disposal or similar risks, and (b) the loss of any storage medium or device on which personal data is stored;

(vii)  Retention limitation obligation — an organization must not keep personal data for longer than it is necessary to fulfil (a) the purposes for which it was collected, or (b) a legal or business purpose;

(viii) Transfer limitation obligation — personal data must not be transferred out of Singapore except in accordance with the requirements prescribed under the PDPA;

(ix)   Accountability obligation — an organization must implement the necessary policies and procedures in order to meet the obligations under the PDPA, communicate and inform its staff about these policies and procedures, and shall make information about its policies and procedures available on request.

In addition, an organization must develop a process to receive and respond to data-related complaints, and must designate at least one individual as the data protection officer to oversee the organization’s compliance with the PDPA;

(x)    Data breach notification obligation — an organization must notify the Singapore Personal Data Protection Commission (“PDPC”) and/or the affected individuals if it has suffered a data breach that meets the notification thresholds prescribed under the PDPA (i.e. the data breach is or is likely to be of significant scale, or has caused or is likely to cause significant harm to the affected individuals). The organization is expected to expeditiously assess the severity of the breach, and the timeline to notify the PDPC is 3 calendar days of the organization assessing that a notification threshold has been met; and

(xi)   Data portability obligation — the data portability obligation (which is not yet in force as at the date of this prospectus) grants individuals with an existing direct relationship with an organization the right to request for a copy of their personal data to be transmitted in a commonly used machine-readable format to another organization which has a business presence in Singapore. The exact scope and applicability of this right will be delineated by the relevant regulations and guidelines to be published by the PDPC.

The PDPA creates various offenses in connection with the improper use of personal data, certain methods of collecting personal data and certain failures to comply with the requirements under the PDPA. These offenses may be applicable to organizations, their officers and/or their employees. Offenders are liable on conviction to fines and/or imprisonment. The PDPA empowers the PDPC with significant regulatory powers to ensure compliance with the PDPA, including powers to investigate, give directions and impose a financial penalty of up to SGD 1 million. In addition, the PDPA created a right of private action, pursuant to which the Singapore courts may grant damages, injunctions and relief by way of declaration, to persons who suffer loss or damages directly as a result of contraventions of certain requirements under the PDPA.

In addition to the general data protection obligations imposed under the PDPA, the PDPA also generally prohibits organizations and individuals from sending direct marketing messages (in the form of voice calls, text or fax messages) to Singapore telephone numbers, including mobile, fixed-line, residential and business numbers, registered with the Do Not Call Registry (the “DNC Registry”), as maintained by the PDPC (the “DNC Obligations”). The DNC Obligations only apply to the sending of “specified messages” as defined in the PDPA, which are marketing messages that offer, promote or advertise goods or services.

Pursuant to the DNC Obligations, before an organization sends any specified messages to a Singapore telephone number, it must first check whether that Singapore telephone number is listed in the DNC Registry. A failure to check the relevant register is an offense under the PDPA, unless certain exceptions apply.

Regulations on Labor

The Employment Act 1968 of Singapore (the “Employment Act”) generally extends to all employees, with the exception of certain groups of employees. It provides employees falling within its ambit protections such as minimum notice periods, maximum amount of deductions from wages, minimum holidays, maternity/paternity leave, paid childcare leave, sick leave and etc, and for (a) workmen (as defined in the Employment Act) who receive monthly basic salaries not exceeding S$4,500 and (b) employees (other than workmen or persons employed in a managerial or executive position) who receive monthly basic salaries not exceeding S$2,600, additional protections such as rest days, hours of work and other conditions of service. The Employment Act also applies to employees who are foreigners so long as they fall within the definition of “employee” under the Employment Act. In addition, the employment of foreign manpower in Singapore is also governed by the Employment of Foreign Manpower Act 1990 of Singapore.

Aside from minimum benefits in respect of the aforesaid terms of employment in the Employment Act, employees in Singapore are entitled to contributions to the central provident fund by the employer as prescribed under the Central Provident Fund Act 1953 of Singapore. The specific contribution rate to be made by employers varies depending on whether the employee is a Singapore citizen or permanent resident in the private or public sector and the age group and wage band of the employee. Generally, for employees who are Singapore citizens in the private sector or non-pensionable employees in the public sector, 55 years old or below and that earn more than or equal to SGD750 a month, the employer’s contribution rate is 17% of the employee’s wages.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus.

Directors and Executive Officers	Age	Position/Title
Soon Huat Lim	56	Founder, Chairman and Chief Executive Officer
Haiyan Huang	45	Chief Financial Officer
Poh Kiong Tan*	34	Chief Technology Officer and Director nominee
How Teck Lim*	73	Independent director nominee
Noi Keng Koh*	63	Independent director nominee
Chwee Koh Chua*	61	Independent director nominee

____________

*        The individual has accepted our appointment to be a director of our company, effective upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part.

Mr. Soon Huat Lim is our founder, and has served as the chairman of the board of directors and chief executive officer of the Company since its inception. Mr. Lim has over 30 years of management experience and combined expertise in sales, supply chain, retail and services, tourism, entertainment and media, e-commerce, and technology industries. Since May 2022, Mr. Lim has served as a director of our operative subsidiary, Trident Singapore. Meanwhile, since 2021, Mr. Lim has served as a director of Trident Foodtech Pte Ltd, a company primarily engaged in the wholesale of fruits and vegetables and the retail sale of beverages, and Trident V Tech Pte Ltd, a resale company in Singapore. Since February 2021, Mr. Lim has also been a director and chief executive officer of Asia Bird’s Nest Corporation Pte Ltd, a lifestyle consumer goods company in Singapore. In addition, Mr. Lim has been appointed as a director of E-mobility Solutions Pte Ltd, a company primarily engaged in tourism and public transportation business in Singapore, since September 2018.

Ms. Haiyan Huang has served as our chief financial officer since the Company’s inception. Ms. Huang has more than 20 years of experience in the financial sector. From June 2018 to October 2021, Ms. Huang first served as the chief financial officer of Zengame Technology Holding Limited (HKSE: 2660), an established mobile game developer and operator in the People’s Republic of China with special focus on card and board and other casual mobile games, and then as its consultant until May 2022. From September 2015 to May 2016, Ms. Huang served as a financial controller in Shenzhen TimeLink Technology Co., Ltd (NEEQ: 834974), a company primarily engaged in man-machine interaction and human-computer interface research and development, where Ms. Huang was primarily responsible for the administrative matters of the financial department. Ms. Huang was admitted as a Chartered Global Management Accountant by the Chartered Institute of Management Accountants in May 2017. Ms. Huang received her bachelor’s degree in finance and taxation from Sun Yat-sen University in the People’s Republic of China in 2001.

Mr. Poh Kiong Tan has served as our chief technology officer since the Company’s inception and is a director nominee. Mr. Tan has more than 9 years of experience in the software industry. Mr. Tan has served as a director and chief executive officer of QZT since 2014. Since January 2014, Mr. Tan has served as a director in S-Cube Pte. Ltd, a Singapore company primarily engaged in development of computer software and provision of technical and management consultancy services, where Mr. Tan was mainly responsible for operations management, quality assurance and software development. Mr. Tan received his bachelor’s degree in business information systems and cyber forensics from Murdoch University in Australia in 2014.

Mr. How Teck Lim is an independent director nominee. Mr. Lim has extensive board, financial management, mergers and acquisitions, and operating experience. Mr. Lim is currently an independent non-executive director and the chairman of audit committee of Raffles Education Limited (SGX: NR7), an independent director of Aetherium Acquisition Corp (NASDAQ: GMFI, GMFIU, GMFIW) and the chairman of Redwood International Pte. Ltd. (an investment and consultancy company). Mr. Lim has also acted as the chairman of Heliconia Capital Management Pte. Ltd., a Temasek Holdings wholly-owned private equity investment firm that invests in growth-oriented companies in Asia (2011 – 2022) and NauticAwt Limited (SGX:42D)(2015 – 2019), and the director of a number of listed and private companies. Mr. Lim has in-depth knowledge of the shipping industry, having been with the Neptune Orient Lines Group (“NOL”) from 1979 to 2005, where he held various positions from Executive Director, Group CFO, Group COO, and Group Deputy CEO. Mr. Lim is a Fellow of the Chartered Institute of Management

Accountants of UK (FCMA), a Fellow of the Certified Public Accountants of Australia (FCPA Aust), a Fellow of the Institute of Certified Public Accountants of Singapore (FCPA ICPAS), and a Fellow of the Singapore Institute of Directors (FSID). Mr. Lim received his bachelor’s degree in accountancy from the University of Singapore in 1975.

Dr. Noi Keng Koh is an independent director nominee. Dr. Koh has extensive experience in financial education. Dr. Koh is the founder and CEO of Fintech Academy in Singapore, which spearheads talent development programs and certifications for fintech, in collaboration with universities. Dr. Koh has acted as an independent director of MC Payment Limited, a former Singapore-listed company. Dr. Koh has also acted as the chair of the Centre for Financial Literacy at the National Institute Education, Nanyang Technological University for a decade. Dr. Koh received her bachelor’s degree in business administration from the National University of Singapore in 1982, and her PhD degree in learning environment from Curtin University of Technology in 2008.

Mr. Chwee Koh Chua is an independent director nominee. Mr. Chua brings with him a wealth of experience in operating business and in the security business. Mr. Chua is currently an independent non-executive director of Raffles Education Limited (SGX: NR7) and Addvalue Technologies Limited (SGX:A31). Mr. Chua is also a member of audit committee of Dementia Singapore (a charity), and a council member at the RHT G.R.A.C.E. Institute (a social enterprise that promotes ethical leadership). Since joining Certis CISCO Security Pte Ltd (“Certis”) in 2004, Mr. Chua has served as the chief operating officer from 2004 to 2018 and played a key role in integrating operations and technology in the security business, and further served as the Chief of Group Technology and Operations at Certis from May 2018 to July 2021, leading its digital transformation. Prior to joining Certis, Mr. Chua served 22 years in the Singapore Armed Forces and retired with the rank of Brigadier General. Mr. Chua received his bachelor’s degree in mechanical engineering and economics with first class honors from University of Birmingham in the United Kingdom in 1985, and his master’s degree in public administration from Harvard University in 1998.

Board of Directors

Our board of directors will consist of five directors upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part. A director is not required to hold any shares in our company to qualify to serve as a director. A director may vote with respect to any contract, proposed contract or arrangement notwithstanding that he may be interested therein, and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of our directors at which any such contract or proposed contract or arrangement is considered, provided (i) such director, if the director’s interest (whether direct or indirect) in such contract or arrangement is material, has declared the nature of his or her interest at the earliest meeting of the board at which it is practicable for such director to do so, either specifically or by way of a general notice and (ii) if such contract or arrangement is a transaction with a related party, such transaction has been approved by the audit committee. The directors may exercise all the powers of the company to borrow money, to mortgage or charge its undertaking, property and uncalled capital, and to issue debentures or other securities whenever money is borrowed or as security for any debt, liability or obligation of the company or of any third party. None of our non-executive directors has a service contract with us that provides for benefits upon termination of service.

Committees of the Board of Directors

Our board of directors consists of three committees, namely the audit committee, the compensation committee, and the nominating and corporate governance committee. We have adopted a charter for each of the three committees. The members and functions of these committees are described as below:

Audit Committee.    Our audit committee will initially consist of three directors, namely How Teck Lim, Noi Keng Koh and Chwee Koh Chua. How Teck Lim will be the chairman of our audit committee. Each of those three directors satisfies the “independence” requirements under Rule 5605(c)(2) of the Listing Rules of the Nasdaq Stock Market meets the independence standards under Rule 10A-3 under the Exchange Act. We have determined that How Teck Lim qualifies as an “audit committee financial expert.” The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee is responsible for, among other things:

•        Selecting and appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by such independent auditors;

•        reviewing with the independent auditors any audit problems or difficulties and management’s response;

•        reviewing and approving all proposed related party transactions;

•        discussing the annual audited financial statements with management and the independent auditors;

•        reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

•        meeting separately and periodically with management and our independent auditors;

•        reporting regularly to the full board of directors;

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance; and

•        other matters that are specifically assigned to our audit committee by our board of directors from time to time.

Compensation Committee.    Our compensation committee will initially consist of three members, namely Noi Keng Koh, How Teck Lim and Chwee Koh Chua. Noi Keng Koh will be the chairwoman of our compensation committee. Each of those three directors satisfies the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market. Our compensation committee assists the board in reviewing and approving the compensation structure of our directors and executive officers, including all forms of compensation to be provided to our directors and executive officers. Members of the compensation committee are not prohibited from direct involvement in determining their own compensation. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee is responsible for, among other things:

•        reviewing and approving to the board with respect to the compensation for our chief executive officer and other executive officers;

•        approving and overseeing the total compensation package for our executives other than the most senior executive officers;

•        reviewing and recommending to the board with respect to the compensation of our non-employee directors; and

•        reviewing periodically and approving any long-term incentive compensation or equity plans, programs or arrangements of similar nature such as annual bonuses, employee pension and welfare benefit plans.

Nominating and corporate governance committee.    Our nominating and corporate governance committee will initially consist of three directors, namely, Chwee Koh Chua, How Teck Lim and Noi Keng Koh. Chwee Koh Chua will be the chairman of our nominating and corporate governance committee. Each of those three directors satisfies the “independence” requirements under Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market and meets the independence standards under Rule 10A-3 under the Exchange Act. The compensation committee assists the board of directors in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our executive officers may not be present at any committee meeting during which their compensation is deliberated upon. The compensation committee is responsible for, among other things:

•        identifying and recommending nominees for election by the shareholders or appointment by the board of directors;

•        reviewing annually with the board of directors about its current composition with regards to characteristics such as independence, age, skills, experience, diversity and availability of service to us;

•        advising the board of directors on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

•        advising the board periodically with regards to significant developments in the law and practice of corporate governance as well as monitoring our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to the company, including a duty of loyalty, a duty to act honestly and a duty to act in what they consider in good faith to be in our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also have a duty to exercise the skill they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time, and the class rights vested thereunder in the holders of the shares. Our company has the right to seek damages if a duty owed by our directors is breached. A shareholder may in certain limited exceptional circumstances have the right to seek damages in our name if a duty owed by the directors is breached.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

•        convening shareholders’ annual and extraordinary general meetings and reporting its work to shareholders at such meetings;

•        declaring dividends and distributions;

•        appointing officers and determining the term of office and responsibilities of the officers;

•        exercising the borrowing powers of our company and mortgaging the property of our company; and

•        approving the transfer of shares in our company, including the registration of such shares in our register of members.

Oversight of Cybersecurity Risks

Our board of directors plays an active role in monitoring cybersecurity risks, including in connection with data protection, and is committed to the prevention, timely detection, and mitigation of the effects of any such incidents on our operations. In addition to regular reports from each of the board’s committees, the board receives regular reports from our management, including our chief technology officer, on material cybersecurity risks and the degree of our exposure to those risks, from cyber-attacks to infrastructure vulnerabilities, including the risk of data breach. While the board oversees our cybersecurity risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing our cybersecurity risks.

Terms of Directors and Officers

Our directors may be appointed by a resolution of our board of directors, or by an ordinary resolution of our shareholders. Our directors are not subject to a term of office and hold office until they are removed from office by ordinary resolution of the shareholders. A director will cease to be a director if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found by our company to be or becomes of unsound mind, (iii) resigns his office by notice in writing to the company, (iv) without special leave of absence from our board, is absent from three consecutive board meetings and our directors resolve that such director’s office be vacated; (v) is prohibited by law from being a director, or (vi) is removed from office pursuant to any other provision of our memorandum and articles of association, as amended and restated from time to time. Our officers are elected by and serve at the discretion of the board of directors.

Employment Agreements and Indemnification Agreements

Prior to the completion of this offering, we plan to enter into new employment agreements with our senior executive officers to replace the employment agreements currently in effect. Pursuant to these new agreements, we will be entitled to terminate a senior executive officer’s employment for cause at any time for certain acts of the officer, such as being convicted of any criminal conduct, any act of gross or willful misconduct or any serious, willful, grossly negligent or persistent breach of any employment agreement provision. We may also terminate a senior executive officer’s employment by giving three-month’s prior written notice without cause. A senior executive officer may terminate his or her employment at any time by giving three-month’s prior written notice. In connection with the employment agreement, each senior executive officer will enter into an intellectual property ownership and confidentiality agreement and agreed to hold all information, know-how and records in any way connected with the products or services of our company, in strict confidence perpetually. Each officer will also agree that we shall own all the intellectual property developed by such officer during his or her employment.

We expect to enter into indemnification agreements with our directors and executive officers. Under these agreements, we may agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made due to their being a director or officer of our company.

Compensation of Directors and Executive Officers

For the year ended December 31, 2023, we paid an aggregate of approximately US$0.95 million, in cash to our executive officers and directors. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our executive officers and directors. Our Singapore subsidiaries are required by law to make contribution, as employers, to the Central Provident Fund for their employees as required by the Central Provident Fund Act 1953. The specific contribution rate to be made varies depending on whether the employee is a Singapore citizen or permanent resident and the age group and wage band of the employee.

Code of Business Conduct and Ethics and Executive Compensation Recovery Policy

We have adopted (i) a written code of business conduct and ethics and (ii) executive compensation recovery policy that applies to our officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions (collectively the “Policies”), effective upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part. Following the effectiveness of the registration statement of which this prospectus is a part, a current copy of the Policies will be posted on our website. The information on our website is deemed not to be incorporated in this prospectus or to be a part of this prospectus. We intend to disclose any amendments to the Policies, and any waivers of the Policies for our directors, executive officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the corporate governance rules of the Nasdaq Capital Market.

Equity Incentive Plan

2023 Equity Incentive Plan

Our 2023 Equity Incentive Plan was adopted on September 29, 2023 to attract and retain the best available personnel for positions of substantial responsibility, provide additional incentive to employees, directors and consultants and promote the success of our business. The equity incentive plan provides for the grant of an option, restricted shares, restricted share units and local awards.

Authorized Shares

The maximum number of ordinary shares may be subject to awards pursuant to the 2023 Equity Incentive Plan is 55,000,000 initially. The aggregate number of ordinary shares available for issuance under the 2023 Equity Incentive Plan will be increased on January 1 of the fiscal year immediately following the fiscal year in which an initial public offering of our shares is consummated, by an amount equal to 1% of the total number of ordinary shares issued and outstanding on December 31 of the immediately preceding fiscal year.

Administration

Our board of directors or a committee of the board or officers to which the board delegates the authority administers the 2023 Equity Incentive Plan. The administrator will determine the participants to receive awards, the type and number of awards to be granted to each participant and the provisions and terms and conditions of each award. In the event that any dividend or other distribution, recapitalization, share division, share consolidation, reorganization or any change in the corporate structure of the Company affecting the shares occurs, the administrator will make adjustment with respect to the number and class of shares that may be delivered under the 2023 Equity Incentive Plan and/or the number, price and class of shares covered by outstanding awards, in order to prevent diminution of the benefits intended to be made available under the 2023 Equity Incentive Plan.

Awards under the Equity Incentive Plan

Share Options.    Share options may be granted under the 2023 Equity Incentive Plan. The administrator determines the exercise price for each option award, which is stated in the award agreement and should in no case be lower than the par value of our ordinary shares in no case. One-third(1/3) of the shares subject to an option will vest on each of the first, second and third annual anniversaries of the vesting commencement date, unless otherwise provided in the award agreement.

Restricted Shares.    A restricted share award agreement will specify restrictions on the duration of the restricted period and the number of shares granted. Restricted shares may not be sold, transferred or pledged until the end of the restricted period and may be subject to forfeiture upon a termination of employment or service with us. Unless otherwise provided in the award agreement, the holder of restricted shares will be entitled to receive all dividends and other distributions paid with respect to the ordinary shares, subject to the same restrictions on transferability and forfeitability as the underlying shares of restricted shares. One-third(1/3) of the restricted shares will vest on each of the first, second and third annual anniversaries of the vesting commencement date, unless otherwise provided in the award agreement.

Restricted Share Units.    Awards of restricted share units may be granted by the administrator. At the time of granting restricted share units, the administrator may impose conditions that must be satisfied, such as continued employment or service or attainment of corporate performance goals, and may place restrictions on the grant and/or vesting of the restricted share units. A restricted share unit award agreement will specify applicable vesting criteria, the number of restricted share units granted and the terms and conditions on time and form of payment. Each restricted share unit, upon fulfilment of applicable conditions, represents a right to receive an amount equal to the fair market value of one ordinary share.

Change in Control

In the event of a change in control, the administrator may provide for termination or acceleration of awards, purchase of awards from holders or replacement of awards.

Term

Unless terminated earlier, the 2023 Equity Incentive Plan will continue in effect for a term of ten years from the date of its adoption.

Amendment and Termination

Subject to applicable shareholders’ approval and certain exceptions, the board of directors may at any time amend or terminate the 2023 Equity Incentive Plan.

PRINCIPAL SHAREHOLDERS

Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our ordinary shares as of the date of this prospectus by:

•        each of our directors and executive officers; and

•        each of our principal shareholders who beneficially own 5% or more of our total outstanding ordinary shares.

The calculations in the table below are based on 501,964,286 ordinary shares issued and outstanding as of the date of this prospectus, and 50,000,000 Class A ordinary shares and 466,364,286 Class B ordinary shares issued and outstanding immediately after the completion of this offering. All of our issued and outstanding shares are fully paid.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of ordinary shares beneficially owned by a person and the percentage ownership of that person, we have included ordinary shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

	Ordinary Shares Beneficially Owned Prior to This Offering				Ordinary Shares Beneficially Owned After This Offering
	Class A Ordinary Shares	Class B Ordinary Shares	% of Total Ordinary Shares on An As- converted Basis†	% of Aggregate Voting Power††	Class A Ordinary Shares	Class B Ordinary Shares	% of Total Ordinary Shares on An As- converted Basis	% of Aggregate Voting Power
Directors and Executive Officers*:
Soon Huat Lim(1)	50,000,000	201,444,999	50.1	92.7	50,000,000	201,444,999	48.7	92.4
Poh Kiong Tan(2)	—	10,000,000	2.0	0.3	—	10,000,000	1.9	0.3
Haiyan Huang(3)	—	5,000,000	1.0	0.1	—	5,000,000	1.0	0.1
All directors and executive officers as a group	50,000,000	216,444,999	53.1	93.2	50,000,000	216,444,999	51.6	92.8
Principal Shareholders:
Trident Digital Tech Ltd(4)	50,000,000	—	10.0	86.9	50,000,000	—	9.7	86.5
Trident Group Holdings Ltd(5)	—	101,811,428	20.3	3.0	—	101,811,428	19.7	2.9
Tri Wealth Ltd(6)	—	99,633,571	19.8	2.9	—	99,633,571	19.3	2.9
Soon Tai Lee(7)	—	75,000,000	14.9	2.2	—	75,000,000	14.5	2.2
Yat Hong Lo(8)	—	25,000,000	5.0	0.7	—	25,000,000	4.8	0.7

____________

Notes:

*        Except as indicated otherwise below, the business address of our directors and executive officers is Suntec Tower 3, 8 Temasek Boulevard Road, #24-03 Singapore, 038988.

†        For each person and group included in this table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of (i) the number of ordinary shares outstanding as of the date of this prospectus, and (ii) the number of ordinary shares underlying share options held by such person or group that are exercisable within 60 days after the date of this prospectus.

††      For each person and group included in this column, percentage of voting power is calculated by dividing the voting power beneficially owned by such person or group by the voting power of all of our ordinary shares as a single class. Each holder of our Class A ordinary shares is entitled to 60 votes per share. Each holder of our Class B ordinary shares is entitled to one vote per share. Our Class A ordinary shares are convertible at any time by the holder into Class B ordinary shares on a one-for-one basis, while Class B ordinary shares are not convertible into Class A ordinary shares under any circumstances.

(1)      Represents (i) 50,000,000 Class A ordinary shares held by Trident Digital Tech Ltd, a company limited by shares incorporated in British Virgin Islands which is wholly owned by Mr. Soon Huat Lim; (ii) 101,811,428 Class B ordinary shares held by Trident Group Holdings Ltd, a company limited by shares incorporated in British Virgin Islands which is wholly owned by Mr. Soon Huat Lim; and (iii) 99,633,571 Class B ordinary shares held by Tri Wealth Ltd, a company limited by shares incorporated in British Virgin Islands which is wholly owned by Mr. Soon Huat Lim. The registered address of Trident Digital Tech Ltd, Trident Group Holdings Ltd and Tri Wealth Ltd is Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands.

(2)      Represents 10,000,000 Class B ordinary shares directly held by Mr. Poh Kiong Tan.

(3)      Represents 5,000,000 Class B ordinary shares held by Trident Verse Ltd, a British Virgin Islands company wholly owned by a trust established for the benefit of Ms. Haiyan Huang and her family, to which Ms. Haiyan Huang is also the settlor. The registered address of Trident Verse Ltd is Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands.

(4)      Represents 50,000,000 Class A ordinary shares held by Trident Digital Tech Ltd, a company limited by shares incorporated in British Virgin Islands and wholly owned by Mr. Soon Huat Lim. The registered address of Trident Digital Tech Ltd is Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands.

(5)      Represents 101,811,428 Class B ordinary shares held by Trident Group Holdings Ltd, a company limited by shares incorporated in British Virgin Islands and wholly owned by Mr. Soon Huat Lim. The registered address of Trident Group Holdings Ltd is Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands.

(6)      Represents 99,633,571 Class B ordinary shares held by Tri Wealth Ltd, a company limited by shares incorporated in British Virgin Islands and wholly owned by Mr. Soon Huat Lim. The registered address of Tri Wealth Ltd is Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands.

(7)      Represents 75,000,000 Class B ordinary shares directly held by Mr. Soon Tai Lee.

(8)      Represents 25,000,000 Class B ordinary shares directly held by Mr. Yat Hong Lo.

As of the date of this prospectus, none of our ordinary shares are held by record holders in the United States. None of our existing shareholders will have different voting rights from other shareholders after the completion of this offering. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

RELATED PARTY TRANSACTIONS

Private Placements

See “Description of Share Capital — History of Securities Issuances.”

Employment Agreements and Indemnification Agreements

See “Management — Employment Agreements and Indemnification Agreements.”

Equity Incentive Plan

See “Management — Equity Incentive Plan.”

Other Related Party Transactions

Financing from related parties

Trident Consultancy Pte. Ltd., a wholly-owned company of Mr. Soon Huat Lim, our founder, chairman of board of directors and chief executive officer, provided an interest-free loan in the amount of US$957,928 to us to support our operations. The loan was due on demand. The remaining balance of the loan was fully settled in March 2023.

Mr. Lim has also historically provided short-term financing in the aggregate amount of US$695,404 for us to support our operation. The financing was provided in the form of interest-free short-term borrowings. The short-term borrowings did not have a fixed term and were repayable upon demand. The remaining balance of the short-term borrowings was fully settled in 2023.

Mr. Poh Kiong Tan, our chief technology officer, has historically provided short-term financing in the aggregate amount of US$143,095 for us to support our operation. The financing was provided in the form of interest-free short-term borrowings. The short-term borrowings did not have a fixed term and were repayable upon demand. The remaining balance of the short-term borrowings was fully settled in June 2023.

We do not intend to receive any financing from related parties after completion of this offering.

Financing to related parties

Mr. Lim also received US$939,578 investment funds on behalf of the Company during pre-IPO financing in October and December 2023, and the balance due from Mr. Lim was US$250,000 as of December 31, 2023, which was fully paid to us in March 2024.

DESCRIPTION OF SHARE CAPITAL

We were incorporated as an exempted company with limited liability in the Cayman Islands on June 12, 2023. Our affairs are currently governed by our memorandum and articles of association and the Companies Act, Cap 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands, or the Companies Act in this section.

As of the date of this prospectus, our authorized share capital is US$50,000 divided into 5,000,000,000 ordinary shares with a par value of US$0.00001 each, comprising (i) 1,000,000,000 Class A ordinary shares, (ii) 4,000,000,000 Class B ordinary shares. As of the date of this prospectus, (i) 50,000,000 Class A ordinary shares, and (ii) 451,964,286 Class B ordinary shares are issued and outstanding.

Immediately prior to the completion of this offering, our authorized share capital will be changed into US$50,000 divided into 5,000,000,000 ordinary shares with a par value of US$0.00001 each, comprising (i) 1,000,000,000 Class A ordinary shares with a par value of US$0.00001 each, (ii) 3,000,000,000 Class B ordinary shares with a par value of US$0.00001 each, and (iii) 1,000,000,000 shares of a par value of US$0.00001 each of such class or classes (however designated) as the board of directors may determine in accordance with our post-offering amended and restated memorandum and articles of association. We will issue 14,400,000 Class B ordinary shares represented by ADSs in this offering. All options, regardless of grant dates, will entitle holders to an equivalent number of ordinary shares once the vesting and exercising conditions are met.

The following are summaries of material provisions of our post-offering amended and restated memorandum and articles of association and the Companies Act insofar as they relate to the material terms of our ordinary shares that we expect will become effective immediately prior to the completion of this offering.

Ordinary Shares

General.    Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of our Class A ordinary shares and Class B ordinary shares will have the same rights except for voting and conversion rights. Our ordinary shares are issued in registered form and are issued when registered in our register of members (shareholders). We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and transfer their ordinary shares.

Conversion.    Class A ordinary shares may be converted into the same number of Class B ordinary shares by the holders thereof at any time, while Class B ordinary shares cannot be converted into Class A ordinary shares under any circumstances. Upon any sale, transfer, assignment or disposition of Class A ordinary shares by a holder thereof to any person other than holders of Class A ordinary shares or their affiliates, such Class A ordinary shares shall be automatically and immediately converted into the same number of Class B ordinary shares.

Dividends.    Subject to the Companies Act, our directors may declare dividends in any currency to be paid to our shareholders. Dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our directors determine is no longer needed. Our board of directors may also declare and pay dividends out of the share premium account or any other fund or account that can be authorized for this purpose in accordance with the Companies Act. Except in so far as the rights attaching to, or the terms of issue of, any share otherwise provides, (1) all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for this purpose as paid up on that share and (2) all dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

Our directors may also pay interim dividends, whenever our financial position, in the opinion of our directors, justifies such payment.

Our directors may deduct from any dividend or bonus payable to any shareholder all sums of money (if any) presently payable by such shareholder to us on account of calls or otherwise.

No dividend or other money payable by us on or in respect of any share shall bear interest against us. In respect of any dividend proposed to be paid or declared on our share capital, our directors may resolve and direct that (1) such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up, provided that our shareholders entitled thereto will be entitled to elect to receive such dividend (or part thereof if our directors so determine) in cash in lieu of such allotment or (2) the shareholders entitled to such dividend will be entitled to elect to receive an allotment of shares credited as fully paid up in lieu of the whole or such part of the dividend as our directors may think fit. Our shareholders may, upon the recommendation of our directors, by ordinary resolution resolve in respect of any particular dividend that, notwithstanding the foregoing, a dividend may be satisfied wholly in the form of an allotment of shares credited as fully paid up without offering any right to shareholders to elect to receive such dividend in cash in lieu of such allotment.

Any dividend interest or other sum payable in cash to the holder of shares may be paid by check or warrant sent by mail addressed to the holder at his registered address, or addressed to such person and at such addresses as the holder may direct. Every check or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the register in respect of such shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to us.

All dividends unclaimed for one year after having been declared may be invested or otherwise made use of by our board of directors for the benefit of our company until claimed. Any dividend unclaimed after a period of six years from the date of declaration of such dividend shall be forfeited and reverted to us.

Whenever our directors have resolved that a dividend be paid or declared, our directors may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind, and in particular of paid up shares, debentures or warrants to subscribe for our securities or securities of any other company. Where any difficulty arises with regard to such distribution, our directors may settle it as they think expedient. In particular, our directors may issue fractional certificates, ignore fractions altogether or round the same up or down, fix the value for distribution purposes of any such specific assets, determine that cash payments shall be made to any of our shareholders upon the footing of the value so fixed in order to adjust the rights of the parties, vest any such specific assets in trustees as may seem expedient to our directors, and appoint any person to sign any requisite instruments of transfer and other documents on behalf of the persons entitled to the dividend, which appointment shall be effective and binding on our shareholders.

Voting Rights.    On a show of hands each shareholder is entitled to one vote or, on a poll, each shareholder is entitled to one vote for ordinary share, on all matters that require a shareholder’s vote. Voting at any shareholders’ meeting is by show of hands of shareholders who are present in person or by proxy or, in the case of a shareholder being a corporation, by its duly authorized representative, unless a poll is demanded.

A poll may be demanded by the chairman of such meeting or any shareholder present in person or by proxy.

No shareholder shall be entitled to vote or be reckoned in a quorum, in respect of any share, unless such shareholder is duly registered as our shareholder and all calls or instalments due by such shareholder to us have been paid.

If a clearing house (or its nominee(s)) or a central depositary entity, being a corporation, is our shareholder, it may authorize such person or persons as it thinks fit to act as its representative(s) at any meeting or at any meeting of any class of shareholders, provided that, if more than one person is so authorized, the authorization shall specify the number and class of shares in respect of which each such person is so authorized. A person authorized pursuant to this provision is entitled to exercise the same powers on behalf of the clearing house or central depositary entity (or its nominee(s)) as if such person was the registered holder of our shares held by that clearing house or central depositary entity (or its nominee(s)) including the right to vote individually in a show of hands.

Transfer of Ordinary Shares.    Subject to any applicable restrictions set forth in our articles of association, including, for example, the board of directors’ discretion to refuse to register a transfer of any share (not being a fully paid up share) to a person of whom it does not approve, or any share issued under share incentive plans for employees upon which a restriction on transfer imposed thereby still subsists, or a transfer of any share to more than four joint holders, any of our shareholders may transfer all or any of his or her shares by an instrument of transfer in the usual or common form or in a form prescribed by the Nasdaq Capital Market or in another form that our directors may approve.

Our directors may decline to register any transfer of any share which is not paid up or on which we have a lien. Our directors may also decline to register any transfer of any share unless:

•        the instrument of transfer is lodged with us and is accompanied by the certificate for the shares to which it relates and such other evidence as our directors may reasonably require to show the right of the transferor to make the transfer;

•        the instrument of transfer is in respect of only one class of share;

•        the instrument of transfer is properly stamped (in circumstances where stamping is required); and

•        fee of such maximum sum as the Nasdaq Capital Market may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

Liquidation.    Subject to any future shares which are issued with specific rights, (1) if we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed pari passu among those shareholders in proportion to the amount paid up at the commencement of the winding up on the shares held by them, respectively, and (2) if we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the paid-up capital, those assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them, respectively.

If we are wound up (whether the liquidation is voluntary or by the court), the liquidator may with the sanction of our special resolution and any other sanction required by the Companies Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether or not they shall consist of property of the same kind) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

The liquidator may also vest the whole or any part of these assets in trustees upon such trusts for the benefit of the shareholders as the liquidator shall think fit, but so that no shareholder will be compelled to accept any assets, shares or other securities upon which there is a liability.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares.    Subject to our memorandum and articles of association and to the terms of allotment our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 clear days prior to the specified time of payment.

The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares.    We are empowered by the Companies Act and our amended and restated articles of association to purchase our own shares, subject to certain restrictions.

Our directors may only exercise this power on our behalf, subject to the Companies Act, our memorandum and articles of association and to any applicable requirements imposed from time to time by the Nasdaq, the Securities and Exchange Commission, or by any other recognized stock exchange on which our securities are listed.

Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if the company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (1) unless it is fully paid up, (2) if such redemption or repurchase would result in there being no shares outstanding, or (3) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares.    If at any time, our share capital is divided into different classes of shares, all or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Act, be varied with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class. Consequently, the rights of any class of shares cannot be detrimentally altered without a majority of two-thirds of the vote of all of the shares in that class.

The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Inspection of Books and Records.    Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than copies of our memorandum and articles of association, our register of mortgage and charges and any special resolutions passed by our shareholders). Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Issuance of Additional Shares.    Our post-offering amended and restated memorandum of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our post-offering amended and restated memorandum of association also authorizes our board of directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

•        the designation of the series;

•        the number of shares of the series;

•        the dividend rights, dividend rates, conversion rights, voting rights; and

•        the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preferred shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Anti-Takeover Provisions.    Some provisions of our post-offering amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that

•        authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders; and

•        limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our post-offering memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exclusive Forum.    Unless we consent in writing to the selection of an alternative forum, the United States District Court for the Southern District of New York (or, if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute, the state courts in New York County, New York) shall be the exclusive forum within the United States for the resolution of any complaint asserting a cause of action arising out of or relating in any way to the federal securities laws of the United States, regardless of whether such legal suit, action, or proceeding also involves parties other than us. Any person or entity purchasing or otherwise acquiring any share or other securities in our company, or purchasing or otherwise acquiring American depositary shares issued pursuant to deposit agreements, shall be deemed to have notice of and consented to this exclusive forum provision. Without prejudice to the foregoing, if this exclusive forum provision is held to be illegal, invalid or unenforceable under applicable law, the legality, validity or enforceability of the rest of the articles of association shall not be affected and this exclusive forum provision shall be interpreted and construed to the maximum extent possible to apply in the relevant jurisdiction with whatever modification or deletion may be necessary so as best to give effect to our intention.

Register of Members

In accordance with Section 48 of the Companies Act, the register of members is prima facie evidence of the registered holder or member of shares of a company. Therefore, a person becomes a registered holder or member of shares of the company only upon entry being made in the register of members. Our directors will maintain one register of members, at the Office of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, which provides us with corporate administrative services. We will perform the procedures necessary to register the shares in the register of members as required in “PART III — Distribution of Capital and Liability of Members of Companies and Associations” of the Companies Act, and will ensure that the entries on the register of members are made without any delay.

The depositary will be included in our register of members as the only holder of the common shares underlying the ADSs in this offering. The shares underlying the ADSs are not shares in bearer form, but are in registered form and are “non-negotiable” or “registered” shares in which case the shares underlying the ADSs can only be transferred on the books of the company in accordance with Section 166 of the Companies Act. In the event that we fail to update our register of members, the recourse of investors is directly to the depositary under the terms of the deposit agreement, which is governed by New York law.

The depositary will have recourse against us under the terms of the deposit agreement, and also will hold a share certificate evidencing the depositary as the registered holder of shares underlying the ADSs. Further, Section 46 of the Companies Act provides members.

In the event we fail to update our register of member, the depositary, as the aggrieved party, may apply for an order with the courts of the Cayman Islands for the rectification of the register.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of England.

In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to United States corporations and companies incorporated in the State of Delaware.

Mergers and Similar Arrangements.    The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders or creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the Grand Court can be expected to approve the arrangement if it determines that:

•        the statutory provisions as to the required majority vote have been met;

•        the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•        the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits.    In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of our company to challenge actions where:

•        a company acts or proposes to act illegally or ultra vires;

•        the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•        those who control our company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability.    Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our post-offering memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our post-offering amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties.    Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a personal profit based on his or her position as director (unless the company permits him or her to do so), a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent.    Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Under Cayman Islands Law, a company may eliminate the ability of shareholders to approve corporate matters by way of written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matters at a general meeting without a meeting being held by amending the articles of association. Our post-offering amended and restated memorandum and articles of association do not allow shareholders to act by written resolutions.

Shareholder Proposals.    Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

With respect to shareholder proposals, Cayman Islands law is essentially the same as Delaware law. The Companies Act does not provide shareholders with an express right to put forth any proposal before an annual meeting of the shareholders. However, the Companies Act may provide shareholders with limited rights to requisition a general meeting, but such rights must be stipulated in the articles of association of the Company.

Any one or more shareholders holding not less than two-thirds of the votes attaching to the total issued and paid up share capital of the Company at the date of deposit of the requisition shall at all times have the right, by written requisition to the board of directors or the secretary of the company, to require an extraordinary general meeting to be called by the board of directors for the transaction of any business specified in such requisition.

Cumulative Voting.    Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands, but our post-offering amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors.    Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the issued and outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our post-offering amended and restated articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders. A director shall hold office until the expiration of his or her term or his or her successor shall have been elected and qualified, or until his or her office is otherwise vacated. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director; or (vi) is removed from office pursuant to any other provisions of our post-offering amended and restated memorandum and articles of association.

Transactions with Interested Shareholders.    The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of our company are required to comply with fiduciary duties which they owe to our company under Cayman Islands laws, including the duty to ensure that, in their opinion, any such transactions must be entered into bona fide in the best interests of the company, and are entered into for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up.    Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s issued and outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances, including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares.    Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the issued and outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our post-offering amended and restated articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of a majority of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents.    Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the issued and outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our post-offering amended and restated memorandum and articles of association, our memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Nonresident or Foreign Shareholders.    There are no limitations imposed by our post-offering amended and restated memorandum and articles of association on the rights of nonresident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our post-offering amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

History of Securities Issuance

On June 12, 2023, we issued one Class A ordinary share at par value US$0.00001 to the initial subscriber and such share was transferred to Trident Digital Tech Ltd, an entity owned by our founder, chairman of board of directors and chief executive officer, Mr. Soon Huat Lim, on the same day. On the same day, we issued an additional 49,999,999 Class A ordinary shares to Trident Digital Tech Ltd, at par value.

On June 12, 2023, we issued an aggregate of 275,705,000 Class B ordinary shares, to Trident Group Holdings Ltd and Tri Wealth Ltd, entities owned by Mr. Lim, at par value of US$0.00001 each.

On July 4, 2023, we issued 10,000,000 Class B ordinary shares to our chief technology officer, Mr. Poh Kiong Tan, at par value.

On July 4, 2023, we issued 5,000,000 Class B ordinary shares to Trident Verse Ltd, an entity owned by our chief financial officer, Ms. Haiyan Huang, at par value.

On July 4, 2023, as part of our reorganization in preparation for our financing and listing opportunities outside Singapore, we issued an aggregate of 159,295,000 Class B ordinary shares in the aggregate consideration of approximately US$7,500,000 to certain original shareholders of our operating subsidiaries in Singapore.

On October 3, 2023, we issued an aggregate of 1,964,286 Class B ordinary shares in the aggregate consideration of US$1,100,000 to certain individual and institutional investors.

On January 22, 2024, Tri Wealth Ltd, a company limited by shares incorporated in British Virgin Islands and wholly owned by Mr. Soon Huat Lim, the chairman of board of directors and chief executive officer of the Company, entered into a share purchase agreement with Infinite Partner International Limited, a company limited by shares incorporated in British Virgin Islands and wholly owned by Mr. Sai Ho Cheung, pursuant to which Tri Wealth Ltd would sell and transfer 25,000,000 Class B ordinary shares of the Company in an aggregate consideration of US$15,750,000 to Infinite Partner International Limited. Infinite Partner International Limited engages in the business of investments and Web 3.0 related business activities, which is believed to generate synergistic effect with the Company’s Web 3.0 enabled products and digital transformation business. The share transfer was completed on February 2, 2024 on which date Infinite Partner International Limited became a shareholder of the Company.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

Citibank, N.A. (“Citibank”) has agreed to act as the depositary bank for the American Depositary Shares. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. American Depositary Shares are frequently referred to as “ADSs” and represent ownership interests in securities that are on deposit with the depositary bank. ADSs may be represented by certificates that are commonly known as “American Depositary Receipts” or “ADRs.” The depositary bank typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank, N.A. - Hong Kong, located at 9/F Citi Tower, One Bay East, 83 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong.

We will appoint Citibank as depositary pursuant to a deposit agreement. A copy of the deposit agreement is on file with the SEC under cover of a Registration Statement on Form F-6. You may obtain a copy of the deposit agreement from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and from the SEC’s website (www.sec.gov). Please refer to Registration Number 333-275089 when retrieving such copy.

We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of ADSs but that may not be contained in the deposit agreement.

Each ADS represents the right to receive, and to exercise the beneficial ownership interests in eight (8) Class B ordinary shares that are on deposit with the depositary bank and/or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the depositary bank or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. We and the depositary bank may agree to change the ADS-to-Class B ordinary share ratio by amending the deposit agreement. This amendment may give rise to, or change, the depositary fees payable by ADS owners. The custodian, the depositary bank and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary bank, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The depositary bank, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests in, the deposited property only through the registered holders of the ADSs, the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary bank, and the depositary bank (on behalf of the owners of the corresponding ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.

If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as an owner of ADSs and those of the depositary bank. As an ADS holder you appoint the depositary bank to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of Class B ordinary shares will continue to be governed by the laws of the Cayman Islands, which may be different from the laws in the United States.

In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the depositary bank, the custodian, us or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

As an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. The depositary bank will hold on your behalf the shareholder rights attached to the Class B ordinary shares underlying your ADSs. As an owner of ADSs you will be able to exercise the shareholders rights for the Class B ordinary shares represented by your ADSs through the depositary bank only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.

The manner in which you own the ADSs (e.g., in a brokerage account vs. as registered holder, or as holder of certificated vs. uncertificated ADSs) may affect your rights and obligations, and the manner in which, and extent to which, the depositary bank’s services are made available to you. As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary bank in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary bank (commonly referred to as the “direct registration system” or “DRS”). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary bank. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary bank to the holders of the ADSs. The direct registration system includes automated transfers between the depositary bank and The Depository Trust Company (“DTC”), the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the “holder.” When we refer to “you,” we assume the reader owns ADSs and will own ADSs at the relevant time.

The registration of the Class B ordinary shares in the name of the depositary bank or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary bank or the custodian the record ownership in the applicable Class B ordinary shares with the beneficial ownership rights and interests in such Class B ordinary shares being at all times vested with the beneficial owners of the ADSs representing the Class B ordinary shares. The depositary bank or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.

Dividends and Distributions

As a holder of ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of the specified record date, after deduction of the applicable fees, taxes and expenses.

Distributions of Cash

Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary bank will arrange for the funds received in a currency other than U.S. dollars to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to laws and regulations of the Cayman Islands.

The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary bank will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary bank will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary bank holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

Distributions of Class B ordinary shares

Whenever we make a free distribution of Class B ordinary shares for the securities on deposit with the custodian, we will deposit the applicable number of Class B ordinary shares with the custodian. Upon receipt of confirmation of such deposit, the depositary bank will either distribute to holders new ADSs representing the Class B ordinary shares deposited or modify the ADS-to-Class B ordinary share ratio, in which case each ADS you hold will represent rights and interests in the additional Class B ordinary shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

The distribution of new ADSs or the modification of the ADS-to-Class B ordinary shares ratio upon a distribution of Class B ordinary shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary bank may sell all or a portion of the new Class B ordinary shares so distributed.

No such distribution of new ADSs will be made if it would violate a law (e.g., the U.S. securities laws) or if it is not operationally practicable. If the depositary bank does not distribute new ADSs as described above, it may sell the Class B ordinary shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of Rights

Whenever we intend to distribute rights to subscribe for additional Class B ordinary shares, we will give prior notice to the depositary bank and we will assist the depositary bank in determining whether it is lawful and reasonably practicable to distribute rights to subscribe for additional ADSs to holders.

The depositary bank will establish procedures to distribute rights to subscribe for additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary bank is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to subscribe for new Class B ordinary shares other than in the form of ADSs.

The depositary bank will not distribute the rights to you if:

•        We do not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or

•        We fail to deliver satisfactory documents to the depositary bank; or

•        It is not reasonably practicable to distribute the rights.

The depositary bank will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary bank is unable to sell the rights, it will allow the rights to lapse.

Elective Distributions

Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the depositary bank and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary bank in determining whether such distribution is lawful and reasonably practicable.

The depositary bank will make the election available to you only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary bank will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in the Cayman Islands would receive upon failing to make an election, as more fully described in the deposit agreement.

Other Distributions

Whenever we intend to distribute property other than cash, Class B ordinary shares or rights to subscribe for additional Class B ordinary shares, we will notify the depositary bank in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary bank in determining whether such distribution to holders is lawful and reasonably practicable.

If it is reasonably practicable to distribute such property to you and if we request such rights to be made available to you and provide to the depositary bank all of the documentation contemplated in the deposit agreement, the depositary bank will distribute the property to the holders in a manner it deems practicable.

The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary bank may sell all or a portion of the property received.

The depositary bank will not distribute the property to you and will sell the property if:

•        We do not request that the property be distributed to you or if we request that the property not be distributed to you; or

•        We do not deliver satisfactory documents to the depositary bank; or

•        The depositary bank determines that all or a portion of the distribution to you is not reasonably practicable.

The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

Redemption

Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary bank in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary bank will provide notice of the redemption to the holders.

The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary bank will convert into U.S. dollars upon the terms of the deposit agreement the redemption funds received in a currency other than U.S. dollars and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary bank. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary bank may determine.

Changes Affecting Class B ordinary shares

The Class B ordinary shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of such Class B ordinary shares or a recapitalization, reorganization, merger, consolidation or sale of assets of the Company.

If any such change were to occur, your ADSs would, to the extent permitted by law and the deposit agreement, represent the right to receive the property received or exchanged in respect of the Class B ordinary shares held on deposit. The depositary bank may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the Class B ordinary shares. If the depositary bank may not lawfully distribute such property to you, the depositary bank may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs upon Deposit of Class B ordinary shares

Upon completion of the offering, the Class B ordinary shares being offered pursuant to the prospectus will be deposited by us with the custodian. Upon receipt of confirmation of such deposit, the depositary bank will issue ADSs to the underwriter named in the prospectus. After the completion of the offering, the Class B ordinary shares that are being offered for sale pursuant to the prospectus will be deposited by us with the custodian. Upon receipt of confirmation of such deposit, the depositary bank will issue ADSs to the underwriter named in the prospectus.

After the closing of the offer, the depositary bank may create ADSs on your behalf if you or your broker deposit Class B ordinary shares with the custodian and provide the certifications and documentation required by the deposit agreement. The depositary bank will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the Class B ordinary shares to the custodian. Your ability to deposit Class B ordinary shares and receive ADSs may be limited by U.S. and the Cayman Islands legal considerations applicable at the time of deposit.

The issuance of ADSs may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the Class B ordinary shares have been duly transferred to the custodian. The depositary bank will only issue ADSs in whole numbers.

When you make a deposit of Class B ordinary shares, you will be responsible for transferring good and valid title to the depositary bank. As such, you will be deemed to represent and warrant that:

•        The Class B ordinary shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained.

•        All preemptive (and similar) rights, if any, with respect to such Class B ordinary shares have been validly waived or exercised.

•        You are duly authorized to deposit the Class B ordinary shares.

•        The Class B ordinary shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement).

•        The Class B ordinary shares presented for deposit have not been stripped of any rights or entitlements.

If any of the representations or warranties are incorrect in any way, we and the depositary bank may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Transfer, Combination and Split Up of ADRs

As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary bank and also must:

•        ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;

•        provide such proof of identity and genuineness of signatures as the depositary bank deems appropriate;

•        provide any transfer stamps required by the State of New York or the United States; and

•        pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary bank with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.

Withdrawal of Class B ordinary shares Upon Cancellation of ADSs

As a holder, you will be entitled to present your ADSs to the depositary bank for cancellation and then receive the corresponding number of underlying Class B ordinary shares at the custodian’s offices. Your ability to withdraw the Class B ordinary shares held in respect of the ADSs may be limited by U.S. and the Cayman Islands law considerations applicable at the time of withdrawal. In order to withdraw the Class B ordinary shares represented by your ADSs, you will be required to pay to the depositary bank the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the Class B ordinary shares. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.

If you hold ADSs registered in your name, the depositary bank may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary bank may deem appropriate before it will cancel your ADSs. The withdrawal of the Class B ordinary shares represented by your ADSs may be delayed until the depositary bank receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary bank will only accept ADSs for cancellation that represent a whole number of securities on deposit.

You will have the right to withdraw the securities represented by your ADSs at any time except for:

•        Temporary delays that may arise because (i) the transfer books for the Class B ordinary shares or ADSs are closed, or (ii) Class B ordinary shares are immobilized on account of a shareholders’ meeting or a payment of dividends.

•        Obligations to pay fees, taxes and similar charges.

•        Restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

Voting Rights

As a holder, you generally have the right under the deposit agreement to instruct the depositary bank to exercise the voting rights for the Class B ordinary shares represented by your ADSs. The voting rights of holders of Class B ordinary shares are described in “Description of Share Capital”.

At our request, the depositary bank will distribute to you any notice of shareholders’ meeting received from us together with information explaining how to instruct the depositary bank to exercise the voting rights of the securities represented by ADSs. In lieu of distributing such materials, the depositary bank may distribute to holders of ADSs instructions on how to retrieve such materials upon request.

If the depositary bank timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities (in person or by proxy) represented by the holder’s ADSs in accordance with such voting instructions as follows:

•        In the event of voting by show of hands, the depositary bank will vote (or cause the custodian to vote) all Class B ordinary shares held on deposit at that time in accordance with the voting instructions received from a majority of holders of ADSs who provide timely voting instructions.

•        In the event of voting by poll, the depositary bank will vote (or cause the Custodian to vote) the Class B ordinary shares held on deposit in accordance with the voting instructions received from the holders of ADSs.

Securities for which no voting instructions have been received will not be voted (except (a) as set forth above in the case voting is by show of hands, (b) in the event of voting by poll, holders of ADSs in respect of which no timely voting instructions have been received shall be deemed to have instructed the depositary to give a discretionary proxy to a person designated by us to vote the ordinary shares represented by such holders’ ADSs; provided, however, that no such discretionary proxy shall be given with respect to any matter to be voted upon as to which we inform the depositary that (i) we do not wish such proxy to be given, (ii) substantial opposition exists, or (iii) the rights of holders of ordinary shares may be adversely affected, and (c) as otherwise contemplated in the deposit agreement). Please note that the ability of the depositary bank to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary bank in a timely manner.

Fees and Charges

As an ADS holder, you will be required to pay the following fees under the terms of the deposit agreement:

Service	Fees

•   Issuance of ADSs (e.g., an issuance of ADS upon a deposit of Class B ordinary shares, upon a change in the ADS(s)-to-Class B ordinary share(s) ratio, or for any other reason), excluding ADS issuances as a result of distributions of Class B ordinary shares)

Up to U.S. 5¢ per ADS issued
• Cancellation of ADSs (e.g., a cancellation of ADSs for delivery of deposited property, upon a change in the ADS(s)-to-Class B ordinary share(s) ratio, or for any other reason)	Up to U.S. 5¢ per ADS cancelled
• Distribution of cash dividends or other cash distributions (e.g., upon a sale of rights and other entitlements)	Up to U.S. 5¢ per ADS held
• Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs	Up to U.S. 5¢ per ADS held
• Distribution of financial instruments, including, but not limited to, securities other than ADSs or rights to purchase additional ADSs (e.g., spin-off shares and contingent value rights)	Up to U.S. 5¢ per ADS held
• ADS Services	Up to U.S. 5¢ per ADS held on the applicable record date(s) established by the depositary bank
• Registration of ADS transfers (e.g., upon a registration of the transfer of registered ownership of ADSs, upon a transfer of ADSs into DTC and vice versa, or for any other reason)	Up to U.S. 5¢ per ADS (or fraction thereof) transferred

•   Conversion of ADSs of one series for ADSs of another series (e.g., upon conversion of Partial Entitlement ADSs for Full Entitlement ADSs, or upon conversion of Restricted ADSs (each as defined in the Deposit Agreement) into freely transferable ADSs, and vice versa) or conversion of ADSs for unsponsored American Depositary Shares (e.g., upon termination of the Deposit Agreement).

Up to U.S. 5¢ per ADS (or fraction thereof) converted

As an ADS holder you will also be responsible to pay certain charges such as:

•        taxes (including applicable interest and penalties) and other governmental charges;

•        the registration fees as may from time to time be in effect for the registration of Class B ordinary shares on the share register and applicable to transfers of Class B ordinary shares to or from the name of the custodian, the depositary bank or any nominees upon the making of deposits and withdrawals, respectively;

•        certain cable, telex and facsimile transmission and delivery expenses;

•        the fees, expenses, spreads, taxes and other charges of the depositary bank and/or service providers (which may be a division, branch or affiliate of the depositary bank) in the conversion of foreign currency;

•        the reasonable and customary out-of-pocket expenses incurred by the depositary bank in connection with compliance with exchange control regulations and other regulatory requirements applicable to Class B ordinary shares, ADSs and ADRs;

•        the fees, charges, costs and expenses incurred by the depositary bank, the custodian, or any nominee in connection with the ADR program; and

•        the amounts payable to the depositary by any party to the deposit agreement pursuant to any ancillary agreement to the deposit agreement in respect of the ADR program, the ADSs and the ADRs.

ADS fees and charges for (i) the issuance of ADSs, and (ii) the cancellation of ADSs are charged to the person for whom the ADSs are issued (in the case of ADS issuances) and to the person for whom ADSs are cancelled (in the case of ADS cancellations). In the case of ADSs issued by the depositary bank into DTC, the ADS issuance and cancellation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC participant(s) receiving the ADSs being issued or the DTC participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participants as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of ADSs. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs. In the case of (i) registration of ADS transfers, the ADS transfer fee will be payable by the ADS Holder whose ADSs are being transferred or by the person to whom the ADSs are transferred, and (ii) conversion of ADSs of one series for ADSs of another series, the ADS conversion fee will be payable by the Holder whose ADSs are converted or by the person to whom the converted ADSs are delivered.

In the event of refusal to pay the depositary bank fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary bank fees from any distribution to be made to the ADS holder. Certain depositary fees and charges (such as the ADS services fee) may become payable shortly after the closing of the ADS offering. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary bank. You will receive prior notice of such changes. The depositary bank may reimburse us for certain expenses incurred by us in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary bank agree from time to time.

Amendments and Termination

We may agree with the depositary bank to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the Class B ordinary shares represented by your ADSs (except as permitted by law).

We have the right to direct the depositary bank to terminate the deposit agreement. Similarly, the depositary bank may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary bank must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.

After termination, the depositary bank will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit. After the sale, the depositary bank will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary bank will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).

In connection with any termination of the deposit agreement, the depositary bank may make available to owners of ADSs a means to withdraw the Class B ordinary shares represented by ADSs and to direct the depositary of such Class B ordinary shares into an unsponsored American depositary share program established by the depositary bank. The ability to receive unsponsored American depositary shares upon termination of the deposit agreement would be subject to satisfaction of certain U.S. regulatory requirements applicable to the creation of unsponsored American depositary shares and the payment of applicable depositary fees and expenses.

Books of Depositary

The depositary bank will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

The depositary bank will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.

Limitations on Obligations and Liabilities

The deposit agreement limits our obligations and the depositary bank’s obligations to you. Please note the following:

•        We and the depositary bank are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

•        The depositary bank disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

•        The depositary bank disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in Class B ordinary shares, for the validity or worth of the Class B ordinary shares, for any tax consequences that result from the ownership of ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice.

•        We and the depositary bank will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

•        We and the depositary bank disclaim any liability if we or the depositary bank are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of any provision of our memorandum and articles of association, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.

•        We and the depositary bank disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our memorandum and articles of association or in any provisions of or governing the securities on deposit.

•        We and the depositary bank further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting Shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

•        We and the depositary bank also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of Class B ordinary shares but is not, under the terms of the deposit agreement, made available to you.

•        We and the depositary bank may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

•        We and the depositary bank also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

•        No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.

•        Nothing in the deposit agreement gives rise to a partnership or joint venture, or establishes a fiduciary relationship, among us, the depositary bank and you as ADS holder.

•        Nothing in the deposit agreement precludes Citibank (or its affiliates) from engaging in transactions in which parties adverse to us or the ADS owners have interests, and nothing in the deposit agreement obligates Citibank to disclose those transactions, or any information obtained in the course of those transactions, to us or to the ADS owners, or to account for any payment received as part of those transactions.

As the above limitations relate to our obligations and the depositary’s obligations to you under the deposit agreement, we believe that, as a matter of construction of the clause, such limitations would likely to continue to apply to ADS holders who withdraw the Class B ordinary shares from the ADS facility with respect to obligations or liabilities incurred under the deposit agreement before the cancellation of the ADSs and the withdrawal of the Class B ordinary shares, and such limitations would most likely not apply to ADS holders who withdraw the Class B ordinary shares from the ADS facility with respect to obligations or liabilities incurred after the cancellation of the ADSs and the withdrawal of the Class B ordinary shares and not under the deposit agreement.

In any event, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder. In fact, you cannot waive our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

Taxes

You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary bank and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

The depositary bank may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary bank and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary bank and to the custodian proof of taxpayer status and residence and such other information as the depositary bank and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary bank and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

The depositary bank will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary bank may take the following actions in its discretion:

•        Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.

•        Distribute the foreign currency to holders for whom the distribution is lawful and practical.

•        Hold the foreign currency (without liability for interest) for the applicable holders.

Governing Law/Waiver of Jury Trial

The deposit agreement, the ADRs and the ADSs will be interpreted in accordance with the laws of the State of New York. The rights of holders of Class A ordinary shares (including Class A ordinary shares represented by ADSs) are governed by the laws of the Cayman Islands.

As a party to the deposit agreement, you irrevocably waive, to the fullest extent permitted by applicable law, your right to trial by jury in any legal proceeding arising out of or related to the deposit agreement or the ADRs, or the transactions contemplated therein, against us and/or the depositary.

Such waiver of your right to trial by jury would apply to any claim under U.S. federal securities laws. The waiver continues to apply to claims that arise during the period when a holder holds the ADSs, whether the ADS holder purchased the ADSs in this offering or secondary transactions, even if the ADS holder subsequently withdraws the underlying Class A ordinary shares. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of the applicable case in accordance with applicable case law. However, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived our or the depositary’s compliance with U.S. federal securities laws or the rules and regulations promulgated thereunder.

Jurisdiction

We have agreed with the depositary that the federal or state courts in the City of New York shall have the non-exclusive jurisdiction to hear and determine any dispute between us and the depositary arising from or relating in any way to the deposit agreement (including claims arising under the Exchange Act or the Securities Act).

The deposit agreement provides that, by holding an ADS or an interest therein, you irrevocably agree that any legal suit, action or proceeding against or involving us or the depositary arising out of or related in any way to the deposit agreement, the ADSs, the ADRs or the transactions contemplated thereby or by virtue of ownership thereof (including claims arising under the Exchange Act or the Securities Act), may only be instituted in the United States District Court for the Southern District of New York (or, if the Southern District of New York lacks subject matter jurisdiction over a particular dispute, in the state courts of New York County, New York), and by holding an ADS or an interest therein you irrevocably waive any objection which you may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submit to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The deposit agreement also provides that the foregoing agreement and waiver shall survive your ownership of ADSs or interests therein.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering of Public Offering ADSs, we will have 4,925,000 ADSs outstanding, including 3,125,000 Shareholder ADSs, representing 39,400,000 Class B ordinary shares, or approximately 7.6% of our outstanding ordinary shares. An aggregate of 3,125,000 Shareholder ADSs will be eligible for immediate sale by the Selling Shareholder upon the completion of this offering of Public Offering ADSs, subject to the lock-up agreement described below. All of the Public Offering ADSs and Shareholder ADSs (subject to the lock-up agreement described below) sold in this offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act. Sales of substantial amounts of our ADSs in the public market could adversely affect prevailing market prices of our ADSs. Prior to this offering, there has been no public market for our ordinary shares or the ADSs. While we intend to list the ADSs on the Nasdaq Capital Market, we cannot assure you that a regular trading market will develop in the ADSs. We do not expect that a trading market will develop in our ordinary shares not represented by the ADSs.

Lock-Up Agreements

We have agreed that we will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, or enter into any transaction or device that is designed to, or could be expected to, result in the disposition, directly or indirectly, any ADSs, our ordinary shares or securities convertible into or exchangeable or exercisable for any ADSs or our ordinary shares, enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ADSs or our ordinary shares or securities convertible into or exercisable or exchangeable for any ADSs or our ordinary shares, whether any of these transactions is to be settled by delivery of ADSs or our ordinary shares or other securities, in cash or otherwise, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any ADSs, our ordinary shares or securities convertible into or exercisable or exchangeable for any ADSs or our ordinary shares or any other securities of us, or publicly disclose the intention to do any of the foregoing, without the prior written consent of the representatives of the underwriters for a period of three months after the date of closing of this offering, subject to certain exceptions and applicable notice requirements.

Our directors and executive officers, our shareholders holding more than 5.0% of our ordinary shares have agreed that they will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, or enter into any transaction or device that is designed to, or could be expected to, result in the disposition, directly or indirectly, of any ADSs, our ordinary shares or securities convertible into or exchangeable or exercisable for any ADSs or our ordinary shares, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ADSs, our ordinary shares or securities convertible into or exercisable or exchangeable for any ADSs or our ordinary shares, whether any of these transactions is to be settled by delivery of ADSs or our ordinary shares or other securities, in cash or otherwise, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any ADSs, our ordinary shares or securities convertible into or exercisable or exchangeable for any ADSs or our ordinary shares or any other securities of us, or publicly disclose the intention to do any of the foregoing, without the prior written consent of the underwriter for a period of six months after the date of this prospectus, subject to certain exceptions and applicable notice requirements.

In addition, the Selling Shareholder has agreed that they will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, or enter into any transaction or device that is designed to, or could be expected to, result in the disposition, directly or indirectly, of any Relevant Resale Shares, our ordinary shares or securities convertible into or exchangeable or exercisable for any Relevant Resale Shares, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Relevant Resale Shares, our ordinary shares or securities convertible into or exercisable or exchangeable for any Relevant Resale Shares, whether any of these transactions is to be settled by delivery of ADSs or our ordinary shares or other securities, in cash or otherwise, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Relevant Resale Shares, our ordinary shares or securities convertible into or exercisable or exchangeable for any Relevant Resale Shares, or publicly disclose the intention to do any of the foregoing, without the prior written consent of the underwriter for a period of six months after the date of this prospectus, subject to certain exceptions and applicable notice requirements.

We are not aware of any plans by any significant shareholders, other than the Selling Shareholder (subject to the lock-up agreement described above), to dispose of significant numbers of our ordinary shares or the ADSs. We cannot predict what effect, if any, future sales of our ordinary shares or the ADSs, or the availability of ordinary shares or ADSs for future sale, will have on the trading price of the ADSs from time to time. Sales of substantial amounts of our ordinary shares or the ADSs in the public market, or the perception that these sales could occur, could adversely affect the trading price of the ADSs.

Rule 144

All of our ordinary shares that will be outstanding upon the completion of this offering, other than those Class B ordinary shares represented by ADSs sold in this offering of Public Offering ADSs and Shareholder ADSs, are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, beginning 90 days after the date of this prospectus, a person (or persons whose shares are aggregated) who at the time of a sale is not, and has not been during the three months preceding the sale, an affiliate of ours and has beneficially owned our restricted securities for at least six months will be entitled to sell the restricted securities without registration under the Securities Act, subject only to the availability of current public information about us, and will be entitled to sell restricted securities beneficially owned for at least one year without restriction. Persons who are our affiliates and have beneficially owned our restricted securities for at least six months may sell a number of restricted securities within any three-month period that does not exceed the greater of the following:

•        1% of the then outstanding ordinary shares, in the form of ADSs or otherwise, which will equal approximately 5,163,642 ordinary shares immediately after this offering; or

•        the average weekly trading volume of our ordinary shares in the form of ADSs or otherwise, on the Nasdaq Capital Market, during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Affiliates who sell restricted securities under Rule 144 may not solicit orders or arrange for the solicitation of orders, and they are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about us.

Persons who are not our affiliates are only subject to one of these additional restrictions, the requirement of the availability of current public information about us, and this additional restriction does not apply if they have beneficially owned our restricted shares for more than one year.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our ordinary shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of this offering is eligible to resell those ordinary shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

TAXATION

The following summary of material Cayman Islands, Singapore, and United States federal income tax consequences of an investment in our ADSs or ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ADSs or ordinary shares, such as the tax consequences under state, local and other tax laws.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of the shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ADSs or ordinary shares, nor will gains derived from the disposal of our ADSs or ordinary shares be subject to Cayman Islands income or corporation tax.

Certain Singapore Taxation Considerations

The following summary is not intended to be or to be regarded as tax advice to any investors, and investors should consult their own professional tax advisors regarding the Singapore tax matters.

Corporate Income Tax

A company is regarded as a tax resident in Singapore if the control and management of its business is exercised in Singapore. “Control and management” is defined as the making of decisions on strategic matters, such as those concerning the company’s policy and strategy. Generally, the location of a company’s board of directors’ meetings where strategic decisions are made determines where the control and management of that company is exercised. However, under certain scenarios, holding board meetings in Singapore may not be sufficient and other factors will be considered to determine if the control and management of the business is indeed exercised in Singapore.

A Singapore tax resident corporate taxpayer is subject to Singapore income tax on:

(a)     income accruing in or derived from Singapore; or

(b)    income derived from outside Singapore (i.e. foreign-sourced income) which is received or deemed received in Singapore, unless otherwise exempted.

A non-Singapore tax resident corporate taxpayer, subject to certain exceptions, is subject to Singapore income tax on income accrued in or derived from Singapore, and on foreign income received or deemed received in Singapore.

Foreign-sourced income is deemed to be received in Singapore when it is:

(a)     remitted to, transmitted or brought into Singapore;

(b)    used to pay off any debt incurred in respect of a trade or business carried on in Singapore; or

(c)     used to purchase any movable property brought into Singapore.

Foreign-sourced income in the form of branch profits, dividends and service fee income (“specified foreign income”) received or deemed received in Singapore by a Singapore tax resident company are exempted from Singapore tax provided that the following qualifying conditions are met:

(a)     such income is subject to tax of a similar character to income tax (by whatever name called) under the law of the territory from which such income is received;

(b)    at the time such income is received in Singapore by the person resident in Singapore, the highest rate of tax of a similar character to income tax (by whatever name called) levied under the law of the territory from which such income is received on any gains or profits from any trade or business carried on by any company in that territory at that time is at least 15.0%; and

(c)     the Comptroller of Income Tax (the “Comptroller”) is satisfied that the tax exemption would be beneficial to the person resident in Singapore who is receiving or deemed to be receiving the specified foreign income.

The prevailing corporate income tax rate in Singapore is 17.0% with the first S$200,000 of chargeable income of a company being partially exempt from tax as follows:

(a)     75.0% of the first S$10,000 of chargeable income; and

(b)    50.0% of the next S$190,000 of chargeable income.

New companies will also, subject to certain conditions and exceptions, be eligible for tax exemption for each of the company’s first three (3) years of assessment as follows:

(a)     75.0% of the first S$100,000 of chargeable income; and

(b)    50.0% of the next S$100,000 of chargeable income.

The remaining chargeable income (after the tax exemption scheme for new companies or the partial tax exemption scheme for companies) will be fully taxable at the prevailing corporate tax rate. For the year of assessment 2024, companies will receive a 50% corporate income tax rebate capped at S$40,000. For companies which employed at least one local employee in 2023 will receive a cash payout of at least S$2,000. The maximum total benefits of the corporate income tax rebate and the cash payout that a company may receive is capped at S$40,000.

Dividend Distributions

All Singapore-tax resident companies are currently under the one-tier corporate tax system, or one-tier system.

Under the one-tier system, the income tax paid by a tax resident company is a final tax and its distributable profits can be distributed to shareholders as tax exempt (one-tier) dividends. Such dividends are tax exempt in the hands of a shareholder, regardless of the tax residence status, shareholding level or legal form of the shareholder.

Accordingly, dividends received in respect of the ordinary shares of a Singapore-tax resident company by either a resident or non-resident of Singapore are not subject to Singapore income tax (whether by withholding or otherwise).

Foreign shareholders are advised to consult their own tax advisers to take into account the tax laws of their respective countries of residence and the existence of any agreement for the avoidance of double taxation which their country of residence may have with Singapore.

Gains on Disposal of Shares

Singapore does not currently impose tax on capital gains. Gains arising from the disposal of the shares may be construed to be of an income nature and subject to Singapore income tax, especially if they arise from activities which may be regarded as the carrying on of a trade or business in Singapore. Such gains may also be considered income in nature, even if they do not arise from an activity in the ordinary course of trade or business or an ordinary incident of some other business activity, if the shares were purchased with the intention or purpose of making a profit by sale rather than holding for long-term investment purposes in Singapore. Conversely, gains from disposition of the shares in Singapore, if considered as capital gains rather than income by the Inland Revenue Authority of Singapore (“IRAS”), are not taxable in Singapore.

There are no specific laws or regulations which deal with the characterization of whether a gain is income or capital in nature. The characterization of gains arising from the sale of our shares will depend primarily on the facts and circumstances (commonly referred to as the “badges of trade”) of each shareholder.

Subject to Section 10L of the Income Tax Act 1947 (“SITA”), and specified exceptions, Section 13W of the SITA, provides for certainty on the non-taxability of gains derived by a corporate taxpayer from the disposal of ordinary shares during the period from June 1, 2012 to December 31, 2027 (both dates inclusive) where:

•        the divesting company had legally and beneficially held a minimum shareholding of 20% of the ordinary shares of the company whose shares are being disposed; and

•        the divesting company had maintained the minimum 20% shareholding for a continuous period of at least 24 months immediately prior to the disposal.

The above-mentioned “safe harbor rules” prescribed under Section 13W of SITA will not apply to a divesting company under certain scenarios. These include, but are not limited to, the divesting company that is in the business of trading or holding Singapore immovable properties, or property development (subject to certain exceptions), where the shares are not listed on a stock exchange in Singapore or elsewhere, the divesting company whose gains or profits from the disposal of ordinary shares are included as part of its income, disposal of shares by a partnership, limited partnership or limited liability partnership where one or more of the partners is a company or are companies, etc.

Under Section 10L of the SITA, gains received in Singapore by an entity of a relevant group from the sale or disposal of any movable or immovable property outside Singapore will be treated as income chargeable to tax under Section 10(1)(g) of the ITA under certain circumstances. The foreign-sourced disposal gains will be subject to tax if the entity does not have adequate economic substance in Singapore. The foreign-sourced disposal gains will be subject to tax if the entity does not have adequate economic substance in Singapore and the sale or disposal of the foreign asset occurs on or after January 1, 2024. An entity is a member of a group of entities if its assets, liabilities, income, expenses and cash flows are (a) included in the consolidated financial statements of the parent entity of the group; or (b) excluded from the consolidated financial statements of the parent entity of the group solely on size or materiality grounds or on the grounds that the entity is held for sale. A group is a relevant group if (a) the entities of the group are not all incorporated, registered or established in Singapore; or (b) any entity of the group has a place of business outside Singapore.

Shareholders who apply, or who are required to apply, the Singapore Financial Reporting Standard 39 — Financial Instruments: Recognition and Measurement, or SFRS(I) 1-39; the Singapore Financial Reporting Standard 109 — Financial Instruments, or FRS 109; or the Singapore Financial Reporting Standard (International) 9 — Financial Instruments, or SFRS(I) 9, may for the purposes of Singapore income tax be required to recognize gains or losses in respect of financial instruments (not being gains or losses in the nature of capital) in accordance with SFRS(I) 1-39, FRS 109 or SFRS(I) 9 (as the case may be) (as modified by the applicable provisions of Singapore income tax law) even where no sale or disposal of the shares is made.

Shareholders who may be subject to the above-mentioned tax treatments should consult their accounting and tax advisers regarding the Singapore income tax consequences of their acquisition, holding and disposal of the shares.

United States Federal Income Taxation

The following discussion describes the material United States federal income tax consequences to a United States Holder (as defined below), under current law, of an investment in our ADSs or ordinary shares. This discussion is based on the federal income tax laws of the United States as of the date of this prospectus, including the United States Internal Revenue Code of 1986, as amended, or the Code, existing and proposed Treasury regulations promulgated thereunder, judicial authority, published administrative positions of the IRS and other applicable authorities, all as of the date of this prospectus. All of the foregoing authorities are subject to change, which change could apply retroactively and could significantly affect the tax consequences described below. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following discussion and there can be no assurance that the IRS or a court will agree with our statements and conclusions. This summary does not discuss the so-called Medicare tax on net investment income, any federal non-income tax laws, including the federal estate or gift tax laws, or the laws of any state, local or non-United States taxing jurisdiction.

This discussion applies only to a United States Holder that holds ADSs or ordinary shares as capital assets for United States federal income tax purposes (generally, property held for investment). The discussion neither addresses the tax consequences to any particular investor nor describes all of the tax consequences applicable to persons in special tax situations, such as:

•        banks;

•        certain financial institutions;

•        insurance companies;

•        regulated investment companies;

•        real estate investment trusts;

•        brokers or dealers in stocks and securities, or currencies;

•        persons who are required to use a mark-to-market method of accounting;

•        certain former citizens or residents of the United States subject to Section 877 of the Code;

•        entities subject to the United States anti-inversion rules;

•        tax-exempt organizations and entities;

•        persons subject to the alternative minimum tax provisions of the Code;

•        persons whose functional currency is other than the United States dollar;

•        persons holding ADSs or ordinary shares as part of a straddle, hedging, conversion or integrated transaction;

•        persons holding ADSs or ordinary shares through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States;

•        persons that actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock;

•        persons who acquired ADSs or ordinary shares pursuant to the exercise of an employee stock option or otherwise as compensation; or

•        partnerships or other pass-through entities, or persons holding ADSs or ordinary shares through such entities.

If a partnership (including an entity or arrangement treated as a partnership for United States federal income tax purposes) holds our ADSs or ordinary shares, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A partner in a partnership holding our ADSs or ordinary shares should consult its own tax advisors regarding the tax consequences of holding our ADSs or ordinary shares.

The following discussion is for informational purposes only and is not a substitute for careful tax planning and advice. Investors considering the purchase of ADSs or ordinary shares should consult their own tax advisors with respect to the application of the United States federal income tax laws to their particular situations, as well as any tax consequences arising under the Medicare tax on net investment income, any federal non-income tax laws, including the federal estate or gift tax laws, or the laws of any state, local or non-United States taxing jurisdiction and under any applicable tax treaty.

For purposes of the discussion below, a “United States Holder” is a beneficial owner of our ADSs or ordinary shares that is, for United States federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•        a trust, if (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more United States persons have the authority to control all of its substantial decisions or (ii) in the case of a trust that was treated as a domestic trust under the law in effect before 1997, a valid election is in place under applicable Treasury regulations to treat such trust as a domestic trust.

The discussion below assumes that the representations contained in the deposit agreement and any related agreement is true and that the obligations in such agreements will be complied with in accordance with their terms.

ADSs

If you own our ADSs, then you should be treated as the owner of the underlying ordinary shares represented by those ADSs for United States federal income tax purposes. Accordingly, deposits or withdrawals of ordinary shares for ADSs should not be subject to United States federal income tax.

The United States Treasury Department and the IRS have expressed concerns that intermediaries in the chain of ownership between the holder of an ADS and the issuer of the security underlying the ADS may be taking actions that are inconsistent with the beneficial ownership of the underlying security (for example, a pre-release of ADSs to persons that do not have beneficial ownership of the securities underlying the ADSs). Such actions may be inconsistent with the claiming of the reduced rate of tax applicable to certain dividends received by non-corporate United States Holders of ADSs, including individual United States Holders, and the claiming of foreign tax credits by United States Holders of ADSs. Accordingly, among other things, the availability of foreign tax credits or the reduced tax rate for dividends received by non-corporate United States Holders, each discussed below, could be affected by actions taken by intermediaries in the chain of ownership between the holder of an ADS and our company, if as a result of such actions, the holders of ADSs are not properly treated as beneficial owners of ordinary shares.

Passive Foreign Investment Company Considerations

A non-U.S. corporation, such as our company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income, or the asset test. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. Passive assets are those which give rise to passive income, and include assets held for investment, as well as cash, assets readily convertible into cash, and working capital. The company’s goodwill and other unbooked intangibles are taken into account and may be classified as active or passive depending upon the relative amounts of income generated by the company in each category. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% or more (by value) of the stock.

Based upon our current and projected income and assets, the expected proceeds from this offering, and projections as to the market price of our ADSs immediately following this offering, we do not expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC is a factual determination made annually that will depend, in part, upon the composition and classification of our income and assets, including the relative amounts of income generated by our strategic investment business as compared to our other businesses, and the value of the assets held by our strategic investment business as compared to our other businesses. Because there are uncertainties in the application of the relevant rules, it is possible that the IRS may challenge our classification of certain income and assets as non-passive, which may result in our being or becoming classified as a PFIC in the current or subsequent years. Furthermore fluctuations in the market price of our ADSs may cause us to be a PFIC for the current or future taxable years because the value of our assets for purposes of the asset test, including the value of our goodwill and unbooked intangibles, may be determined by reference to the market price of our ADSs from time to time (which may be volatile). In estimating the value of our goodwill and other unbooked intangibles, we have taken into account our anticipated market capitalization immediately following the close of this offering. Among other matters, if our market capitalization is less than anticipated or subsequently declines, we may be or become a PFIC for the current or future taxable years. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. Under circumstances where our revenue from activities that produce passive income significantly increases relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming a PFIC may substantially increase.

If we are a PFIC for any year during which a U.S. Holder holds our ADSs or ordinary shares, we generally will continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our ADSs or ordinary shares unless, in such case, we cease to be treated as a PFIC and such U.S. Holder makes a deemed sole election.

The discussion below under “— Dividends” and “— Sale or Other Disposition” is written on the basis that we will not be or become classified as a PFIC for U.S. federal income tax purposes. The U.S. federal income tax rules that apply generally if we are treated as a PFIC are discussed below under “— Passive Foreign Investment Company Rules.”

Dividends

Any cash distributions paid on our ADSs or ordinary shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder, in the case of ordinary shares, or by the depositary, in the case of ADSs. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. Dividends received on our ADSs or ordinary shares will not be eligible for the dividends received deduction allowed to corporations in respect of dividends-received from U.S. corporations.

Individuals and other non-corporate U.S. Holders may be subject to tax on any such dividends at the lower capital gain tax rate applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (i) our ADSs or ordinary shares on which the dividends are paid are readily tradable on an established securities market in the United States, (ii) we are neither a PFIC nor treated as such with respect to a U.S. Holder for the taxable year in which the dividend is paid and the preceding taxable year, and (iii) certain holding period requirements are met. We intend to list the ADSs on the Nasdaq Capital Market. Provided that this listing is approved, we believe that the ADSs should generally be considered to be readily tradeable on an established securities market in the United States. There can be no assurance that the ADSs will continue to be considered readily tradable on an established securities market in later years. Because the ordinary shares will not be listed on a U.S. exchange, we do not believe that dividends received with respect to ordinary shares that are not represented by ADSs will be treated as qualified dividends. U.S. Holders are urged to consult their tax advisors regarding the availability of the lower rate for dividends paid with respect to the ADSs or ordinary shares.

For U.S. foreign tax credit purposes, dividends paid on our ADSs or ordinary shares will generally be treated as income from foreign sources and will generally constitute passive category income. The rules governing the foreign tax credit are complex and U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or Other Disposition

A U.S. Holder will generally recognize gain or loss upon the sale or other disposition of ADSs or ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such ADSs or ordinary shares. Such gain or loss will generally be capital gain or loss. Any such capital gain or loss will be long term if the ADSs or ordinary shares have been held for more than one year. Non-corporate U.S. Holders (including individuals) generally will be subject to United States federal income tax on long-term capital gain at preferential rates. The deductibility of a capital loss may be subject to limitations. Any such gain or loss that the U.S. Holder recognizes will generally be treated as U.S. source income or loss for foreign tax credit limitation purposes, which could limit the availability of foreign tax credits. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our ADSs or ordinary shares, including the applicability of any tax treaty and the availability of the foreign tax credit under its particular circumstances.

Passive Foreign Investment Company Rules

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our ADSs or ordinary shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the ADSs or ordinary shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of ADSs or ordinary shares. Under the PFIC rules:

•        the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the ADSs or ordinary shares;

•        the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income; and

•        the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year, increased by an additional tax equal to the interest on the resulting tax deemed deferred with respect to each such taxable year.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election with respect to such stock. If a U.S. Holder makes this election with respect to our ADSs, the holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of ADSs held at the end of the taxable year over the adjusted tax basis of such ADSs and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the ADSs over the fair market value of such ADSs held at the end of the taxable year, but such deduction will only be allowed to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the ADSs would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of our ADSs and we cease to be classified as a PFIC, the holder will not be required to take into account the gain or loss described above during any period that we are not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our ADSs in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter, or regularly traded, on a qualified exchange or other market, as defined in applicable United States Treasury regulations. Our ADSs, but not our ordinary shares, will be treated as marketable stock upon their listing on the Nasdaq Capital Market. We anticipate that our ADSs should qualify as being regularly traded, but no assurances may be given in this regard.

Because a mark-to-market election cannot technically be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above.

If a U.S. Holder owns our ADSs or ordinary shares during any taxable year that we are a PFIC, the holder must generally file an annual IRS Form 8621. You should consult your tax advisor regarding the U.S. federal income tax consequences of owning and disposing of our ADSs or ordinary shares if we are or become a PFIC.

UNDERWRITING

WallachBeth Capital LLC is acting as the representative of the underwriters of this Offering (the “Representative”). Under the terms and subject to the conditions contained in the underwriting agreement dated as of the date of this prospectus, each of the Underwriters named below has severally but not jointly agreed to purchase, and we have agreed to sell to those Underwriters, the number of ADSs set forth opposite the Underwriter’s name below:

Underwriter	Number of ADSs
WallachBeth Capital LLC
Total

The Underwriters are offering the ADSs subject to its acceptance of the ADSs from us and subject to prior sale. The underwriting agreement provides that the obligations of the Underwriters to pay for and accept delivery of the ADSs offered by this prospectus are subject to the approval of certain legal matters by its counsel and to other conditions. The Underwriters are obligated to take and pay for all of the ADSs offered by this prospectus if any such ADSs are taken.

Over-Allotment Option

We have granted the Underwriters an option exercisable within forty five (45) days after the closing of the offering, to acquire up to an additional fifteen percent (15%) of the total number of securities to be offered by us in the offering on the same terms as the securities sold in the offering, solely for the purpose of covering over allotments.

Discounts and Expenses

The underwriting discounts and commissions are equal to seven percent (7%) of the gross proceeds from the sale of the securities in the offering (the “Underwriting Discount”), and the Underwriters may in their discretion apportion such Underwriting Discount in whole or in part to any selected dealer engaged by the Underwriter(s) in connection with the IPO.

We have agreed to pay advisory fees in connection with the offering in the amount of $30,000 upon successful closing of the IPO within six months upon the execution of the engagement letter. As consideration for this advisory fee, the Underwriters provided general advisory services to us regarding U.S. public market readiness, including but not limited to Board of Directors composition, review and advice on the capitalization table and corporate structure, PCAOB auditors, and national securities exchange requirements.

The following table shows the per ADS and total initial public offering price, underwriting discounts and commissions, and proceeds before expenses to us.

	Per ADS	Total
Initial public offering price	US$
Underwriting discounts and commissions to be paid by us	US$
Proceeds, before expenses, to us	US$

We have agreed, to reimburse the Underwriters, promptly when invoiced, for all of their reasonable, out-of-pocket expenses (including, but not limited to, travel, due diligence expenses, reasonable fees and expenses of their legal counsel, roadshow and background check on the Company’s principals) in connection with the performance of its services hereunder not to exceed an aggregate of $250,000, regardless of whether the offering occurs. For any expense that exceeds the amount of $5,000, the Underwriters should seek the Company’s approval.

In addition, we have agreed to pay to the Underwriters upon closing of this offering a non-accountable expense allowance equal to one percent (1%) of the gross proceeds received by the Company from the sale of the ADSs in this offering.

We have agreed to pay all reasonable, necessary and accountable out-of-pocket expenses relating to the offering, including but not limited to: (i) the costs of preparing, printing and filing the registration statement with the SEC, amendments and supplements thereto, and post effective amendments, as well as the filing with FINRA, and payment of all necessary fees in connection therewith and the printing of a sufficient quantity of preliminary and final prospectuses as the Underwriters may reasonably request; (ii) the costs of preparing, printing and delivering exhibits thereto, in such quantities as Underwriters may reasonably request; (iii) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of foreign jurisdictions designated by the Underwriters; (iv) the fees of counsel(s) and accountants for the Company, including fees associated with any blue sky filings where applicable; (v) fees associated with the Company’s transfer agent; and (vi) fees, if necessary, associated with translation services.

We estimate that the total expenses of the offering payable by us, excluding the underwriting discounts and commissions and non-accountable expense allowance, will be approximately US$[            ]].

Indemnification

We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the Underwriters may be required to make in respect of those liabilities.

Lock-Up Agreements

We have agreed that, subject to certain exceptions, we or any successors of us will not without the prior written consent of the Underwriters, during the period of three (3) months after the closing of the offering:

(i)     offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or

(ii)    file or cause to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

Our directors, officers and holders of more than 5% of the Company’s outstanding ordinary shares as of the effective date of the registration statement have agreed, subject to certain exceptions, to a six month “lock-up” period from the effective date of the registration statement of which this prospectus forms a part with respect to the ordinary shares that they beneficially own, including the issuance of shares upon the exercise of convertible securities and options that are currently outstanding or which may be issued. This means that, for a period of six (6) months following the closing of the offering, such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the Underwriters.

In addition, the Selling Shareholder has agreed, subject to certain exceptions, to a six month “lock-up” period from the effective date of the registration statement of which this prospectus forms a part with respect to the Relevant Resale Shares that they beneficially own. This means that, for a period of six months following the closing of the offering, the Selling Shareholder may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the Underwriters.

The Underwriters have no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at their discretion. In determining whether to waive the terms of the lock-up agreements, each Underwriter may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

Pricing of the Offering

Prior to this offering, there has been no public market for our ADS or our ordinary shares. The initial public offering price of the shares has been negotiated between us and the Underwriters. Among the factors considered in determining the initial public offering price of the shares, in addition to the prevailing market conditions, are our historical performance, estimates of our business potential and earnings prospects, an assessment of our management and the consideration of the above factors in relation to market valuation of companies in related businesses.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the Underwriters or selling group members, if any, participating in this offering and the Underwriters may distribute prospectuses electronically. The Underwriters may agree to allocate a number of ADSs to selling group members for sale to their online brokerage account holders. The ADSs to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the Underwriters, and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our ADSs. Specifically, the Underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. The Underwriters can close out a covered short sale by purchasing shares in the open market. The Underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the Underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

The Underwriters may also impose a penalty bid. This occurs when a particular Underwriter or dealer repays selling concessions allowed to it for distributing our ADSs in this offering because such Underwriter repurchases those shares in stabilizing or short covering transactions.

Finally, the Underwriters may bid for, and purchase, our ADSs in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our ADSs at a price that is higher than the price that might otherwise exist in the absence of these activities. The Underwriters are not required to engage in these activities and may discontinue any of these activities at any time without notice. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market, or otherwise.

Passive Market Making

In connection with this offering, the Underwriters may engage in passive market making transactions in our ADSs on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Potential Conflicts of Interest

The Underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the Underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The Underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Relationships

The Underwriters are full service financial institutions engaged in various activities, which may include the sales and trading of securities, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, financing, brokerage and other financial and non-financial activities and services. The Underwriters may in the future perform a variety of such activities and services for us and for persons or entities with relationships with us for which they received or will receive customary fees, commissions and expenses.

In addition, in the ordinary course of their business activities, the Underwriters, their affiliates, directors, officers and employees may at any time purchase, sell or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and other financial instruments (including bank loans) for their own account and for the accounts of their customers.

Such investments and securities activities may involve assets, securities and/or instruments of ours or our affiliates. The Underwriters and their affiliates, directors, officers and employees may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions outside the United States

Notice to Prospective Investors in Australia

This prospectus is not a product disclosure statement, prospectus or other type of disclosure document for the purposes of Corporations Act 2001 (Commonwealth of Australia) (the “Act”) and does not purport to include the information required of a product disclosure statement, prospectus or other disclosure document under Chapter 6D.2 of the Act. No product disclosure statement, prospectus, disclosure document, offering material or advertisement in relation to the offer of the ADSs has been or will be lodged with the Australian Securities and Investments Commission or the Australian Securities Exchange.

Accordingly, (1) the offer of the ADSs under this prospectus may only be made to persons: (i) to whom it is lawful to offer the ADSs without disclosure to investors under Chapter 6D.2 of the Act under one or more exemptions set out in Section 708 of the Act, and (ii) who are “wholesale clients” as that term is defined in section 761G of the Act, (2) this prospectus may only be made available in Australia to persons as set forth in clause (1) above, and (3) by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (1) above, and the offeree agrees not to sell or offer for sale any of the ADSs sold to the offeree within 12 months after their issue except as otherwise permitted under the Act.

Notice to Prospective Investors in Canada

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the Underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding Underwriter conflicts of interest in connection with this offering.

The ADSs may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ADSs must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to and is only directed at persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 within, and/or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling with Article 49(2)(a) to (d) (all such persons together being referred to as “relevant persons”).

This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom who is not a relevant person should not act or rely on this prospectus or any of its contents.

Notice to Prospective Investors in Malaysia

The ADSs have not been and may not be approved by the securities commission Malaysia, or SC, and this document has not been and will not be registered as a prospectus with the SC under the Malaysian capital markets and services act of 2007, or CMSA. Accordingly, no securities or offer for subscription or purchase of securities or invitation to subscribe for or purchase securities are being made to any person in or from within Malaysia under this document except to persons falling within any of paragraphs 2(g)(i) to (xi) of schedule 5 of the CMSA and distributed only by a holder of a capital markets services license who carries on the business of dealing in securities and subject to the issuer having lodged this prospectus with the SC within seven days from the date of the distribution of this prospectus in Malaysia. The distribution in Malaysia of this document is subject to Malaysian laws. Save as aforementioned, no action has been taken in Malaysia under its securities laws in respect of this document. This document does not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the approval of the SC or the registration of a prospectus with the SC under the CMSA.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ADSs may not be circulated or distributed, nor may the ADSs be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act 2001 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Sections 275 and 276 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the ADSs are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•        a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•        a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ADSs pursuant to an offer made under Section 275 of the SFA, except:

•        to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or (in the case of such trust) where the transfer arises from an offer referred to in Section 276(4)(c)(ii) of the SFA;

•        where no consideration is or will be given for the transfer;

•        where the transfer is by operation of law;

•        as specified in Section 276(7) of the SFA; or

•        as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification:    In accordance with Section 309B of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined under Section 309A(1) of the SFA), that the ADSs are prescribed capital markets products (as defined in the Securities and Futures (Capital Market Products) Regulations 2018 of Singapore) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Purchasers are advised to seek legal advice prior to any resale of the securities.

Notice to Prospective Investors in the People’s Republic of China

This prospectus may not be circulated or distributed in China and the ADSs may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of China except pursuant to applicable laws, rules and regulations of China. For the purpose of this paragraph only, China does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Notice to Prospective Investors in Hong Kong

The ADSs may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to our ADSs be issued or may be in possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to our ADSs which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Taiwan

The ADSs have not been and will not be registered with the Financial Supervisory Commission of (“Taiwan”), pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan.

Notice to Prospective Investors in Indonesia

This prospectus does not, and is not intended to, constitute a public offering in Indonesia under Law Number 8 of 1995 regarding Capital Market. This prospectus may not be distributed in the Republic of Indonesia and the ADSs may not be offered or sold in the Republic of Indonesia or to Indonesian citizens wherever they are domiciled, or to Indonesia residents, in a manner which constitutes a public offering under the laws of the Republic of Indonesia.

Notice to Prospective Investors in Vietnam

This offering of ADSs has not been and will not be registered with the State Securities Commission of Vietnam under the Law on Securities of Vietnam and its guiding decrees and circulars. The ADSs will not be offered or sold in Vietnam through a public offering and will not be offered or sold to Vietnamese persons other than those who are licensed to invest in offshore securities under the Law on Investment of Vietnam.

Notice to Prospective Investors in Thailand

This prospectus does not, and is not intended to, constitute a public offering in Thailand. The ADSs may not be offered or sold to persons in Thailand, unless such offering is made under the exemptions from approval and filing requirements under applicable laws, or under circumstances which do not constitute an offer for sale of the shares to the public for the purposes of the Securities and Exchange Act of 1992 of Thailand, nor require approval from the Office of the Securities and Exchange Commission of Thailand.

Notice to Prospective Investors in Korea

The ADSs may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Korea Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The ADSs have not been registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the ADSs may not be resold to Korean residents unless the purchaser of the ADSs complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the ADSs.

Notice to Prospective Investors in Japan

The ADSs offered in this prospectus have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The ADSs have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (1) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (2) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in New Zealand

This document has not been registered, filed with, or approved by any New Zealand regulatory authority under the Financial Markets Conduct Act 2013 (New Zealand) (“FMCA”). This document is not a product disclosure statement under New Zealand law and is not required to, and may not, contain all the information that a product disclosure statement under New Zealand law is required to contain. The Securities are not being offered or sold in New Zealand (or allotted with a view to being offered for sale in New Zealand) other than to a person who is a “wholesale investor” within the meaning of clause 3(2) of Schedule 1 of the FMCA — that is, a person who:

•        is an “investment business” within the meaning of clause 37 of Schedule 1 of the FMCA;

•        meets the “investment activity criteria” specified in clause 38 of Schedule 1 of the FMCA;

•        is “large” within the meaning of clause 39 of Schedule 1 of the FMCA; or

•        is a “government agency” within the meaning of clause 40 of Schedule 1 of the FMCA. The Securities are not being offered or sold to retail investors in New Zealand.

Notice to Prospective Investors in the European Economic Area

The units are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the units or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the units or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Notice to Prospective Investors in the Cayman Islands

No offer or invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts and commissions, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the Financial Industry Regulatory Authority, or FINRA, filing fee, and the stock exchange application and listing fee, all amounts are estimates.

SEC Registration Fee	US$ 7,380
FINRA Filing Fee	US$ 8,000
Stock Exchange Application and Listing Fee	US$ 75,000
Legal Fees and Expenses	US$ 1,700,000
Accounting Fees and Expenses	US$ 830,000
Advisory and Other Expenses	US$ 900,000
Printing and Engraving Expenses	US$ 30,000
Total	US$ 3,550,380

LEGAL MATTERS

Hogan Lovells is representing us with respect to certain legal matters as to the United States federal and New York State law. Sichenzia Ross Ference Carmel LLP is representing the Underwriters with respect to certain legal matters as to the United States federal and New York State law. The validity of the ordinary shares represented by the ADSs offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Resource Law LLC (in alliance with Reed Smith) will pass upon certain legal matters as to Singapore law for us. Hogan Lovells and Sichenzia Ross Ference Carmel LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Resource Law LLC (in alliance with Reed Smith) with respect to matters governed by the Singapore law.

EXPERTS

The consolidated financial statements as of December 31, 2023 and 2022, and for each of the two years in the period ended December 31, 2023, appearing in this prospectus and registration statement have been audited by Marcum Asia CPAs LLP, an independent registered public accounting firm, as set forth in its report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The office of Marcum Asia CPAs LLP is located at 7 Pennsylvania Plaza Suite 830, New York, NY 10001, United States.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form F-1, including relevant exhibits, with the SEC under the Securities Act with respect to the underlying Class B ordinary shares represented by the ADSs to be sold in this offering. We have also filed a related registration statement on Form F-6 with the SEC to register the ADSs. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statements and their exhibits and schedules for further information with respect to us and our ADSs.

We are subject to periodic reporting and other information requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with U.S. GAAP, and all notices of shareholders’ meetings and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of ADSs and, if we so request, will mail to all record holders of ADSs the information contained in any notice of a shareholders’ meeting received by the depositary from us.

TRIDENT DIGITAL TECH HOLDINGS LTD
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of Trident Digital Tech Holdings Ltd

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Trident Digital Tech Holdings Ltd (the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of operations and comprehensive loss, changes in equity (deficit) and cash flows for each of the two years in the period ended December 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

We have served as the Company’s auditor since 2023.
Beijing, China
April 19, 2024

TRIDENT DIGITAL TECH HOLDINGS LTD
CONSOLIDATED BALANCE SHEETS
(In U.S. dollars, except for share and per share data, or otherwise noted)

	As of December 31,
	2023	2022
Assets
Current assets:
Cash	$1,808,603	$945,265
Accounts receivable, net	2,198	47,547
Contract cost assets	341,808	268,509
Deferred offering costs	1,046,187	—
Amounts due from related parties	337,920	—
Prepaid expenses and other current assets	451,217	141,851
Total current assets	3,987,933	1,403,172

Non-current assets:
Property and equipment, net	202,777	106,718
Operating lease right-of-use assets	1,639,233	1,494,082
Total non-current assets	1,842,010	1,600,800

TOTAL ASSETS	5,829,943	3,003,972

Liabilities
Current liabilities:
Current portion of long-term borrowings	68,987	135,360
Accounts payable	202,289	218,225
Deferred revenue	572,186	654,063
Amounts due to related parties	4,820	526,263
Subscription fees advance from a shareholder	—	524,560
Accrued expenses and other liabilities	733,189	303,730
Operating lease liabilities, current	430,554	277,699
Total current liabilities	2,012,025	2,639,900

Non-current liabilities:
Long-term borrowings	176,589	498,572
Operating lease liabilities, non-current	1,208,679	1,190,287
Total non-current liabilities	1,385,268	1,688,859

TOTAL LIABILITIES	3,397,293	4,328,759

COMMITMENTS AND CONTINGENCIES

Shareholders’ equity/(deficit)
Ordinary Shares (par value $0.00001 per share; 1,000,000,000 Class A ordinary shares authorized, 50,000,000 and 50,000,000 Class A ordinary shares issued and outstanding as of December 31, 2023 and 2022, respectively; 4,000,000,000 Class B ordinary shares authorized, 451,964,286 and 360,205,000 Class B ordinary shares issued and outstanding as of December 31, 2023 and 2022, respectively.)*	5,020	4,102
Additional paid-in capital	8,426,684	32,240
Accumulated deficit	(6,183,545)	(1,323,341)
Accumulated other comprehensive income/(loss)	184,491	(37,788)
Total shareholders’ equity/(deficit)	2,432,650	(1,324,787)
TOTAL LIABILITIES AND EQUITY	$5,829,943	$3,003,972

____________

*        The shares and per share information are presented on a retroactive basis to reflect the reorganization (Note 1).

The accompanying notes are an integral part of these consolidated financial statements.

TRIDENT DIGITAL TECH HOLDINGS LTD
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In U.S. dollars, except for share and per share data, or otherwise noted)

	For the years ended December 31,
	2023	2022
Net revenue	$1,483,109	$1,262,899
Cost of revenue	(1,216,916)	(1,000,689)
Gross profit	266,193	262,210

Operating expenses:
Selling expenses	(555,280)	(241,344)
General and administrative expenses	(3,888,501)	(989,774)
Research and development expenses	(586,419)	(287,578)
Total operating expenses	(5,030,200)	(1,518,696)

Other (expenses)/income, net:
Financial expenses, net	(46,619)	(4,786)
Other income	36,539	136,576
Total other (expenses)/income, net	(10,080)	131,790

Loss before income tax expense	(4,774,087)	(1,124,696)
Income tax expenses	—	(4,793)
Net loss	(4,774,087)	(1,129,489)

Other comprehensive income/(loss):
Foreign currency translation adjustment	222,279	(37,482)
Total comprehensive loss	(4,551,808)	(1,166,971)

Weighted average number of Ordinary Shares – basic and diluted*	454,940,744	410,205,000

Basic and diluted loss per ordinary share	(0.01)	(0.00)

____________

*        The shares and per share information are presented on a retroactive basis to reflect the reorganization (Note 1).

The accompanying notes are an integral part of these consolidated financial statements.

TRIDENT DIGITAL TECH HOLDINGS LTD
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY/(DEFICIT)
(In U.S. dollars, except for share and per share data, or otherwise noted)

	Ordinary Shares		Subscription receivable	Additional paid-in capital	Accumulated earnings/ (deficit)	Accumulated other comprehensive (loss)/income	Total Shareholders’ equity/ (deficit)
	Shares	Amount
Balance as of December 31, 2021	410,205,000	$4,102	$(4,102)	$76	$35,349	$(306)	$35,119
Net loss	—	—	—	—	(1,129,489)	—	(1,129,489)
Contribution from shareholders	—	—	4,102	32,164	—	—	36,266
Dividend distribution	—	—	—	—	(229,201)	—	(229,201)
Foreign currency translation adjustments	—	—	—	—	—	(37,482)	(37,482)
Balance as of December 31, 2022	410,205,000	$4,102	$—	$32,240	$(1,323,341)	$(37,788)	$(1,324,787)
Net loss	—	—	—	—	(4,774,087)	—	(4,774,087)
Contribution from shareholders	91,759,286	918	—	8,394,444	—	—	8,395,362
Dividend distribution	—	—	—	—	(86,117)	—	(86,117)
Foreign currency translation adjustments	—	—	—	—	—	222,279	222,279
Balance as of December 31, 2023	501,964,286	$5,020	$—	$8,426,684	$(6,183,545)	$184,491	$2,432,650

____________

*        The shares and per share information are presented on a retroactive basis to reflect the reorganization (Note 1).

The accompanying notes are an integral part of these consolidated financial statements.

TRIDENT DIGITAL TECH HOLDINGS LTD
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In U.S. dollars, except for share and per share data, or otherwise noted)

	For the years ended December 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,774,087)	$(1,129,489)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	47,057	16,867
Amortization of right-of-use asset	366,852	101,099
Allowance for doubtful accounts	7,172	—
Changes in assets and liabilities:
Accounts receivable	38,177	71,232
Contract cost assets	(73,299)	(268,509)
Amounts due from related parties	(92,295)	—
Prepaid expenses and other current assets	(309,366)	(111,981)
Accounts payable	(15,936)	166,358
Deferred revenue	(81,877)	461,128
Income tax payable	—	(28,108)
Amounts due to related parties	(144)	(10,399)
Operating lease liabilities	(340,756)	(127,196)
Accrued expenses and other current liabilities	286,404	249,052
Net cash used in operating activities	(4,942,098)	(609,946)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(139,757)	(73,885)
Net cash used in investing activities	(139,757)	(73,885)

CASH FLOWS FROM FINANCING ACTIVITIES:
Contribution and subscription fees advance from shareholders	8,242,988	524,560
Payment of financing costs	(204,638)	—
Deferred offering costs	(903,132)	—
Dividend distribution	(74,471)	(229,201)
Proceeds from long-term bank loans	—	652,789
Repayments of long-term bank loans	(391,520)	(79,067)
Loans from related parties	1,047,894	748,533
Repayment of loans from related parties	(1,814,818)	(239,357)
Net cash provided by financing activities	5,902,303	1,378,257

Effect of exchange rate changes	42,890	(22,754)

Net increase in cash	863,338	671,672
Cash, at beginning of year	945,265	273,593
Cash, at end of year	1,808,603	945,265

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Income taxes paid	34,116	48,978
Interest paid	23,196	17,813

SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES:
Obtaining right-of-use assets in exchange for operating lease liabilities	494,642	1,561,203
Contribution from shareholder (Note 12)	—	(36,266)

The accompanying notes are an integral part of these consolidated financial statements.

TRIDENT DIGITAL TECH HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

1.      ORGANIZATION AND PRINCIPAL ACTIVITIES

Trident Digital Tech Holdings Ltd (the “Company”) and its subsidiaries (collectively referred to as the “Group”) are principally engaged in the provision of business consulting service and IT customization solutions in the Republic of Singapore (the “Singapore”).

The Company was incorporated under the law of Cayman Islands as an exempted company with limited liability on June 12, 2023.

Quality Zone Technologies Pte. Ltd. (“QZT”), was incorporated on December 3, 2014 in Singapore. It is engaged in providing branding & marketing consulting service, IT customization development service and CRM product sale.

Trident Digital Tech Pte. Ltd. (“Trident”) was incorporated on May 10, 2022 in Singapore. It is mainly engaged in e-commerce service.

Reorganization

In anticipation of an initial public offering (“IPO”) of its equity securities, the Company undertook a reorganization (the “Reorganization”), which involved in following steps:

On July 3, 2023, the Company acquired 100% of the equity interests in QZT from its original shareholder;

On July 4, 2023, QZT acquired 100% of the equity interests in Trident from its original shareholder;

Effective on July 4, 2023, the Company became the ultimate holding company of QZT and Trident, which were all controlled by the same shareholder before and after the Reorganization.

The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the Reorganization had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements. Results of operations for the periods presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period, eliminating the effects of intra-entity transactions.

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)    Basis of presentation and principles of consolidation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). The accompanying consolidated financial statements include the financial statements of the Company and its subsidiaries. All inter-company balances and transactions are eliminated upon consolidation.

(b)    Use of estimates

The preparation of the consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, related disclosures of contingent assets and liabilities at the balance sheet date, and the reported revenue and expenses during the reported periods in the consolidated financial statements and accompanying notes. Significant accounting estimates include, but not limited to, the allowance for receivable, the recoverability of long-lived assets and accounting for deferred income taxes and valuation allowance for deferred tax assets. Changes in facts and circumstances may result in revised estimates. Actual results could differ from those estimates, and as such, differences may be material to the consolidated financial statements.

TRIDENT DIGITAL TECH HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(c)     Cash

Cash consist of cash in bank and cash on hand. The Group’s demand deposits are held at financial institutions, which have original maturities of less than three months and are unrestricted as to withdrawal and use.

(d)    Credit losses

On January 1, 2023, the Group adopted Accounting Standards Update (“ASU”) 2016-13 “Financial Instruments — Credit Losses” (Topic 326). Measurement of Credit Losses on Financial Instruments,” by using an aging schedule method in combination with current situation adjustment, which replaces the previous incurred loss impairment model. The expected credit loss impairment model requires the entity to recognize its estimate of expected credit losses for affected financial assets using an allowance for credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The adoption of ASU 2016-13 did not have a material impact on the Group’s financial statements.

The Group’s accounts receivable, amounts due from related parties and other receivables which is included prepaid expenses and other current assets line item in the balance sheet are within the scope of ASC Topic 326. The Group uses an aging schedule method in combination with current situation adjustment, to determine the loss rate of receivable balances and evaluate the expected credit losses on an individual basis. When establishing the loss rate, the Group makes the assessment based on various factors, including aging of receivable balances, historical experience, credit-worthiness of debtor, current economic conditions, reasonable and supportable forecasts of future economic, and other factors that may affect the Group’s ability to collect from the debtors. The Group also applies current situation adjustment to provide specific provisions for allowance when facts and circumstances indicate that the receivable is unlikely to be collected.

Expected credit losses are included in general and administrative expenses in the consolidated statements of operations and comprehensive loss. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

(e)     Accounts receivable, net

Accounts receivable, net is stated at the original amount less an allowance for doubtful receivable. Accounts receivable are recognized in the period when the Group has provided services to its customers and when its right to consideration is unconditional. Allowance for doubtful receivables were $7,299 and nil as of December 31,2023 and 2022.

(f)     Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment, if any, and depreciated on a straight-line basis over the estimated useful lives of the assets. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its intended use. Estimated useful lives are as follows:

Category	Estimated useful lives
Vehicle	5 years
Office and electric equipment	3 years
Leasehold improvement	5 years

Repair and maintenance costs are charged to expenses as incurred, whereas the cost of renewals and betterment that extends the useful lives of property and equipment are capitalized as additions to the related assets. Retirements, sales and disposals of assets are recorded by removing the costs, accumulated depreciation and impairment with any resulting gain or loss recognized in the consolidated statements of income.

TRIDENT DIGITAL TECH HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(g)    Deferred offering costs

Deferred offering costs consist of legal, consulting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the proposed public offering. These costs, together with the underwriting discounts and commissions, will be charged to additional paid-in capital, net against the gross proceeds, upon completion of the proposed public offering. Should the proposed public offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations. As of December 31, 2023, the Group has recognized $1,046,187 deferred offering costs.

(h)    Operating leases

The Group adopted ASC 842 on January 1, 2021.

The adoption of Topic 842 resulted in the presentation of operating lease right-of-use (“ROU”) assets and operating lease liabilities on the consolidated balance sheet. The Group has elected the package of practical expedients, which allows the Group not to reassess (1) whether any expired or existing contracts as of the adoption date are or contain a lease; (2) lease classification for any expired or existing leases as of the adoption date; and (3) initial direct costs for any expired or existing leases as of the adoption date. Lastly, the Group elected the short-term lease exemption for all contracts with lease terms of 12 months or less. The Group recognizes lease expense for short-term leases on a straight-line basis over the lease term.

Right-of-use assets represent the Group’s right to use an underlying asset for the lease term and lease liabilities represent the Group’s obligation to make lease payments arising from the lease. Right-of-use assets is recognized initially at cost, which primarily comprises the initial amount of the lease liability, plus any initial direct costs incurred, consisting mainly of brokerage commissions, less any lease incentives received. All right-of-use assets are reviewed for impairment. There was no impairment for right-of-use lease assets as of December 31, 2022 and 2023. Lease liabilities are recognized at the commencement date based on the present value of the remaining future minimum lease payments. As the interest rate implicit in the Group’s leases is not readily determinable, the Group utilizes its incremental borrowing rate, determined by class of underlying asset, to discount the lease payments.

Some of the Group’s lease agreements contained renewal options; however, the Group did not recognize right-of-use assets or lease liabilities for renewal periods unless it was determined that the Group was reasonably certain of renewing the lease at inception or when a triggering event occurred. Lease expense for lease payments is recognized on a straight-line basis over the lease term. The Group’s lease agreements did not contain any material residual value guarantees or material restrictive covenants.

The Group leases offices space under non-cancellable operating leases. The Group considers those renewal or termination options that are reasonably certain to be exercised in the determination of the lease term and initial measurement of right of use assets and lease liabilities.

The Group determines whether a contract is or contains a lease at inception of the contract and whether that lease meets the classification criteria of a finance or operating lease.

As of December 31, 2023 and 2022, the Group had no long-term leases that were classified as a financing lease, and the Group’s lease contracts only contain fixed lease payments and do not contain any residual value guarantee.

The Group’s lease agreements do not contain any material residual value guarantees or material restrictive covenants.

TRIDENT DIGITAL TECH HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(i)     Impairment of long-lived assets

The Group reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Group measures impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, the Group would recognize an impairment loss, which is the excess of carrying amount over the fair value of the assets, using the expected future discounted cash flows.

No impairment of long-lived assets was recognized for the years ended December 31, 2023 and 2022.

(j)     Fair value measurement

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

•        Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•        Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable and inputs derived from or corroborated by observable market data.

•        Level 3 — inputs to the valuation methodology are unobservable.

The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety. In situations where there is little, if any, market activity for the asset or liability at the measurement date, the fair value measurement reflects management’s own judgments about the assumptions that market participants would use in pricing the asset or liability. Those judgments are developed by management based on the best information available in the circumstances.

Financial assets and liabilities of the Group primarily consist of cash, accounts receivable, amounts due from related parties, other receivables, accounts payable, borrowings, amounts due to related parties, other payables. The carrying amounts of the Group’s financial instruments, including cash, accounts receivable, amounts due from related parties, other receivables, accounts payable, borrowings, amounts due to related parties, other payables, approximate their fair values because of their short-term nature.

(k)    Revenue recognition

The Group recognized its revenue under ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). The core principle underlying the revenue recognition of ASC606 allows the Group to recognize revenue that represents the transfer of goods and services to customers in an amount that reflects the consideration to which the Group expects to be entitled in such exchange. This will require the Group to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of goods and services transfers to a customer.

TRIDENT DIGITAL TECH HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

To achieve that core principle, the Group applies five-step model to recognize revenue from customer contracts. The five-step model requires the Group to (i) identify the contract with the customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur; (iv) allocate the transaction price to the respective performance obligations in the contract; and (v) recognize revenue when (or as) the Group satisfies the performance obligation.

The Group derives its revenues principally from providing business consulting service and IT customization service.

Revenue recognition policies for each type of revenue stream are as follows:

Business consulting

The Group provides a wide range of business consulting services to customers of various industries, from business strategy advisory, to design of business workflows and processes, brand and reputation, as well as digital marketing in achieving organization objectives such as enhancing cost efficiency, productivity and customer experience etc.

The Group provides a series of business consulting services which is interrelated as one promise to support the customers to achieve brand strategy and marketing strategy development. No variable consideration, significant financing component, or non-cash payment is identified in the arrangements for transaction price with the customers. The revenue is recognized at a point in time when the legal title and control of the service has been transferred, being when the project solution is delivered, and accepted by the customer, there is no unfulfilled obligation that could affect the customers’ acceptance of the products and services, and it is highly probable that a significant reversal will not occur. There is no significant returns, refund and other similar obligations during each reporting period.

IT customization

The Group offers IT customization services in providing customer comprising tailored made IT solutions or the packaged software solutions in meeting the customer’s objectives. It covers end-to-end solutions including IT consultancy, design of the system architecture, planning and design of the solution, implementation, quality assurance as well as maintenance support services.

IT consulting

The Group provides a series of IT consulting service which is interrelated as one promise to develop customized software solutions.

The contract payment is made by the customers as agreed in the contract, and no variable consideration, significant financing component, or non-cash payment is identified in the arrangements for transaction price with the customers. The revenue is recognized at a point in time when the customized software solution is successfully completed, delivered and accepted by customers. There is no significant returns, refund and other similar obligations during each reporting period.

Management software

The Group offers a range of management software solutions to customers via an annual subscription-based model, support services are generally included in the subscription. The Group also provides initial setup and training services to customers before their software subscription. The Group has identified that the nature of one overall promise to customers as the provision of a software solution comprising the one-year subscription of software in

TRIDENT DIGITAL TECH HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

a cloud-based infrastructure hosted by the Group, well set-up and implemented with a session of training, which is needed to allow the customer to access the software functionality, and has accounted for the promise as one combined performance obligation.

The customer simultaneously received and consumed the benefits provided by the Group during the contract period. Thus, revenue from management software is recognized over time on a ratable basis over one year, starting from the date that the software is made available to the customers.

The contract payment is made by the customers in advance, and not subject to any variable consideration, refund, cancellation or termination provision. No significant financing component, noncash payment identified in the arrangements with customers.

Others

The Group also generates revenue from selling event tickets on behalf of merchants in its own platform. The Group identifies one performance obligation in this business, which is to transfer control of an event ticket on behalf of merchants to a ticker buyer once an order has been confirmed. Payment from the ticket buyers is typically due upon order confirmation or delivery of the tickets.

The Group acts as an agent and recognizes revenue on a net basis when the delivery of the ticket is in place, as the Group is not responsible for transferring the ticket service to the customer, and the Group does not bear any inventory risk.

Revenue by categories

The following table disaggregates the Group’s revenue categories for the years ended December 31, 2023 and 2022:

	For the years ended December 31,
	2023	2022
Business consulting service	$321,716	$629,434
IT customization	1,155,229	633,465
(i) IT consulting	571,592	522,013
(ii) Management software	583,637	111,452
Others	6,164	—
Total revenues	$1,483,109	$1,262,899

Contract balances

When the Group begins to deliver the products or services pursuant to the performance obligations in the contract, the Group presents the contract in the consolidated balance sheet as a contract asset or a contract liability, depending on the relationship between the Group’s performance and the customer’s payment.

The contract assets consist of accounts receivable and contract costs. Accounts receivable represent revenue recognized for the amounts invoiced when the Group has satisfied its performance obligation and has unconditional right to the payment. Contract costs are deferred for the contract preparation and will be recognized as cost of revenues when goods or services are transferred to customers. The Group recognized incremental commission costs of obtaining management software contracts with customers and incurred costs to fulfill service contract before service is provided to a customer as contract asset and amortized to cost in a pattern that matches the timing of the revenue recognition of the related contract. The Group’s contract assets were $341,808 and $268,509 as of December 31, 2023 and 2022, respectively. The cost recognized for the years end December 31, 2023 and 2022 that was included in the contract asset balance at the beginning of the period were $268,509 and nil, respectively.

TRIDENT DIGITAL TECH HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The contract liabilities consist of deferred revenue, which represents the billings or cash received for services in advance of revenue recognition and is recognized as revenue when all the Group’s revenue recognition criteria are met. Contract assets and contract liabilities are reported in a net position on an individual contract basis at the end of each reporting period. The Group’s deferred revenue was $572,186 and $654,063 as of December 31, 2023 and 2022, respectively. The revenue recognized for the years end December 31, 2023 and 2022 that was included in the contract liability balance at the beginning of the period were $547,737 and $173,852, respectively. All unsatisfied performance obligation will be performed within the next twelve months and no significant financing component is involved.

Other than accounts receivable and deferred revenue, the Group had no other material contract assets or contract liabilities recorded on its consolidated balance sheets as of December 31, 2023 and 2022.

(l)     Costs of revenue

Cost of revenue mainly comprised of direct labor costs, service fee paid to service suppliers, commission cost and generic cost.

(m)   Income taxes

The Group accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are recoverable, management estimated that it is more likely than not that the results of future operations will not generate sufficient taxable income to realize the deferred tax assets as of December 31, 2023 and 2022. Thus, management decided to record all of the valuation allowance. Valuation allowance amounted to $929,574 and $238,081 as of December 31, 2023 and 2022, respectively. While the Group consider the facts above, our projections of future income qualified tax-planning strategies may be changed due to the macroeconomic conditions and our business development. The deferred tax assets could be utilized in the future years if we make profits in the future, the valuation allowance shall be reversed.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

The Group did not accrue any liability, interest or penalties related to uncertain tax positions in its provision for income taxes line of its consolidated statements of income for the years ended December 31, 2023 and 2022, respectively. The Group will recognize interest and penalties, if any, related to unrecognized tax benefits on the income tax expense line in the accompanying consolidated statement of operations. Accrued interest and penalties will be included on the related tax liability line in the consolidated balance sheet.

The Group does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

TRIDENT DIGITAL TECH HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(n)    Goods and services taxes

The products and services sold in the Singapore are subject to a goods and services tax (“GST”). The products and services sold to the customers outside of Singapore are not subject to a GST. GST taxes are presented as a reduction of revenue. The GST are based on gross sales price. GST rate in Singapore is generally 7% and 8% for the years ended December 31, 2022 and 2023, respectively. Entities that are GST general taxpayers are allowed to offset qualified input GST paid to suppliers against their output GST liabilities. Net GST balance between input GST and output GST is recorded in tax payable.

(o)    Employee benefits

The full-time employees of the Group are entitled to the government mandated defined contribution plan. The Group is required to accrue and pay for these benefits based on certain percentages of the employees’ respective salaries, subject to certain ceilings, in accordance with the relevant government regulations, and make cash contributions to the government mandated defined contribution plan. Total expenses for the plans were $134,063 and $78,445 for the years ended December 31, 2023 and 2022, respectively.

(p)    Foreign currency transactions and translations

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the consolidated statements of income and comprehensive income.

The reporting currency of the Group is United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$. The Group’s subsidiaries in Singapore conduct their businesses and maintain its books and record in the local currency, Singapore Dollars (“SGD”), as their functional currency.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income (loss) within the statements of shareholders’ equity. Cash flows are also translated at average translation rates for the periods; therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation of foreign currencies into US$1 have been made at the following exchange rates for the respective periods:

	As of December 31,
	2023	2022
Balance sheet items, except for equity accounts	1.3193	1.3404
	For the Years Ended December 31,
	2023	2022
Items in the statements of income and comprehensive income, and statements of cash flows	1.3428	1.3787

(q)    Comprehensive loss

Comprehensive loss consists of two components, net loss and other comprehensive income/(loss). The foreign currency translation gain or loss resulting from translation of the financial statements expressed in SGD to USD is reported in other comprehensive income in the consolidated statements of operations and comprehensive loss.

TRIDENT DIGITAL TECH HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(r)     Loss per share

Basic loss per share is computed by dividing net loss attributable to ordinary shareholders, taking into consideration the deemed dividends to preferred shareholders (if any), by the weighted average number of ordinary shares outstanding during the year using the two-class method. Under the two-class method, net loss is allocated between ordinary shares and other participating securities based on their participating rights. Shares issuable for little to no consideration upon the satisfaction of certain conditions are considered as outstanding shares and included in the computation of basic loss per share as of the date that all necessary conditions have been satisfied. Net loss are not allocated to other participating securities if based on their contractual terms they are not obligated to share the losses.

Diluted loss per share is calculated by dividing net loss attributable to ordinary shareholders, as adjusted for the effect of dilutive ordinary equivalent shares, if any, by the weighted average number of ordinary and dilutive ordinary equivalent shares outstanding during the year. Ordinary equivalent shares are not included in the denominator of the diluted loss per share calculation when inclusion of such share would be anti-dilutive. There were no dilutive ordinary share equivalents outstanding during the fiscal years ended December 31, 2023 and 2022.

(s)     Segment reporting

The Group uses the management approach in determining its operating segments. The Group’s chief operating decision maker (“CODM”) identified as the Group’s Chief Executive Officer, relies upon the consolidated results of operations as a whole when making decisions about allocating resources and assessing the performance of the Group. As a result of the assessment made by CODM, the Group has only one reportable segment. The Group does not distinguish between markets or segments for the purpose of internal reporting. As all of the Group’s revenues were generated from customers in SG and all of the Group’s long-lived assets are located in the SG, no geographical segments are presented.

(t)     Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. If a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, is disclosed. Legal costs incurred in connection with loss contingencies are expensed as incurred.

(u)    Recent accounting pronouncements

The Group is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Group does not opt out of extended transition period for complying with any new or revised financial accounting standards. Therefore, the Group’s financial statements may not be comparable to companies that comply with public company effective dates.

In March 2023, the FASB issued new accounting guidance, ASU 2023-01, for leasehold improvements associated with common control leases, which is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted for both interim and annual financial statements that have not yet been made available for issuance. The new guidance introduced two issues: terms and conditions to be considered with leases between related parties under common control and accounting for leasehold improvements. The goals for the new issues are to reduce the cost associated with implementing and applying Topic 842 and to promote diversity in practice by entities within the scope when applying lease accounting requirements. ASU 2023-01 is effective for the Group for annual and interim reporting periods beginning January 1, 2024. The Group expects that no material effect of the adoption of this ASU.

TRIDENT DIGITAL TECH HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

In October 2023, the FASB issued ASU 2023-06, Disclosure Improvements — codification amendments in response to SEC’s disclosure Update and Simplification initiative which amend the disclosure or presentation requirements of codification subtopic 230-10 Statement of Cash Flows — Overall, 250-10 Accounting Changes and Error Corrections — Overall, 260-10 Earnings Per Share — Overall, 270-10 Interim Reporting — Overall, 440-10 Commitments — Overall, 470-10 Debt — Overall, 505-10 Equity — Overall, 815-10 Derivatives and Hedging — Overall, 860-30 Transfers and Servicing — Secured Borrowing and Collateral, 932-235 Extractive Activities — Oil and Gas — Notes to Financial Statements, 946-20 Financial Services — Investment Companies — Investment Company Activities, and 974-10 Real Estate — Real Estate Investment Trusts — Overall. Many of the amendments allow users to more easily compare entities subject to the SEC’s existing disclosures with those entities that were not previously subject to the SEC’s requirements. Also, the amendments align the requirements in the Codification with the SEC’s regulations. For entities subject to existing SEC disclosure requirements or those that must provide financial statements to the SEC for securities purposes without contractual transfer restrictions, the effective date aligns with the date when the SEC removes the related disclosure from Regulation S-X or Regulation S-K. Early adoption is not allowed. For all other entities, the amendments will be effective two years later from the date of the SEC’s removal. The Group is in the process of evaluating the effect of the adoption of this ASU.

In December 2023, the FASB issued ASU 2023-09, Improvement to Income Tax Disclosure. This standard requires more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information. This standard also includes certain other amendments to improve the effectiveness of income tax disclosures. ASU 2023-09 is effective for public business entities, for annual periods beginning after December 15, 2024. For entities other than public business entities, the amendments are effective for annual periods beginning after December 15, 2025. The Group expects the adoption of this ASU will not have a material effect on the consolidated financial statements.

Other accounting standards that have been issued by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Group does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

3.      LIQUIDITY AND GOING CONCERN

In accordance with Accounting Standards Update (“ASU”) 2014-15, “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (Subtopic 205-40)”, the Group has evaluated whether there are conditions and events, considered in the aggregate, that raise substantial doubt about the Group’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued. The Group incurred net loss of $4,774,087 and $1,129,489 for the years ended December 31, 2023 and 2022, respectively. Net cash used in operating activities were $4,892,225 and $609,946 for the years ended December 31, 2023 and 2022, respectively. Accumulated deficit were $6,183,545 and $1,323,341 as of December 31, 2023 and 2022, respectively. These conditions raised substantial doubts about the Group’s ability to continue as a going concern.

The Group has funded its operations from both operational sources of cash and equity and debt financing. The Group’s liquidity is based on its ability to generate cash from operating activities, obtain capital financing from equity interest investors and borrow funds from financial institutions. The Company’s ability to continue as a going concern is dependent on management’s ability to successfully execute its business plan, which includes generating revenue while controlling operating cost and expenses to generate positive operating cash flows and obtaining funds from outside sources of financing to generate positive financing cash flows. As of December 31, 2023, the Group had cash of $945,265 and positive working capital of $1,975,908. The Group intends to pursue private financing of debt or equity. There can be no assurances, however, that the current operating plan will be achieved or that additional funding will be available on terms acceptable to the Group, or at all. If the Group is unable to obtain sufficient funding, it could be required to delay its development efforts and limit activities, which could adversely affect its business and the consolidated financial statements.

TRIDENT DIGITAL TECH HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

3.      LIQUIDITY AND GOING CONCERN (cont.)

Considering the current financial factors raise doubt about the Group’s ability to continue as a going concern, management has made mitigation plan to alleviate liquidity pressure, including: (i) a loan agreement signed on March 24, 2024, with an amount of $742,818 (SGD980,000), provided by the ultimate controller, Mr. Soon Huat Lim, of which the Group has received $742,818 (SGD980,000) as of April 16, 2024; ii) Mr. Soon Huat Lim provided a financial support letter to the Company, pursuant to which up to $1,894,944 (SGD 2,500,000) cash can be further provided for future fund shortage and (iii) future efforts to improve operating efficiency and reduce discretionary spending which may have connections with the planned timing schedule of completing its IPO. Taking into consideration all these actions mentioned above, management concluded that the substantial doubt on the Group’s ability to continue as a going concern can be alleviated through the effective implementation of the plans.

Accordingly, the accompanying consolidated financial statements have been prepared on the basis the Group will be able to continue as a going concern for a period of one year after the issuance of the consolidated financial statements. The consolidated financial statements do not include any adjustments related to the recoverability or classification of asset and the amounts or classification of liabilities that may result from the outcome of this uncertainty.

4.      ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following:

	As of December 31,
	2023	2022
Accounts receivable	$9,497	$47,547
Allowance for doubtful accounts	(7,299)	—
Accounts receivable, net	$2,198	$47,547

The Group recorded $7,172 and nil bad debt expense for the years ended December 31, 2023 and 2022.

5.      PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepayments and other current assets consisted of the following:

	As of December 31,
	2023	2022
Prepayments to suppliers	$167,100	$—
Tax prepayment	113,339	32,538
Deposits	84,423	66,719
Other receivables	86,355	42,594
Total prepaid expenses and other current assets	$451,217	$141,851

6.      PROPERTY AND EQUIPMENT, NET

Property and equipment, net, consisted of the following:

	As of December 31,
	2023	2022
Vehicle	$22,444	$22,091
Office and electric equipment	126,399	47,531
Leasehold improvement	124,917	59,822
Subtotal	273,760	129,444
Less: accumulated depreciation and amortization	70,983	22,726
Property and equipment, net	$202,777	$106,718

Depreciation and amortization expense were $47,057 and $16,867 for the years ended December 31, 2023 and 2022, respectively.

The Group did not record any impairment charge for the years ended December 31, 2023 and 2022.

TRIDENT DIGITAL TECH HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

7.      ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consisted of the following:

	As of December 31,
	2023	2022
Other payables(1)	$465,030	$160,159
Payroll payable	268,159	120,185
GST payable	—	23,386
Total accrued expenses and other current liabilities	$733,189	$303,730

____________

(1)      The balance mainly consisted of reimbursement payable to employees and service fees payable to third parties.

8.      LEASES

A summary of lease cost recognized in the Group’s consolidated and combined statements of operations and comprehensive loss is as follows:

	For the years ended December 31,
	2023	2022
Operating leases cost excluding short-term rental expense	$443,186	$151,752
Short-term lease cost	448	1,813
Total	$443,634	$153,565

The Group’s lease agreements do not have a discount rate that is readily determinable. The incremental borrowing rate is determined at lease commencement or lease modification and represents the rate of interest the Group would have to pay to borrow on a collateralized basis over a similar term and an amount equal to the lease payments in a similar economic environment.

As of December 31, 2023 and 2022, the weighted average remaining lease term was 3.59 years and 4.53 years, respectively, and the weighted average discount rate was 4.6% and 5.0% for the Group’s operating leases, respectively.

The following table summarizes the maturity of lease liabilities under operating leases as of December 31, 2023:

For the years ending December 31,	Lease Payments
2024	$497,628
2025	497,628
2026	497,628
2027	290,298
Total lease payments	1,783,182
Less: imputed interest	143,949
Total	1,639,233
Less: current portion	430,554
Non-current portion	$1,208,679

9.     TAXATION

Cayman Islands

The Company is incorporated in the Cayman Islands. Under the current laws of the Cayman Islands, the Company is not subject to income or capital gains taxes. In addition, dividend payments are not subject to withholdings tax in the Cayman Islands.

TRIDENT DIGITAL TECH HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

9.      TAXATION (cont.)

Singapore

Trident Digital Tech Pte. Ltd. and Quality Zone Technologies Pte. Ltd. are located in Singapore and are subject to 17% statutory income tax rate with respect to the profit generated from Singapore.

The income tax provision consisted of the following components:

	For the years ended December 31,
	2023	2022
Current income tax expense	$—	$4,793
Deferred income tax expense	—	—
Total income tax expense	$—	$4,793

A reconciliation between the Group’s actual provision for income taxes and the provision at the SG, mainland statutory rate is as follows:

	For the years ended December 31,
	2023	2022
Loss before income taxes	$(4,774,087)	$(1,124,696)
Income tax expenses computed at statutory EIT rate	(811,595)	(191,198)
Reconciling items:
Non-deductible expenses	135,945	309
Change in valuation allowance	675,650	201,092
Effect of Singapore tax rebate	—	(5,410)
Income tax expenses	$—	$4,793
Effective tax rates	0.0%	-0.4%

As of December 31, 2023 and 2022, the significant components of the deferred tax assets are summarized below:

	As of December 31,
	2023	2022
Deferred tax assets:
Net operating loss carried forward	$912,242	$164,313
Lease liabilities	278,670	249,558
Deferred revenue	97,272	111,191
Bad debt provision	1,241	—
Deferred tax assets, gross	1,289,425	525,062
Valuation allowance	(929,574)	(238,081)
Deferred tax assets, net of valuation allowance	359,851	286,981

Deferred tax liabilities:
Right-of-use assets	(278,670)	(253,994)
Contract cost assets	(58,107)	(22,686)
Property and equipment	(23,074)	(10,301)
Deferred tax liabilities	(359,851)	(286,981)

Net deferred tax assets	$—	$—

TRIDENT DIGITAL TECH HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

9.      TAXATION (cont.)

The roll forward of valuation allowances of deferred tax assets were as follows:

	As of December 31,
	2023	2022
Balance as of beginning of year	$238,081	$30,974
Additions of valuation allowance	675,650	201,092
Foreign currency translation adjustments	15,843	6,015
Balance as of end of year	$929,574	$238,081

As of December 31, 2023, the Company has net operating loss carried forward of $5,366,129. This net operating loss can be carried forward indefinitely.

Uncertain tax positions

The Group evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of December 31, 2023 and 2022, the Group did not have any significant unrecognized uncertain tax positions. The Group did not incur interest and penalties tax for the years ended December 31, 2023 and 2022. As of December 31, 2023, the tax years ended December 31, 2019 to 2023 for the Group’s Singapore subsidiaries remain open for statutory examination by any applicable tax authorities.

10.    BORROWINGS

As of December 31, 2023 and 2022, summary of the borrowings is as following:

					As of December 31, 2023		As of December 31, 2022
Bank and other financial institution	Annual interest rate	Start	Maturity	Principal	Long-term	Long-term (current portion)	Long-term	Long-term (current portion)
				USD	USD	USD	USD	USD
OCBC Bank	2.50%	March 2021	March 2026	22,739	5,564	4,640	10,043	4,449
OCBC Bank	4.25%	September 2021	September 2026	26,529	9,987	5,349	15,094	5,046
UOB Corporate	4.00%	May 2022	May 2027	378,989	—	—	256,862	70,622
Maybank Singapore Limited	5.00%	July 2022	July 2027	303,191	161,038	58,998	216,573	55,243
				731,448	176,589	68,987	498,572	135,360

Interest expenses were $23,196 and $17,813 for the years ended December 31, 2023 and 2022, respectively. The borrowings above are guaranteed by the Group’s shareholder, Poh Kiong Tan.

Debt Maturities

The contractual maturities of the Group’s borrowings as of December 31, 2023 were as follows:

Amount
USD
Within 1 year	68,987
1 – 2 years	72,355
2 – 3 years	70,400
3 – 4 years	33,834
Total	245,576

TRIDENT DIGITAL TECH HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

11.    OTHER INCOME

Other income consisted of the following:

	For the years ended December 31,
	2023	2022
Government subsidies	$24,938	$75,371
Non-refundable service fee from terminated consulting projects(1)	—	50,047
Referral commission(2)	1,809	4,243
Others	9,792	6,915
Total	$36,539	$136,576

____________

(1)      Pursuant to sales contracts, the Group has the right to terminate the project in the situation of non-payment from customers for up to two or four weeks from the billed invoice due date and no refund will be provided to customers. The Group record the received projects fees as other income when the project has been determined as terminated.

(2)      The Group record referral fees as other income when other consulting services providers successfully engaged by customer and paid the Group referral fee.

12.    RELATED PARTY TRANSACTIONS

The following is a list of related parties which the Group has transactions with:

No.	Name of Related Parties	Relationship with the Group
a	Soon Huat Lim	Founder, Chairman, Chief Executive Officer
b	Poh Kiong Tan	Chief Technology Officer and Director Nominee
c	Trident Consultancy Pte. Ltd.	100% equity interests owned by Soon Huat Lim
d	Trident Foodtech Pte. Ltd.	100% equity interests owned by Soon Huat Lim
e	Apollo Entertainment Media Pte. Ltd.	30% equity interests owned by Soon Huat Lim

Amounts due from related parties

	As of December 31,
	2023	2022
Soon Huat Lim(1)	$250,000	$—
Apollo Entertainment Media Pte. Ltd.(2)	87,920	—
Total	$337,920	$—

____________

(1)      The balance represented the investment funds that this related party received on behalf of the Company during the pre-IPO financing.

(2)      The balance represented service prepayments to this related party, offset by collections on behalf of this related party.

TRIDENT DIGITAL TECH HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

12.    RELATED PARTY TRANSACTIONS (cont.)

The Group has received $250,000 due from Soon Huat Lim in March, 2024.

Amounts due to related parties

Amounts due to related parties consisted of the following for the periods indicated:

	As of December 31,
	2023	2022
Poh Kiong Tan(1)	$4,820	$11,491
Soon Huat Lim(2)	—	1,492
Trident Consultancy Pte. Ltd.(3)	—	513,280
Total	$4,820	$526,263

____________

(1)      The balance represented loan from this related party for the Group’s daily operation with no fixed term of repayment and interest, and expense paid on behalf of the Group.

(2)      The balance represented loan from this related party.

(3)      The balance represented interest-bearing loan from this related party for the Group’s daily operation at maturity within one to six months.

Related parties transactions

	For the years ended December 31,
	2023	2022
Nature:
Poh Kiong Tan
Loan from related parties	$56,056	$87,039
Repayment of loan from related party	56,056	87,039
Expenses paid on behalf of the Group	1,456	26,897
Contribution from shareholder(1)	—	36,266

Soon Huat Lim
Loan from related party	$693,953	$1,451
Repayment of loan from related party	939,578	—
Deemed dividend(2)	74,471	229,201
Settlement of expenses paid on behalf of the Group	1,489	—

Trident Consultancy Pte. Ltd.
Loan from related party	$297,885	$660,043
Repayment of loan from related party	819,184	152,318
Interest income from loan to related party	15,639	21,760

Apollo Entertainment Media Pte. Ltd.
Prepayments to related party for tickets and hot chocolate	$95,296	$—
Consumption of tickets and hot chocolate	8,914	—

Trident Foodtech Pte. Ltd.
Rental expense paid to related party	$31,278	$—

____________

(1)      For the year ended December 31, 2022, QZT received contribution from Poh Kiong Tan. The contribution was implemented to reduce the outstanding balance due to Poh Kiong Tan by $36,266.

(2)      For the years ended December 31, 2023 and 2022, QZT declared dividends to Soon Huat Lim.

TRIDENT DIGITAL TECH HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

13.    SUBSCRIPTION FEES ADVANCE FROM A SHAREHOLDER

On July 2022, Trident entered into a series of agreement with Stone Wealth Compound Fund SPC (“Stone Wealth”), a third-party investor, to sell 4.9590% of the Company’s total issued share capital prior to the initial public offering to Stone Wealth in exchange of $499,990 cash consideration. The Group has received $499,990 (reflected as $524,560 at year end due to exchange rate) from Stone Wealth in advance on July 5, 2022 and recognized as permanent equity when the Group complete its reorganization and by issuing 24,795,000 Class B Ordinary Shares on July 4, 2023.

14.    ORDINARY SHARES

The Company was established as an exempted company under the laws of Cayman Islands on June 12, 2023. The authorized number of Ordinary Shares was 5,000,000,000 with par value of $0.00001 per share, of which, 1,000,000,000 are designated as Class A Ordinary Shares and 4,000,000,000 are designated as Class B Ordinary Shares. The Company issued 501,964,286 and 410,205,000 shares to the shareholders at par value $0.00001 per share, among which, 50,000,000 and 50,000,000 Class A ordinary shares, 451,964,286 and 360,205,000 Class B ordinary shares issued and outstanding as of December 31, 2023 and 2022, respectively. For the 410,205,000 shares issued before reorganization, the Company has retroactively restated those shares and per share data for all periods presented.

Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. In respect of matters requiring a shareholder vote, each holder of Class A Ordinary Shares will be entitled to sixty votes per one Class A Ordinary Share and each holder of Class B Ordinary Shares will be entitled to one vote per one Class B Ordinary Share. Each Class A Ordinary Share shall be convertible into one fully paid and non-assessable Class B Ordinary Share at the option of the Class A Holder at any time upon written notice to the transfer agent of the Company. In no event shall Class B Ordinary Shares be convertible into Class A Ordinary Shares.

On October 31 and November 1, 2022, the Group and Soon Huat Lim entered into a series of share sale agreement and supplemental agreements with Soon Tai Lee, a third-party investor. Pursuant to the agreements, the Company issued 45,000,000 Class B Ordinary Shares of the Company to Soon Tai Lee in exchange of $3,000,000 cash consideration and Soon Huat Lim sold his 30,000,000 Class B Ordinary Shares of the Company to Soon Tai Lee in exchange of $2,000,000 cash consideration. The Group collected the consideration on January 26, 2023.

On May 4 and May 5, 2023, the Group and Soon Huat Lim entered into a series of share sale agreement and supplemental agreements with Yat Hong Lo, a third-party investor. Pursuant to the agreements, the Company issued 20,000,000 Class B Ordinary Shares of the Company to Yat Hong Lo in exchange of $4,000,000 cash consideration and Soon Huat Lim sold his 5,000,000 Class B Ordinary Shares of the Company to Yat Hong Lo in exchange of $1,000,000 cash consideration. The Group collected all the consideration on June 8, 2023.

On September 29, 2023, the Group entered into a share subscription agreement with Broad Fund Management Limited, a third-party investor. Pursuant to the agreement, the Company issued 892,857 Class B Ordinary Shares of the Company to Broad Fund Management Limited in exchange of $500,000 cash consideration. The Group collected all the consideration on October 6, 2023.

On September 29, 2023, the Group and Soon Huat Lim entered into a share subscription and purchase agreement with Choon How Liew, Vijai Dharamdas Parwani, and Wong Yee Fune, respectively, who are third-party investors. Pursuant to the agreement, the Company issued 446,429, 357,143 and 267,857 Class B Ordinary Shares to Choon How Liew, Vijai Dharamdas Parwani, and Wong Yee Fune in exchange of $250,000, $200,000 and $150,000 cash consideration, respectively; and Soon Huat Lim sold his 446,429, 357,143 and 267,857 Class B Ordinary Shares to Choon How Liew, Vijai Dharamdas Parwani, and Wong Yee Fune in exchange of $250,000, $200,000 and $150,000 cash consideration. The Group collected all the consideration before December 21, 2023.

TRIDENT DIGITAL TECH HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

14.    ORDINARY SHARES (cont.)

After the above transactions, Soon Tai Lee, Yat Hong Lo, Choon How Liew, Broad Fund Management Limited, Vijai Dharamdas Parwani, and Wong Yee Fune became shareholders of the Group, and Soon Huat Lim still remain as ultimate controller of the Group.

15.    CONCENTRATION

Financial instruments that potentially expose the Group to concentrations of credit risk consist primarily of accounts receivable. The Group conducts credit evaluations of its customers, and generally does not require collateral or other security from them. The Group evaluates its collection experience and long outstanding balances to determine the need for an allowance for doubtful accounts. The Group conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

The following table sets forth a summary of single customers who represented 10% or more of the Group’s total revenue.

	For the years ended December 31,
	2023	2022
Percentage of the Group’s total revenue
Customer A	20%	*
Customer B	10%	*
Total	30%	—

____________

*        Represent percentage less than 10%

The following table sets forth a summary of single customers who represented 10% or more of the Group’s total accounts receivable:

	As of December 31,
	2023	2022
Percentage of the Group’s accounts receivable
Customer C	*	*
Customer D	100%	*
Customer E	*	45%
Customer F	*	30%
Total	100%	75%

____________

*        Represent percentage less than 10%

The following table sets forth a summary of single suppliers who represented 10% or more of the Group’s total purchase.

	For the years ended December 31,
	2023	2022
Percentage of the Group’s total purchase
Supplier A	48%	11%
Supplier B	16%	*
Total	64%	11%

____________

*        Represent percentage less than 10%

TRIDENT DIGITAL TECH HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

15.    CONCENTRATION (cont.)

The following table sets forth a summary of single suppliers who represented 10% or more of the Group’s total accounts payable.

	As of December 31,
	2023	2022
Percentage of the Group’s accounts payable
Supplier A	63%	62%
Supplier B	18%	*
Supplier C	*	13%
Total	81%	75%

____________

*        Represent percentage less than 10%

16.    COMMITMENTS AND CONTINGENCIES

Commitments

The current portion of bank loans outstanding as of December 31, 2023 and 2022 carried a weighted average interest rate of approximately 4.77% and 4.37% per annum, respectively.

Contingencies

In the ordinary course of business, the Group may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Group records contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. In the opinion of management, there were no material pending or threatened claims and litigation as of the issuance date of these consolidated financial statements.

17.    CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY

Regulation S-X requires the condensed financial information of a registrant shall be filed when the restricted net assets of consolidated subsidiaries exceed 25 percent of consolidated net assets as of the end of the most recently completed fiscal year. For purposes of the above test, restricted net assets of consolidated-subsidiaries shall mean the amount of the registrant’s proportionate share of net assets of consolidated subsidiaries (after intercompany eliminations) which as of the end of the most recent fiscal year may not be transferred to the parent company by subsidiaries in the form of loans, advances or cash dividends without the consent of a third party. The condensed parent company financial statements have been prepared in accordance with Rule 12-04 Schedule of Regulation S-X as the restricted net assets of the Company’s Singapore subsidiaries exceed 25% of the consolidated net assets of the Company.

The Company performed a test on the restricted net assets of consolidated subsidiary in accordance with U.S. Securities and Exchange Commission Regulation S-X Rule 4-08 (e) (3), “General Notes to Financial Statements” and concluded that it was applicable for the Company to disclose the financial statements for the parent company.

The condensed financial information of the parent company, has been prepared using the same accounting policies as set out in Company’s consolidated financial statements except that the parent company has used the equity method to account for its investment in its subsidiaries.

The Company’s share of income and losses from its subsidiaries is reported as incomes from subsidiaries in the accompanying condensed financial information of parent company.

TRIDENT DIGITAL TECH HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

17.    CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY (cont.)

The Company is incorporated in the Cayman Islands. Under the current laws of the Cayman Islands. The Company is not subject to income or capital gains taxes. In addition, dividend payments are not subject to withholdings tax in the Cayman Islands.

Condensed balance sheets

	As of December 31,
	2023	2022
Assets
Non-current assets
Investment in subsidiaries	$2,432,650	$—
TOTAL ASSETS	2,432,650	—

Liabilities
Non-current assets
Investment deficit in subsidiaries	—	1,324,787
TOTAL LIABILITIES	—	1,324,787

Shareholders’ equity/(deficit)
Ordinary Shares (par value $0.00001 per share; 1,000,000,000 Class A ordinary shares authorized, 50,000,000 and 50,000,000 Class A ordinary shares issued and outstanding as of December 31, 2023 and 2022, respectively; 4,000,000,000 Class B ordinary shares authorized, 451,964,286 and 360,205,000 Class B ordinary shares issued and outstanding as of December 31, 2023 and 2022, respectively.)*	5,020	4,102
Additional paid-in capital	8,426,684	32,240
Accumulated deficit	(6,183,545)	(1,323,341)
Accumulated other comprehensive income/(loss)	184,491	(37,788)
Total shareholders’ equity/(deficit)	2,432,650	(1,324,787)
TOTAL LIABILITIES AND EQUITY	$2,432,650	$—

Condensed statements of operations and comprehensive loss

	For the years ended December 31,
	2023	2022
Operating loss:
Share of loss from subsidiaries	$(4,774,087)	$(1,129,489)
Total operating loss	(4,774,087)	(1,129,489)

Loss before income tax expense	(4,774,087)	(1,129,489)
Income tax expenses	—	—
Net loss	(4,774,087)	(1,129,489)

Other comprehensive income/(loss):
Foreign currency translation adjustment	222,279	(37,482)
Total comprehensive loss	$(4,551,808)	$(1,166,971)

Condensed statements of cash flows

Parent company, had no cash activities for the years ended December 31, 2023 and 2022, respectively.

TRIDENT DIGITAL TECH HOLDINGS LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In U.S. dollars, except for share and per share data, or otherwise noted)

18.    SUBSEQUENT EVENTS

On January 22, 2024, Tri Wealth Ltd, a company limited by shares incorporated in British Virgin Islands and wholly owned by Mr. Soon Huat Lim, the chairman of board of directors and chief executive officer of the Company, entered into a share purchase agreement with Infinite Partner International Limited, a company limited by shares incorporated in British Virgin Islands and wholly owned by Mr. Sai Ho Cheung, pursuant to which Tri Wealth Ltd would sell and transfer 25,000,000 Class B ordinary shares of the Company in an aggregate consideration of US$15,750,000 to Infinite Partner International Limited. Infinite Partner International Limited engages in the business of investments and Web 3.0 related business activities, which is believed to generate synergistic effect with the Company’s Web 3.0 enabled products and digital transformation business. The share transfer was completed on February 2, 2024 on which date Infinite Partner International Limited became a shareholder of the Company. After this transaction, Mr. Soon Huat Lim still remains as ultimate controller of the Group.

On February 2, 2024, Trident Group Holdings Ltd, a company limited by shares incorporated in British Virgin Islands and wholly owned by Mr. Soon Huat Lim, the chairman of board of directors and chief executive officer of the Company, transferred 24,094,286 and 24,094,286 Class B Ordinary Shares to Liew Choon How and Wong Yee Fune, respectively, which is deemed as share transfer between the shareholders of the Group. After this transaction, Mr. Soon Huat Lim still remains as ultimate controller of the Group.

On March 24, 2023, the Group entered into a loan agreement with Mr. Soon Huat Lim, in which a loan with an amount up to $742,818 (SGD980,000) with the repayment date of March 23, 2026 is provided to the Group in order to support the Group’s sustainable operations and alleviate its liquidity pressure. As of April 16, 2024, Group has received $742,818 (SGD980,000) from Mr. Soon Huat Lim.

The Group has evaluated subsequent events through the date of issuance of the consolidated financial statements, except for the event mentioned above the Group did not identify any subsequent events with material financial impact on the Group’s consolidated financial statements.

1,800,000 American Depositary Shares

Representing 14,400,000 Class B Ordinary Shares

Trident Digital Tech Holdings Ltd

––––––––––––––––––––––––––––––––––––––––––

PRELIMINARY PROSPECTUS

––––––––––––––––––––––––––––––––––––––––––

            , 2024

WallachBeth Capital, LLC

Until             , 2024 (the 25th day after the date of this prospectus), all dealers that buy, sell or trade ADSs, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (Subject to Completion)
Dated August 26, 2024.

3,125,000 American Depositary Shares

Trident Digital Tech Holdings Ltd

_____________________

Representing	25,000,000	Class B Ordinary Shares

_____________________

This prospectus (the “Resale Prospectus”) relates to the resale of 3,125,000 American Depositary Shares (“ADSs”) representing 25,000,000 Class B ordinary shares (the “Shareholder ADSs”) by Infinite Partner International Limited (the “Selling Shareholder”). Of the 3,125,000 ADSs covered by this Resale Prospectus, 1,925,000 ADSs are subject to a lock-up agreement between the Selling Shareholder and the underwriter for the offering of the Public Offering ADSs. Concurrently, we, Trident Digital Tech Holdings Ltd, is offering 1,800,000 ADSs representing 14,400,000 Class B ordinary shares (the “Public Offering ADSs”) on a firm commitment basis pursuant to a separate public offering prospectus (the “Public Offering Prospectus”) which forms a part of the registration statement of which this prospectus also forms a part.

No sales of the Shareholder ADSs covered by this prospectus shall occur until after the closing of the offering of the Public Offering ADSs. Once, and if, our ADSs are listed on the Nasdaq Capital Market and there is an established market for these resale shares, the Selling Shareholder may sell the resale shares from time to time at the market price prevailing on the Nasdaq Capital Market at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers. We will not receive any of the proceeds from the sale of the Shareholder ADSs by the Selling Shareholder.

We have submitted an application to list the ADSs on the Nasdaq Capital Market under the symbol “TDTH.” We cannot guarantee that we will be successful in listing our ADSs on the Nasdaq Capital Market.

Following the completion of this offering of the Shareholder ADSs by the Selling Shareholder and the offering of the Public Offering ADSs, our issued and outstanding share capital will consist of 50,000,000 Class A ordinary shares and 466,364,286 Class B ordinary shares, assuming no exercise of the underwriter’s over-allotment option in the offering of the Public Offering ADSs. Mr. Soon Huat Lim will beneficially own all of our issued Class A ordinary shares and will be able to exercise 92.4% of the total voting power of our issued and outstanding share capital immediately following the completion of this offering, assuming no exercise of the underwriter’s over-allotment option in the offering of the Public Offering ADSs. As a result, Mr. Soon Huat Lim will have the ability to control or significantly influence the outcome of matters requiring approval by shareholders. Holders of Class A ordinary shares and Class B ordinary shares have the same rights except for voting and conversion rights. Each Class A ordinary share is entitled to sixty votes and is convertible into one Class B ordinary share, and each Class B ordinary share is entitled to one vote. Class A ordinary shares may be converted into the same number of Class B ordinary shares by the holders thereof at any time, while Class B ordinary shares are not convertible into Class A ordinary shares under any circumstances. Upon any sale, transfer, assignment or disposition of any Class A ordinary shares by a holder thereof to any person who is not an affiliate of Mr. Soon Huat Lim, such Class A ordinary shares will be automatically and immediately converted into the same number of Class B ordinary share. See “Description of Share Capital” of the Public Offering Prospectus. Immediately following the completion of this offering of the Shareholder ADSs by the Selling Shareholder and the offering of the Public Offering ADSs, we will be a “controlled company” within the meaning of the Nasdaq Stock Market Rules. See “Principal Shareholders” and “Risk Factor — Risks Related to the ADSs and this Offering — We will be a “controlled company” under the Nasdaq Stock Market Rules upon the completion of this offering and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies” of the Public Offering Prospectus.

We are an “emerging growth company” under applicable U.S. federal securities laws and are eligible for reduced public company reporting requirements.

Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated            , 2024

Neither we nor the Selling Shareholder have authorized anyone to provide you with any information or to make any representations other than as contained in this prospectus or in any related free writing prospectuses. Neither we nor the Selling Shareholder take any responsibility for, and provide no assurance about the reliability of, any information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

No action is being taken in any jurisdiction outside the U.S. to permit a public offering of our securities or possession or distribution of this prospectus in any such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the U.S. are required to inform themselves about and to observe any restrictions about this offering and the distribution of this prospectus applicable to those jurisdictions.

Alt-i

THE OFFERING

ADSs offered by the Selling Shareholder	3,125,000 ADSs representing 25,000,000 Class B ordinary shares.
Ordinary Shares outstanding before the offering(1):	50,000,000 Class A ordinary shares and 451,964,286 Class B ordinary shares.
Ordinary Shares to be outstanding after our offering of the Public Offering ADSs:	50,000,000 Class A ordinary shares and 466,364,286 Class B ordinary shares, assuming no exercise of the underwriter’s over-allotment option in the offering of the Public Offering ADSs.
ADSs outstanding immediately after this offering(2)	4,925,000 ADSs representing 39,400,000 Class B ordinary shares, assuming no exercise of the underwriter’s over-allotment option in the offering of the Public Offering ADSs.
Ordinary shares outstanding immediately after this offering	50,000,000 Class A ordinary shares and 466,364,286 Class B ordinary shares, assuming no exercise of the underwriter’s over-allotment option in the offering of the Public Offering ADSs.
Use of proceeds	We will not receive any of the proceeds from the sale of the ADSs by the Selling Shareholder named in this prospectus.

____________

(1)      The number of ordinary shares to be outstanding immediately prior to this offering does not include up to an aggregate of 14,400,000 Class B ordinary shares to be offered by us under the Public Offering Prospectus.

(2)      Including up to an aggregate of 1,800,000 ADSs to be sold by Trident Digital Tech Holdings Ltd, pursuant to the Public Offering Prospectus.

Alt-1

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of ADSs by the Selling Shareholder. In addition, the underwriter will not receive any compensation from the sale of the ADSs by the Selling Shareholder. The Selling Shareholder will receive all of the net proceeds from the sales of Shareholder ADSs under this prospectus. However, we will incur expenses in connection with the registration of the ADSs offered hereby.

SELLING SHAREHOLDER

On January 22, 2024, Tri Wealth Ltd, a company limited by shares incorporated in British Virgin Islands and wholly owned by Mr. Soon Huat Lim, the chairman of board of directors and chief executive officer of the Company, entered into a share purchase agreement with the Selling Shareholder, namely, Infinite Partner International Limited, a company limited by shares incorporated in British Virgin Islands and wholly owned by Mr. Sai Ho Cheung, pursuant to which Tri Wealth Ltd would sell and transfer 25,000,000 Class B ordinary shares of the Company in an aggregate consideration of US$15,750,000 to the Selling Shareholder. Infinite Partner International Limited engages in the business of investments and Web 3.0 related business activities, which is believed to generate synergistic effect with the Company’s Web 3.0 enabled products and digital transformation business. The share transfer was completed on February 2, 2024 on which date Infinite Partner International Limited became a shareholder of the Company.

The following table sets forth the name of the Selling Shareholder, the number of Class B ordinary shares owned by the Selling Shareholder immediately prior to the date of this prospectus and the number of ADSs to be offered by the Selling Shareholder pursuant to the Resale Prospectus. The table also provides information regarding the beneficial ownership of our Class B ordinary shares by the Selling Shareholder as adjusted to reflect the assumed sale of all of the ADSs offered under the Public Offering Prospectus and the Resale Prospectus.

The Selling Shareholder has not had any position, office or other material relationship within past three years with the Company. The Selling Shareholder is not a broker-dealer or an affiliate of a broker-dealer. For the ADSs to be offered by the Selling Shareholder, they do not have an agreement or understanding to distribute any of the ADSs being registered. The Selling Shareholder may offer for sale from time to time any or all of the ADSs. The table below assumes that the Selling Shareholder will sell all of the ADSs offered for sale by the Resale Prospectus.

Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Class B ordinary shares beneficially owned by a person listed below and the percentage ownership of such person, Class B ordinary shares underlying options, warrants, or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person.

The Company may require the Selling Shareholder to suspend the sales of ADSs offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

Name of Selling Shareholder	Class B Ordinary Shares Beneficially Owned Prior to Offering	Percentage Ownership Prior to Offering(1)	Maximum Number of ADSs to be Sold	Ordinary Shares Beneficially Owned After Offering	Percentage Ownership After Offering(1)
INFINITE PARTNER INTERNATIONAL LIMITED(2)	25,000,000	4.98%	3,125,000	0	0.00%

____________

Notes:

(1)      Percentage is computed with reference to 501,964,286 ordinary shares outstanding as of the date of this prospectus and assumes for the Selling Shareholder the sale of all shares offered by the Selling Shareholder under this prospectus.

(2)      Represents 25,000,000 Class B ordinary shares held by Infinite Partner International Limited, a company limited by shares incorporated in British Virgin Islands and wholly owned by Sai Ho Cheung. The registered address of Infinite Partner International Limited is OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

Alt-2

PLAN OF DISTRIBUTION

The ADSs representing the Class B ordinary shares listed in the table appearing under “Selling Shareholder”, or the Shareholder ADSs, are being registered to permit the resale of Shareholder ADSs by the Selling Shareholder and its pledgees, donees, assignees and successors-in-interest from time to time after the date of this prospectus.

No sales of the Shareholder ADSs covered by this prospectus shall occur until after the closing of the offering of the Public Offering ADSs. Once, and if, our ADSs are listed on the Nasdaq Capital Market and there is an established market for these resale shares, the Selling Shareholder may sell the resale shares from time to time at the market price prevailing on the Nasdaq Capital Market at the time of offer and sale, or at prices related to such prevailing market prices or in negotiated transactions or a combination of such methods of sale directly or through brokers, in any manner permitted by the Securities Act, including any one or more of the manners described below. We will not receive any of the proceeds from the sale of the Shareholder ADSs.

The Selling Shareholder may use any one or more of the following methods when disposing of the Shareholder ADSs:

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which the broker-dealer will attempt to sell the ADSs as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the SEC;

•        broker-dealers may agree with the Selling Shareholder to sell a specified number of such ADSs at a stipulated price per share;

•        a combination of any of these methods of sale;

•        through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•        any other method permitted pursuant to applicable law.

In effecting sales, brokers-dealers engaged by the Selling Shareholder may arrange for other brokers-dealers to participate. If the Selling Shareholder effects such transactions by selling the Shareholder ADSs to or through broker-dealers or agents, such broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholder or commissions from purchasers of the Shareholder ADSs for whom they may act as agent or to whom they may sell as principal. If sales of ADSs offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The Selling Shareholder and any brokers, dealers or agents that participate in such distribution may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, commissions or concessions received by any brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell ADSs offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part. The Selling Shareholder if deemed to be an “underwriter” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and the provisions of the Exchange Act and the rules thereunder relating to stock manipulation.

Alt-3

In order to comply with the securities laws of some states, the Shareholder ADSs sold in those jurisdictions may only be sold through registered or licensed brokers or dealers. In addition, in some states, the Shareholder ADSs may not be sold unless the Shareholder ADSs have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.

If any of the ADSs offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether the Selling Shareholder will sell all or any portion of the shares offered under this prospectus.

We have agreed to pay expenses we incur incident to the registration of the ADSs being offered under this prospectus. However, the Selling Shareholder and any purchaser are responsible for paying any discounts, commissions, and similar selling expenses they might incur.

The Selling Shareholder may also sell securities in offshore transactions or in open market transactions under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus, provided that it meets the criteria and conforms to the requirements of those provisions.

Lock-up Agreement

The Selling Shareholder has agreed that they will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, or enter into any transaction or device that is designed to, or could be expected to, result in the disposition, directly or indirectly, of any Relevant Resale Shares, our ordinary shares or securities convertible into or exchangeable or exercisable for any Relevant Resale Shares, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Relevant Resale Shares, our ordinary shares or securities convertible into or exercisable or exchangeable for any Relevant Resale Shares, whether any of these transactions is to be settled by delivery of ADSs or our ordinary shares or other securities, in cash or otherwise, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Relevant Resale Shares, our ordinary shares or securities convertible into or exercisable or exchangeable for any Relevant Resale Shares, or publicly disclose the intention to do any of the foregoing, without the prior written consent of the underwriter for the offering of the Public Offering ADSs for a period of 180 days after the date of the registration statement of which this prospectus forms a part, subject to certain exceptions and applicable notice requirements.

Alt-4

LEGAL MATTERS

Hogan Lovells is representing us with respect to certain legal matters as to the United States federal and New York State law. The validity of the ordinary shares represented by the ADSs offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Resource Law LLC (in alliance with Reed Smith) will pass upon certain legal matters as to Singapore law for us. Hogan Lovells may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Resource Law LLC (in alliance with Reed Smith) with respect to matters governed by the Singapore law.

Alt-5

3,125,000 American Depositary Shares
Representing 25,000,000 Class B Ordinary Shares

Trident Digital Tech Holdings Ltd

––––––––––––––––––––––––––––––––––––––––––

PRELIMINARY PROSPECTUS

––––––––––––––––––––––––––––––––––––––––––

              , 2024

Until          , 2024 (the 25th day after the date of this prospectus), all dealers that buy, sell or trade ADSs, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to the public interest, such as providing indemnification against civil fraud or the consequences of committing a crime. The post-offering memorandum and articles of association that we expect to adopt and to become effective immediately prior to the completion of this offering provide that we shall indemnify our directors and officers (each an indemnified person) against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such indemnified person, other than by reason of such person’s own dishonesty, wilful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such indemnified person in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

Pursuant to the form of indemnification agreements filed as Exhibit 10.2 to this registration statement, we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

The form of underwriting agreement to be filed as Exhibit 1.1 to this registration statement will also provide indemnification for us and our officers and directors for certain liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration
Class A Ordinary Shares
Sertus Nominees (Cayman) Limited	June 12, 2023	1	US$ 0.00001
Trident Digital Tech Ltd	June 12, 2023	49,999,999	US$ 499.99999
Class B Ordinary Shares
Trident Group Holdings Ltd	June 12, 2023	150,000,000	US$ 1,500
Tri Wealth Ltd	June 12, 2023	125,705,000	US$ 1,257.05
Soon Tai Lee	July 4, 2023	75,000,000	US$ 3,000,000
Yat Hong Lo	July 4, 2023	25,000,000	US$ 4,000,000
Stone Wealth Compound Fund SPC	July 4, 2023	24,795,000	US$ 499,990
Alpha Plus Investment Consulting Company Pte. Ltd.	July 4, 2023	24,500,000	US$ 245
Poh Kiong Tan	July 4, 2023	10,000,000	US$ 100
Shisong Mai	July 4, 2023	10,000,000	US$ 100
Trident Verse Ltd	July 4, 2023	5,000,000	US$ 50
Choon How Liew	October 3, 2023	446,429	US$ 250,000
Vijai Dharamdas Parwani	October 3, 2023	357,143	US$ 200,000
Low Yeun Ching@Kelly Tan	October 3, 2023	267,857	US$ 150,000
Broad Fund Management Limited	October 3, 2023	892,857	US$ 500,000

Item 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)     Exhibits:

See Exhibit Index beginning on page II-5 of this registration statement.

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosure that was made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosure of material information regarding material contractual provisions is required to make the statements in this registration statement not misleading.

(b)    Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements and the related notes thereto.

Item 9. UNDERTAKINGS.

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)    To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the act if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5)    That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)     If the registrant is relying on Rule 430B:

(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)    If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)     The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Trident Digital Tech Holdings Ltd

EXHIBIT INDEX

Exhibit Number	Description of Documents
1.1	Form of Underwriting Agreement
3.1**	Memorandum and Articles of Association of the Registrant, as currently in effect
3.2**	Form of Amended and Restated Memorandum and Articles of Association of the Registrant, as effective immediately prior to the completion of this offering
4.1**	Form of Registrant’s Specimen American Depositary Receipt (included in Exhibit 4.3)
4.2**	Registrant’s Specimen Certificate for Class B ordinary shares
4.3**	Form of Deposit Agreement between the Registrant, the depositary and holders of the American Depositary Receipts
5.1**	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the Class B ordinary shares being registered
8.1**	Opinion of Maples and Calder (Hong Kong) LLP regarding certain Cayman Island tax matters (included in Exhibit 5.1)
8.2**	Opinion of Resource Law LLC (in alliance with Reed Smith) regarding certain Singapore tax matters (included in Exhibit 99.2)
10.1**	Form of Indemnification Agreement between the Registrant and its directors and executive officers
10.2**	Form of Employment Agreement, between the Registrant and its executive officers
10.3**	2023 Equity Incentive Plan
21.1**	Principal Subsidiaries of the Registrant
23.1	Consent of Marcum Asia CPAs LLP, Independent Registered Public Accounting Firm
23.2**	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
23.3**	Consent of Resource Law LLC (in alliance with Reed Smith)(included in Exhibit 99.2)
24.1**	Powers of Attorney (included on signature page)
99.1**	Code of Business Conduct and Ethics of the Registrant
99.2**	Opinion of Resource Law LLC (in alliance with Reed Smith) regarding certain Singapore law matters
99.3**	Consent of Frost & Sullivan
99.4**	Consent of Poh Kiong Tan
99.5**	Consent of How Teck Lim
99.6**	Consent of Noi Keng Koh
99.7**	Consent of Chwee Koh Chua
99.8**	Representation Under Item 8.A.4 of Form 20-F
99.9**	Share Purchase Agreement dated January 22, 2024 by and between Tri Wealth Ltd and Infinite Partner International Limited
99.10**	Executive Compensation Recovery Policy of the Registrant
107**	Filing Fee Table

____________

**      Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on August 26, 2024.

Trident Digital Tech Holdings Ltd
By:	/s/ Soon Huat Lim
Name: Soon Huat Lim
Title: Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Soon Huat Lim	Chairman and Chief Executive Officer	August 26, 2024
Name: Soon Huat Lim	(principal executive officer)
*	Chief Financial Officer	August 26, 2024
Name: Haiyan Huang	(principal financial officer and principal accounting officer)
*By:	/s/ Soon Huat Lim
Name: Soon Huat Lim
Title: Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Trident Digital Tech Holdings Ltd, has signed this registration statement or amendment thereto in New York, United States on August 26, 2024.

Authorized U.S. Representative
By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President
for and on behalf of Cogency Global Inc.